UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COGNOS INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Amount Previously Paid:

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3755 Riverside Drive, P.O. Box 9707, Station T, Ottawa, Ontario, Canada, K1G 4K9

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS & PROXY STATEMENT

The Annual and Special Meeting of Shareholders of Cognos Incorporated (“Cognos”) will be held on Thursday, June 21, 2007 at 3:45 p.m., at the Tudor Reception Hall, 3750 Bowesville Road, Ottawa, Ontario, Canada, for the following purposes:

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to receive the consolidated financial statements of Cognos in accordance with United States generally accepted accounting principles for the fiscal year ended February 28, 2007 and the reports of the Independent Registered Public Accounting Firm (“Auditors”) thereon;

2.	to elect directors for the ensuing year;

3.	to appoint Auditors for the ensuing year and to authorize the Audit Committee to fix the remuneration to be paid to the Auditors;

4.

to consider, and if deemed advisable, approve Resolution A amending the 2003-2016 Cognos Incorporated Stock Option Plan (the “2003 Option Plan”) to reserve an additional 1,000,000 common shares for awards under the 2003 Option Plan;

5.	to consider, and if deemed advisable, approve Resolution B amending the amendment provision (Section 17) of the 2003 Option Plan; and

6.	to transact such other business as may properly come before the meeting and any adjournment thereof.

Shareholders of record at the close of business on April 24, 2007 are entitled to receive notice of the meeting and to vote at the meeting and at any adjournment of the meeting.

If you received your meeting materials by mail, our Annual Report is also enclosed. It includes our financial information prepared in accordance with United States generally accepted accounting principles.

If you agreed to access these materials through the Internet, you will have received an email containing voting instructions and links to the Annual Report and Proxy Statement at www.cognos.com. If you are interested in receiving information electronically in the future, you may indicate this preference when you vote. This Proxy Statement and the accompanying proxy were first mailed to shareholders on or about May 24, 2007.

DATED at Ottawa this 4th day of May, 2007.

By Order of the Board of Directors

Ron Zambonini
Board Chair

Your vote is important. Please complete, sign, date and return your form of proxy in the envelope provided, or submit your vote and proxy by phone or over the Internet in order to ensure that your shares are represented at the meeting.

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3755 Riverside Drive, Ottawa, Ontario, Canada, K1G 4K9

PROXY STATEMENT

(First mailed to Shareholders on or about May 24, 2007)

INFORMATION ON VOTING AND PROXIES

Solicitation of Proxies

Cognos’ management is soliciting proxies from registered owners of our common shares and voting instructions from non-registered owners of our common shares. These proxies will be used at the meeting to be held on June 21, 2007, at 3:45 p.m. at the Tudor Reception Hall, 3750 Bowesville Road, Ottawa, Ontario, Canada, or at any adjournment of the meeting. The costs of this solicitation are being paid by Cognos. The solicitation of proxies will be made primarily by mail. In addition, we may request banks and brokers to solicit their customers who have shares registered in the names of a nominee. We will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some shareholders in person or by mail, email, telephone or fax following original solicitation. In addition, Cognos has retained Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee of approximately $15,000, plus reasonable out-of-pocket expenses.

The purposes of the meeting are set out in the Notice of Meeting accompanying this Proxy Statement. The information contained in this Proxy Statement is given as at May 4, 2007, unless otherwise noted. All dollar amounts are in United States dollars unless otherwise stated. Foreign currency amounts have been translated into United States dollars using the appropriate exchange rates for United States currency, as reported by the Bank of Canada.

Appointment of Proxies

The persons named in the form of proxy included with this document (the “Proxy Form”) are representatives of Cognos’ management and are either directors or officers of Cognos. You have the right to appoint another person (who need not be a shareholder) to represent you at the meeting. You may appoint another person by inserting that person’s name in the blank space provided in the Proxy Form or by completing another proper form of proxy. To be valid, the completed proxy must be delivered to: (a) Cognos’ transfer agent, Computershare Investor Services Inc., 100 University Avenue, 9th Floor, Toronto, Ontario, Canada M5J 2Y1 (“Computershare”), or (b) the Secretary of Cognos at the address appearing in the section entitled ‘Shareholder Proposals for the Corporation’s 2008 Annual Meeting’ below, in either case no later than 48 hours (excluding Saturdays, Sundays and holidays) before the meeting or any adjournment of the meeting.

Registered Shareholders

You are a registered shareholder if you have a share certificate that bears your name. If you are a registered shareholder, you can vote your shares in person at the meeting or by completing the Proxy Form. If you wish to vote in person at the meeting, do not complete or return the Proxy Form. Your vote will be taken and counted at the meeting. Please register with Computershare when you arrive at the meeting. If you do not wish to attend the meeting or do not wish to vote in person, you may cast a vote by proxy by properly completing and delivering the Proxy Form by one of three (3) ways: (i) mail; (ii) telephone; or (iii) the Internet. Instructions for using each of these methods are contained on the Form of Proxy. Your common shares will be voted, or withheld from voting, in accordance with your instructions on your Proxy Form and on any ballot that may be called at the meeting.

Non-Registered Shareholders

Only registered shareholders of common shares, or persons they appoint as their proxies, are permitted to attend and vote at the meeting. You are a non-registered shareholder if your shares are registered in the name of a depository (such as The Depository Trust Company or The Canadian Depository for Securities Limited) or an intermediary (which is usually a bank, trust company, securities dealer or broker, or a clearing agency in which an intermediary participates). As a non-registered shareholder, you are entitled to direct how your shares are to be voted or you may obtain a form of legal proxy that will entitle you to attend and vote at the meeting.

Cognos has distributed copies of the Notice of Meeting and Proxy Statement, the Proxy Form and the 2007 Annual Report to Shareholders (which includes management’s discussion and analysis) (collectively, the “Meeting Materials”) to intermediaries for distribution to non-registered shareholders. Unless you have waived your right to receive the Meeting Materials in Canada or have previously indicated your consent to receive the Meeting Materials electronically, intermediaries are required to deliver them to you as a non-registered shareholder and to seek your instructions on how to vote your shares.

Non-registered shareholders who receive Meeting Materials will typically be given the ability to provide voting instructions in one of two (2) ways:

(i)

usually you will be given a voting instruction form which must be completed and signed by you in accordance with the instruction on the form (which may permit the completion of the form by telephone or electronically), or

(ii)

occasionally you may be given a proxy that has already been signed by the intermediary. It will otherwise be uncompleted except that it is restricted to the number of shares you beneficially own. The intermediary’s form of proxy does not need to be signed by you and you may vote by completing and sending the form by mail or facsimile only, as described above.

The purpose of these procedures is to allow you to direct the voting of your shares that are not registered in your name. If you receive either a proxy or a voting instruction form, but wish to attend and vote at the meeting in person (or have another person attend and vote on your behalf), you should strike out the names of the persons on the form of proxy and insert your name (or that of another person) in the blank space provided. In the case of a voting instruction form, you should follow the directions on the form. In either case, you should carefully follow the instructions of your intermediary and register with Computershare upon arrival at the meeting. You should contact your intermediary immediately if you need assistance.

Proxies returned by intermediaries as “non-votes” because the intermediary has not received instructions from non-registered shareholders with respect to the voting of certain shares, or returned for other reasons pursuant to applicable stock exchange or other rules, will be treated as not entitled to vote on any such matter and will not be counted as having been voted in respect of any such matter. Shares represented by such “non-votes” will, however, be counted in determining whether there is a quorum.

Electronic Delivery of Meeting Materials

If you have enrolled for electronic delivery of documents, you will receive from Computershare (if you are a registered shareholder) or from an intermediary or the intermediary’s service provider (if you are a non-registered shareholder) an email notification that the Meeting Materials are available electronically on Cognos’ website. The notification contains a hyperlink to Cognos’ website where the Meeting Materials can be viewed and printed.

Revocation of Proxies

If you are a registered shareholder, you may revoke any proxy that you have provided:

(i)	by completing and signing a proxy bearing a later date and depositing it with Computershare in the manner described above;

(ii)

by providing an instrument in writing executed by you or by your attorney, authorized in writing: (a) at the registered offices of Cognos at any time up to and including the last business day preceding the day of the meeting, or any adjournment of the meeting, at which the proxy is to be used, or (b) with the chair of the meeting prior to the commencement of the meeting on the day of the meeting or any adjournment of the meeting; or

(iii)	in any other manner permitted by law.

If you are a non-registered shareholder, you may revoke your voting instruction form (or any waiver of your right to receive Meeting Materials and to vote) at any time by giving written notice to the intermediary to whom you submitted it. An intermediary, however, is not required to act on your written notice if it is not received by the intermediary at least seven (7) days prior to the meeting.

Voting of Proxies

The persons named in your Proxy Form will vote your shares covered by your proxy in accordance with your direction. If you do not provide any direction, the shares covered by your proxy will be voted as follows:

	Matter	Unless Otherwise Instructed, the Proxy will be Voted
1.	Election of Directors	FOR

2.	Appointment of Auditors	FOR

3.	Approval of Resolution A regarding amendment of the 2003 Option Plan to reserve an additional 1,000,000 shares thereunder	FOR

4.	Approval of Resolution B regarding amendments to the amendment provision of the 2003 Option Plan	FOR

A simple majority of the votes cast at the meeting (50%, plus one vote), either in person or by proxy, is required for approval of each matters 2, 3 and 4. With respect to the election of directors, the nominees receiving the most votes from those shares present or represented at the meeting will be elected. Votes withheld, broker non-votes and abstentions are counted as present or represented for purposes of determining whether a quorum exists, but are not included in the number of shares present or represented and voting on each matter.

The management of Cognos knows of no amendment to the matters referred to in the Notice of Meeting or of any other business that will be presented to the meeting. If any amendment or other business is properly brought before the meeting, the persons named in your Proxy Form are entitled to vote on any amendment or business in accordance with their judgment.

Voting Shares

The authorized capital of Cognos consists of an unlimited number of common shares (the “shares”) of which 89,899,984 shares were issued and outstanding as of the close of business on April 24, 2007 (the “Record Date”). This is the record date established for notice of the meeting and for voting in respect of the meeting.

Only shareholders of record at the close of business on the Record Date are entitled to receive notice of, attend and vote at the meeting. If you are a shareholder of record on the Record Date, you are entitled to one vote for each share registered in your name.

ELECTRONIC ACCESS TO PROXY STATEMENT AND ANNUAL REPORT

Shareholders may choose to access future proxy statements, annual reports and quarterly reports through the Internet instead of receiving paper copies in the mail. If you are a registered shareholder, you can choose this option by following the instructions set out in the Proxy Form. If you are a non-registered shareholder, please refer to the information provided by your intermediary. Choosing to receive these Meeting Materials via the Internet can reduce the costs of printing, shipping and mailing them to you.

ADDITIONAL INFORMATION AND AVAILABILITY OF DOCUMENTS

Financial information concerning Cognos is provided in Cognos’ audited comparative and consolidated financial statements for the year ended February 28, 2007 and the related management discussion and analysis. Cognos files an Annual Report on Form 10-K (the “Form 10-K”) with the United States Securities and Exchange Commission (the “SEC”). A copy of the Form 10-K, including the audited comparative consolidated financial statements of Cognos for the year ended February 28, 2007 and the related management’s discussion and analysis, is included in the 2007 Annual Report which accompanies this Proxy Statement. A copy of the Form 10-K can also be retrieved electronically from the EDGAR system by accessing Cognos’ public filings at www.sec.gov.

Cognos also files the Form 10-K as an Annual Information Form (the “AIF”) with Canadian securities administrators. A copy of the most recent AIF, together with one (1) copy of any document, or pertinent pages of any document, incorporated by reference in the AIF; the audited comparative consolidated financial statements for the year ended February 28, 2007, together with the accompanying report of the Auditors, and any subsequent unaudited interim financial information of Cognos; and a copy of the Proxy Statement are available to anyone, upon request, from Cognos’ Secretary. These documents or pertinent pages are available without charge to shareholders of Cognos. This information, and other information relating to Cognos, can also be retrieved electronically from the SEDAR system by accessing Cognos’ public filings at www.sedar.com.

All documents required to be filed in Canada or the United States may also be accessed via the Cognos website at www.cognos.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets out information known to Cognos as of the Record Date as to ownership of shares of Cognos, by: (i) each of the directors and nominees for director; (ii) Mr. Ashe, the Chief Executive Officer, Mr. Manley, the Chief Financial Officer, Messrs. Griffiths, Rechan, and Laverty who were, at February 28, 2007, the three (3) other most highly compensated executive officers of Cognos and Mr. Sirianni who was an executive officer for part of fiscal year 2007 and would have been one of the three (3) highest paid executive officers had he remained one at February 28, 2007 (“Named Executive Officers”); (iii) all executive officers and directors as a group; and (iv) persons known by Cognos to be the beneficial owner of more than 5% of its outstanding shares. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the number of shares appearing opposite the shareholder’s name.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)
McLean Budden Ltd. 145 King Street West Toronto, Ontario, Canada M5H 1J8	5,172,775	5.8%
Barclay’s Global Investors NA 5 Fremont Street San Francisco, CA 94105	4,549,323	5.1%
FMR Corp. 82 Devonshire Street, Boston, MA, U.S.A. 02109	4,532,900	5.0%
Robert G. Ashe (4)	691,417	*
Renato Zambonini (5)	403,597	*
Tom Manley (6)	322,600	*
Peter Griffiths (7)	247,936	*
Anthony Sirianni (8)	161,869	*
David Laverty (9)	82,313	*
James M. Tory (10)	46,000	*
Robert W. Korthals (11)	37,000	*
John E. Caldwell (12)	25,800	*
Pierre Y. Ducros (13)	20,000	*
William V. Russell (14)	10,000	*
John J. Rando (15)	5,000	*
Paul D. Damp (15)	3,000	*
Janet R. Perna	0	*
Leslie Rechan	0	*
Directors and Executive Officers as a group (17 persons) (2) (16)	2,104,120	2.3%

*	Indicates less than 1%

(1)	Unless otherwise indicated, the address for each beneficial owner is in care of Cognos Incorporated, 3755 Riverside Drive, Ottawa, Ontario, Canada, K1G 4K9.

(2)

The beneficial shareholdings of McLean Budden Ltd., Barclay’s Global Investors NA and FMR Corp are derived from their most recent Form 13G or 13D filings with the SEC which in each case were filed prior to Record Date. For directors and Named Executive Officers, beneficial shareholdings include shares that they have the right to acquire through options currently exercisable or exercisable on or before June 23, 2007 (“Current Option Rights”). Those shares are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

(3)

Percentage ownership is calculated using as the denominator the total shares outstanding as of the Record Date plus the number of shares which the person, entity, or group indicated has a right to purchase pursuant to options currently exercisable or exercisable on or before June 23, 2007.

(4)	Comprised of 102,667 owned shares and 588,750 shares under Current Option Rights.

(5)	Comprised of 183,597 owned shares and 220,000 shares under Current Option Rights.

(6)	Comprised of 26,400 owned shares and 296,200 shares under Current Option Rights.

(7)	Comprised of 29,936 owned shares and 218,000 shares under Current Option Rights.

(8)	Comprised of 26,869 owned shares and 135,000 shares under Current Option Rights.

(9)	Comprised of 6,091 owned shares and 76,222 shares under Current Option Rights.

(10)	Comprised of 41,000 owned shares and 5,000 shares under Current Option Rights.

(11)	Comprised of 32,000 owned shares and 5,000 shares under Current Option Rights.

(12)	Comprised of 800 owned shares and 25,000 shares under Current Option Rights.

(13)	Comprised of 15,000 owned shares and 5,000 shares under Current Option Rights.

(14)	Comprised of 10,000 shares under Current Option Rights.

(15)	Comprised only of shares owned.

(16)

The group is comprised of the individuals named in the Summary Compensation Table, the remaining executive officers of Cognos, and those persons who were directors of Cognos on the Record Date. The amount shown includes 2,104,120 shares which the directors and executive officers as a group have under Current Option Rights.

Statements contained in the table regarding securities beneficially owned or controlled by directors and officers are based on information obtained from those directors and officers. Cognos does not have a significant shareholder. A ‘significant shareholder’ is a shareholder with the ability to exercise a majority of the votes for the election of the Board of Directors.

FINANCIAL STATEMENTS

The audited consolidated financial statements of Cognos for the year ended February 28, 2007 and the Auditors’ report will be presented to the meeting. Each is included in the 2007 Annual Report that accompanies this Proxy Statement. The financial statements are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). In accordance with the provisions of the Canada Business Corporations Act, the financial statements will not be the subject of any vote at the meeting.

ITEM 1 - ELECTION OF DIRECTORS & DIRECTOR INFORMATION (INDEPENDENCE, BOARD COMMITTEES & ATTENDANCE)

Cognos’ Articles of Incorporation require that the Board of Directors (“Board”) be comprised of not less than three (3) and not more than twelve (12) directors, each of whom is to be elected on an annual basis. Currently, the Board size has been established at ten (10). There are no vacancies. All ten (10) current directors are nominated for re-election at the meeting. Eight (8) of the director nominees are independent directors, within the meaning of the independence standards of the Nasdaq Stock Market (“Nasdaq”), the SEC and the Canadian securities regulators. The remaining two (2) director nominees, Mr. Zambonini and Mr. Ashe, were not independent directors as Mr. Ashe is currently Cognos’ Chief Executive Officer and Mr. Zambonini was Cognos’ Chief Executive Officer until June 23, 2004. All of Cognos’ current directors were elected at the last annual meeting of shareholders. Each director elected will hold office until the next annual meeting of shareholders or until a successor is duly elected or appointed.

The persons named in your Proxy Form will (unless authority to vote is withheld) vote in favor of the election of the ten (10) nominees listed below. If one or more of the nominees is unable or unwilling to serve (an event that management has no reason to believe will occur), the persons named in your Proxy Form have the right to reduce the number of directors to be elected to less than ten (10) or to vote for a substitute director(s).

The following table sets out, as of the Record Date (unless otherwise indicated), the name and age of each person nominated for election as a director; the nominee’s city, province or state and country of residence; the nominee’s period of service as a director; the principal occupation, business or employment of the nominee during at least the last five (5) years; all other offices with Cognos (or its significant subsidiaries) now held by the nominee, if any; the name of any other publicly-traded corporations of which the nominee is a director; post-secondary education, if any; current membership on the Audit Committee, Corporate Governance and Nominating Committee (“CGC”) or Human Resources and Compensation Committee (“HRC”); the nominee’s independence status and, if applicable, the nominee’s Audit Committee financial expert status; the nominee’s attendance record for meetings of the board of directors and standing committees on which they served during fiscal year 2007; and the number of shares beneficially owned or over which control or direction is exercised and the number of deferred share units (“DSUs”) held by each of the nominees as of February 28, 2007. The number of “Current Shares Beneficially Owned or Controlled” in the table below does not include any shares subject to options that are or may become exercisable within sixty (60) days of the Record Date, unlike the treatment of those shares in the table included in the Section entitled “Security Ownership of Certain Beneficial Owners and Management”. Instead, shares that may be acquired pursuant to issued and outstanding options are separately disclosed opposite the heading “Options”. In March 2007, the Board assessed and determined the independence status of each Board member, as noted in the table below, with reference to SEC rules, the marketplace rules of Nasdaq and, in Canada, National Instrument 58-101 (Disclosure of Corporate Governance Practices). Eight (8) of the ten (10) members were determined by the Board to be independent. The Board also assessed and determined, as noted in the table below, which members of the Audit Committee are “audit committee financial experts” in accordance with Regulation S-K of the U.S. Securities Exchange Act.

Name (Age) (City, Province/State and Country of Residence) Principal Occupation /Business/Employment & Other Public Company Boards Education Board Tenure	Board and Committee Information	Current Shares Beneficially Owned or Controlled, Options & DSUs

Robert G. Ashe (48) (5)

(Ottawa, Ontario, Canada)

President and Chief Executive Officer of Cognos since June 23, 2004. President and Chief Operating Officer of Cognos from April 2002 to June 2004, Chief Corporate Officer of Cognos from May 2001 to April 2002 and Senior Vice President, Worldwide Customer Services of Cognos from July 1999 to May 2001. An employee of Cognos since 1984. Currently not a Director of any other company.

Education: Bachelor of Commerce, Accounting, University of Ottawa and Chartered Accountant

Board Member Since: 2004

	Committees: None Status: Not Independent because of CEO position FY07 Attendance: Board – 17 of 19 (89%)	Shares: 102,667 Options: 588,750 DSUs: Nil Share Ownership Guidelines: Meets Executive Guidelines of 3 times salary & target bonus and director guidelines of 5,000 shares or DSUs.

John E. Caldwell (57) (1) (5)

(Toronto, Ontario, Canada)

From October 2003, President and Chief Executive Officer of SMTC Corporation, an electronics manufacturing services provider. Independent Consultant, from November 2002 to September 2003. Consultant to GEAC Computer Corporation Limited, from December 2001 to October 2002. President and Chief Executive Officer of GEAC, from October 2000 to December 2001. President and Chief Executive Officer of CAE Inc., from June 1993 to October 1999. Currently a Director of Advanced Micro Devices, Inc., Faro Technologies Inc., Parmalat Canada Limited, Rothmans Inc., IAMGOLD Corporation and SMTC Corporation.

Education: Bachelor of Commerce, Carleton University, and Chartered Accountant

Board Member Since: 2000

	Committees: Chair of Audit Committee Status: Independent Audit Committee Financial Expert FY07 Attendance: Board – 19 of 19 (100%) Audit – 12 of 12 (100%)	Shares: 800 Options: 25,000 DSUs: 17,948 Share Ownership Guidelines: Meets Guidelines of 5,000 shares or DSUs

Name (Age) (City, Province/State and Country of Residence) Principal Occupation /Business/Employment & Other Public Company Boards Education Board Tenure	Board and Committee Information	Current Shares Beneficially Owned or Controlled, Options & DSUs

Paul D. Damp (51) (5)

(Toronto, Ontario, Canada)

Managing Partner, Kestrel Capital Partners, an investment firm, since January 1995. Non-executive Vice-Chairman of AIT Advanced Information Technologies Corporation from September 1999 to July 2002. Non-executive Chairman, Architel Systems Corporation, a telecommunications software provider, from June 1998 to June 2000. Currently a Director and non-executive Chairman of Davis and Henderson Income Fund and Director of Home Equity Income Trust.

Education: Bachelor of Commerce, University of Toronto and Chartered Accountant

Board Member Since: 2003

	Committees: Audit Committee Status: Independent Audit Committee Financial Expert FY07 Attendance: Board – 16 of 19 (84%) Audit – 12 of 12 (100%)	Shares: 3,000 Options: Nil DSUs: 18,315 Share Ownership Guidelines: Meets Guidelines of 5,000 shares or DSUs

Pierre Y. Ducros (68) (2)(5)

(Outremont, Quebec, Canada)

President, P. Ducros & Associates Inc., a private investment firm, since December 1982. Currently a Director of Emergis Inc., Manulife Financial Corporation, Telus Corporation, and Rona Inc.

Education: Bachelor of Arts, Sorbonne, and Bachelor of Engineering, McGill

Board Member Since: 1986

	Committees: Audit Committee CGC Status: Independent FY07 Attendance: Board – 16 of 19 (84%) Audit – 10 of 12 (83%). CGC – 5 of 5 (100%)	Shares: 15,000 Options: 5,000 DSUs: 15,449 Share Ownership Guidelines: Meets Guidelines of 5,000 shares or DSUs

Name (Age) (City, Province/State and Country of Residence) Principal Occupation /Business/Employment & Other Public Company Boards Education Board Tenure	Board and Committee Information	Current Shares Beneficially Owned or Controlled, Options & DSUs

Robert W. Korthals (73) (3) (5)

(Toronto, Ontario, Canada)

Chairman, Ontario Teachers Pension Plan Board from January 2000 to December 2006. Currently a Director of Bucyrus International, Inc., Easyhome Ltd., Jannock Properties Limited, Great Lakes Carbon Income Fund and several Mulvihill mutual funds.

Education: Bachelor of Science, University of Toronto, and Master of Business Administration, Harvard

Board Member Since: 1997

	Committees: HRC Chair of CGC Status: Independent FY07 Attendance: Board – 17 of 19 (89%) HRC – 10 of 10 (100%) CGC – 5 of 5 (100%)	Shares: 32,000 Options: 5,000 DSUs: 15,989 Share Ownership Guidelines: Meets Guidelines of 5,000 shares or DSUs

Janet R. Perna (58) (5)

(Stamford, Connecticut, U.S.A)

General Manager, Information Management Solutions, IBM Software Group of International Business Machines from 1996 until January 2006. Currently not a Director of any public company other than Cognos.

Education: Bachelor of Science, State University of New York

Board Member Since: March 30, 2006

Committees:

Audit Committee

Status:

Independent

FY07 Attendance:

Board – 17 of 18 (94%) (Ms. Perna was appointed to the Board on March 30, 2006)

Audit – 10 of 11 (91%) (Ms. Perna was appointed to the Committee on March 30, 2006)

Shares: Nil Options: Nil DSUs: 4,369 Share Ownership Guidelines: Has 2 more years to meet Guidelines of 5,000 shares or DSUs

Name (Age) (City, Province/State and Country of Residence) Principal Occupation /Business/Employment & Other Public Company Boards Education Board Tenure	Board and Committee Information	Current Shares Beneficially Owned or Controlled, Options & DSUs

John J. Rando (55) (5)

(New Castle, New Hampshire, U.S.A)

Director, Ecora Software Corporation since March 2000 and Director of The Capital Markets Company, N.V. from November 2004 to September 2006. Independent Consultant since November 2004. Chairman and employee, Storability Software Inc. from January 2002 to October 2004, and Chairman, @Stake, Inc. from November 1999 to October 2004. Director of ePresence Inc. from October 1999 to June 2004. Partner, Flagship Venture Partners, NewcoGen Group, from November 1999 to November 2002. Director Yankee Energy Systems, Inc. June 1997 to December 2002. Currently not a Director of any public company other than Cognos.

Education: Master of Management, Northwestern University

Board Member Since: 2002

	Committees: Chair of HRC Status: Independent FY07 Attendance: Board – 19 of 19 (100%) HRC – 10 of 10 (100%)	Shares: 5,000 Options: Nil DSUs: 20,005 Share Ownership Guidelines: Meets Guidelines of 5,000 shares or DSUs

William V. Russell (55) (5)

(Saratoga, California, U.S.A.)

Non-executive Chairman of both Network Physics Inc. and webMethods Inc. since 2003. Vice President, Global Alliances, Hewlett-Packard Company, from May 2002 to May 2003. General Manager, Software Solutions Organization, Hewlett Packard, from September 1999 to May 2002. Currently a Director of webMethods Inc.

Education: Bachelor of Science (Hons), Computer Science, Edinburgh University

Board Member Since: 2001

	Committees: Audit Committee HRC Status: Independent FY07 Attendance: Board – 19 of 19 (100%) Audit – 12 of 12 (100%) HRC – 10 of 10 (100%)	Shares: Nil Options: 10,000 DSUs: 17,628 Share Ownership Guidelines: Meets Guidelines of 5,000 shares or DSUs

Name (Age) (City, Province/State and Country of Residence) Principal Occupation /Business/Employment & Other Public Company Boards Education Board Tenure	Board and Committee Information	Current Shares Beneficially Owned or Controlled, Options & DSUs

James M. Tory, Q.C. (77) (4) (5)

(Toronto, Ontario, Canada)

Lead Director of Cognos since June 2004. Board Chair of Cognos from September 1995 to June 2004. Chair Emeritus and Counsel, Torys LLP, lawyers, New York and Toronto, since March 1995 and previously a partner in that firm. Currently a Director of Inmet Mining Corporation and Canadian Real Estate Investment Trust.

Education: Bachelor of Laws, University of Toronto Law School (Gold Medal)

Board Member Since: 1982

	Committees: CGC Status: Lead Director Independent FY07 Attendance: Board – 18 of 19 (95%) CGC – 5 of 5 (100%)	Shares: 41,000 Options: 5,000 DSUs: 30,082 Share Ownership Guidelines: Meets Guidelines of 5,000 shares or DSUs

Renato (Ron) Zambonini (60) (2) (5)

(Ottawa, Ontario, Canada)

Board Chair of Cognos since June 2004. Chief Executive Officer of Cognos from September 1995 to June 2004 and President from January 1993 to April 2002. Currently a Director of Emergis Inc. and Computer Associates International, Inc.

Board Member Since: 1994

	Committees: None Status: Not Independent. CEO until June 2004. FY07 Attendance: Board – 18 of 19 (95%)	Shares: 183,597 Options: 220,000 DSUs: 6,667 Share Ownership Guidelines: Meets Guidelines of 5,000 shares or DSUs

(1)

Mr. Caldwell was a director of Stelco Inc. which sought protection under the Companies’ Creditors Arrangement Act (Canada) (“CCAA”) in 2004 and was a director of Mosaic Group Inc. which filed for court protection, on December 17, 2002, under the CCAA and under Chapter 11 of the U.S. Bankruptcy Code. Stelco Inc. emerged from CCAA protection on March 31, 2006.

(2)	Messrs. Ducros and Zambonini are both members of the Emergis Inc. board of directors. They are the only members of the Board who serve together on the board of another public company.

(3)	Mr. Korthals was a director of Anvil Range Mining which sought protection under the CCAA in 1998. Creditors were paid in full.

(4)

Mr. Tory is Cognos’ Lead Director and has been determined by the Board to be independent. In March 1995, Mr. Tory retired as a partner of Torys LLP, a legal firm located primarily in Toronto, Ontario, Canada and was named Chair Emeritus and Counsel. Torys LLP provides legal advice to Cognos in a number of areas as one of its principal Canadian legal advisors. In fiscal year 2007, Torys LLP received fees in the approximate amount of US$874,000, representing less than 5% of Torys LLP’s revenues. As Chair Emeritus, Mr. Tory does not take any direct part in the management of Torys LLP’s affairs and he does not participate in, and is not compensated for or in respect of, any services provided to Cognos. His remaining connection to the firm is his title of Chair Emeritus, his retirement income from the firm and his use of an office. Accordingly, he has been unanimously determined by the Board to be independent.

(5)

Cognos delayed filing its Annual Report on Form 10-K in the United States which was due on May 15, 2006 and the AIF in Canada which was due on May 29, 2006, in each case for its fiscal year ended February 28, 2006 (collectively, “Annual Report”) because of an on-going review by the Staff of the Division of Corporate Finance of the SEC (“Staff”) that could have had an impact on the manner in which Cognos allocated revenue for that fiscal period under SOP 97-2 “Software Revenue Recognition” (“SOP 97-2”). Cognos filed its Annual Report on August 1, 2006 after it was informed that the Staff did not object to Cognos’ revenue recognition policy under SOP 97-2. During that filing delay, all of the directors and executives officers of Cognos, along with certain other employees of Cognos, were prohibited from trading in securities of Cognos pursuant to management cease trade orders issued on June 1, 2006 by both the Ontario Securities Commission and the Quebec Securities Commission. These orders were lifted on or about August 2, 2006 following the filing of the Annual Report by Cognos on August 1, 2006.

THE BOARD, BOARD MEETINGS & BOARD COMMITTEES

Pursuant to its written mandate, the Board’s role is to supervise Cognos’ management by establishing policies and procedures directed at promoting and monitoring good corporate governance and effective corporate management. The Board typically schedules five (5) meetings each year – one (1) following the end of each fiscal quarter and a strategic planning session. The Audit and HRC Committees typically meet prior to each of the four (4) quarterly meetings while the Corporate Governance & Nominating Committee meets twice yearly usually in February and November. Both the Board and its standing committees may convene additional meetings and may act by written consent from time to time as appropriate. During fiscal year 2007, the Board met nineteen (19) times. This included the four (4) regular quarterly meetings and a number of additional strategic planning meetings during the fiscal year. Board meetings include scheduled opportunities for the Board to meet with the Chief Executive Officer as well as for the directors to meet without management and non-independent directors present. The Board has established a Standing Agenda in order to regularly address and discuss matters within its purview. During fiscal year 2007, each Member of the Board attended at least seventy-five percent (75%) of the meetings of the Board and their respective committees. Each director attended one hundred percent (100%) of the regularly scheduled quarterly meetings of the Board. Two (2) directors missed three (3) of the other Board meetings, two (2) directors missed two (2) of the other Board meetings and three (3) directors missed one (1) of the other Board meetings. Each member of the Board is encouraged to attend Cognos’ annual meeting of shareholders. Since the 2006 Annual and Special Meeting of Shareholders was held in October 2006 (as a result of the delay explained in footnote 5 above) and was not held in conjunction with a Board meeting, directors were not required to attend the meeting in person. Three (3) directors did attend the meeting in person and all other directors were able to listen to the meeting webcast.

The Board has delegated various responsibilities and authority, as detailed below, to the following standing committees: Audit Committee, the Human Resources and Compensation Committee and the Corporate Governance and Nominating Committee. Greater detail regarding the role and responsibilities of the Board and each of the committees is set out in written mandates that may be accessed at Cognos’ website at http://www.cognos.com/company/governance/mandates.html.

Audit Committee

The Audit Committee is directly responsible for Cognos’ relationship with the external Auditor, including recommending the appointment of the Auditors, determining the compensation and conducting oversight of the external Auditors’ work, as well as establishing policies and procedures relating to the provision of audit and non-audit services by the external Auditors or any other entity. The Committee, provides oversight for the adequacy and effectiveness of Cognos’ policies and procedures concerning financial reporting, internal accounting, financial controls, management information, and risk management. The Committee meets with the independent Auditors on a regular basis without members of management present and has the authority to retain or appoint experts and advisors at Cognos’ expense. The Committee has adopted a Pre-Approval Policy for Audit and Non-Audit Services pursuant to which all Audit Services and permissible Non-Audit services to be carried out by the Auditors must be approved by the Committee in advance. The Committee is also responsible for the administration of the Related Party Transactions Policy adopted by the Committee in April 2007 (See “CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS”).

The SEC requires at least one (1) member of the Committee to be an “audit committee financial expert” and Nasdaq requires each member of the Committee to be independent. The Board has determined that the current membership of the Committee complies with both of these requirements. It determined that each of Messrs. Caldwell and Damp is an “audit committee financial expert” in accordance with SEC rules. The remaining members of the Committee, Mr. Russell, Mr. Ducros and Ms. Perna each have experience in understanding accounting principles and financial statements as a result of each having senior executive business experience of at least twenty (20) years. The Board has also determined that all Committee members are ‘independent directors’ as defined by the SEC, Nasdaq and National Instruments 58-101 & 52-110.

The Committee reviews and approves the quarterly financial statements and related disclosures. It also recommends the annual financial statements and related disclosures to the Board prior to their approval by the Board. It meets at least once each fiscal quarter in conjunction with the quarterly Board meeting. At each of these meetings, the Committee also meets with the Auditors without management present. In addition, the Committee meets once quarterly to review Cognos’ Quarterly Report on Form 10-Q and for the fourth quarter, its report on Form 10-K, including the management’s discussion and analysis. The Committee met twelve (12) times during fiscal year 2007 with one member missing one (1) meeting and another member missing two (2) meetings. The Committee has established a Standing Agenda in order to regularly address and discuss matters within the Committee’s purview.

Corporate Governance & Nominating Committee

The three (3) members of the Corporate Governance & Nominating Committee, one of whom is the Lead Director, are all independent directors as defined by the SEC, Nasdaq and National Instrument 58-101. The Committee is responsible for making recommendations to the Board with respect to: (a) all matters relating to the stewardship role of the Board in respect of the management of Cognos, and (b) procedures necessary to allow the Board to function independently of management. The scope of the Committee’s duties include such matters as establishing the roles and responsibilities of directors, reviewing and recommending the terms and conditions of Cognos directors and officers insurance, establishing Board Committees and reviewing their mandates, recruiting Board nominees, and assessing the effectiveness of the Board and its Committees. As well, the Committee is responsible for establishing procedures for effective Board meetings and ensuring that Board processes are in place for oversight of strategic direction. The Committee meets at least twice during each fiscal year between regularly scheduled Board meetings. In fiscal year 2007, the Committee met five (5) times with all Committee members present at each meeting. The Committee has established a Standing Agenda in order to regularly address and discuss matters within the Committee’s purview.

Human Resources & Compensation Committee

The Human Resources & Compensation Committee, which is comprised entirely of independent directors, assists the Board in setting annual objectives for the Chief Executive Officer (“CEO”) and, assessing his performance against those objectives. It also actively participates with management (and the Committee’s independent compensation consultants) in the annual process of establishing the compensation of all members of senior management including the CEO. The CEO’s compensation is recommended by the Committee for approval by the Board. The CEO, with input from Cognos’ compensation staff and external compensation consultants, makes recommendations to the Committee regarding the amount and form of compensation for other senior executives based upon their overall performance, competitive data in proxy statements or surveys and other factors such as the need to promote retention. Compensation for all other senior executives who directly report to the CEO is established by the Committee itself based, in part, on the recommendations of the CEO. The Committee is also responsible for succession planning for senior management, including the CEO. In addition, the Committee reviews and approves significant human resources policies of Cognos, including long-term incentive programs (including stock option and restricted share unit plans), compensation, benefits, and overall compensation policies. The Committee also acts as the administering committee for Cognos’ equity plans and is responsible for reviewing and approving equity grants proposed by management. The Committee is responsible for administering the Code of Business Conduct and Ethics (See “CORPORATE GOVERNANCE - Ethical Business Conduct”).

During the 2007 fiscal year, the Committee retained an independent consultant, Towers Perrin, to provide advice regarding matters primarily relating to senior management compensation. Fees paid to Towers Perrin in this regard during fiscal year 2007 were approximately $76,000. In addition, Cognos’ management engaged Watson Wyatt Worldwide to assist it in understanding and evaluating Cognos’ and Cognos’ competitors’ executive compensation programs. In particular, Watson Wyatt provided management with competitive proxy statement and survey data relating to the executive compensation practices of Cognos’ competitors. It also advised management on management’s compensation recommendations to the Committee and provided actuarial services relating to compensation arrangements such as the Retirement Compensation Arrangement.

The Committee typically meets prior to each quarterly meeting of the Board and at such other times as may be necessary. The Committee met ten (10) times during fiscal year 2007 with all Committee members present at each meeting. It has established a Standing Agenda to enable it to regularly address and discuss all matters within its purview.

VOTING

The Board recommends a vote FOR each of the nominees for director of Cognos.

CORPORATE GOVERNANCE

Overview

In June 2005, the Canadian Securities Administrators’ National Instrument 58-101 (Disclosure of Corporate Government Practices) and National Instrument 58-201 (Corporate Governance Guidelines) effectively replaced the corporate governance guidelines previously established by the TSX. The Board continues to monitor its governance practices on a regular basis through its Corporate Governance and Nominating Committee in light of these National Instruments, current best practices and other applicable requirements, including those of the SEC and Nasdaq. Cognos is satisfied that its governance practices are consistent with the new National Instruments and that they comply with other applicable requirements. A comparison of Cognos’ governance practices against those of its peers can also be found by reference to its ratings performed by Institutional Shareholder Services (Corporate Governance Quotient) and the Government Metrics International (Accountability Rating).

National Instrument 58-101 Disclosure

The corporate governance disclosures required by National Instrument 58-101 are set out in Annex 2 of this Proxy Statement.

Election of Directors – Majority Vote Policy

In April 2006, the Board approved a policy that requires a director to offer to resign if that director receives more “Withhold” votes cast than “For” votes cast during an uncontested election of directors. Pursuant to the policy, the director must offer the resignation promptly and in any event on or before ninety (90) days following the final certification of the shareholders report being received by Cognos. As soon as reasonably possible after receipt of the resignation, the independent directors of the Board, excluding the resigning director(s), will consider and decide whether to accept or reject the resignation. If there are fewer than three (3) independent directors who have received more “For” votes cast than “Withheld” votes cast, then all directors may participate in the decision whether to accept or reject the resignation(s). The decision regarding the acceptance or rejection of the resignation, including the underlying reasons for the decision, will be publicly disclosed.

Decisions Requiring Board Approval

In addition to those matters which must by law be approved by the Board, management is also required to seek Board or Committee approval for any specified significant expenditures or commitments in accordance with a written Chart of Disbursement Approval Authorities reviewed regularly by the Audit Committee.

Ethical Business Conduct

Cognos has adopted a written Code of Business Conduct and Ethics (the “Code”) which governs the behavior of directors, officers, and employees of Cognos. The Code includes provisions required by the rules promulgated under the Sarbanes-Oxley Act of 2002 and Nasdaq to be included in a Code of Ethics applicable to Cognos’ directors, CEO and senior financial officers.

The Board, through its Human Resources and Compensation Committee, monitors compliance with the Code and reviews the Code annually. The following measures have been implemented in an effort to monitor compliance: (i) approximately 800 employees of Cognos are required to certify their compliance with the Code on an annual basis; (ii) all employees are reminded by management, on a quarterly basis, of their obligation to comply with the Code; and (iii) a confidential, anonymous, web-based reporting system is available to all employees (See “Whistleblower Policy Initiative”).

Any amendments or waivers to the Code granted to our principal executive officer, principal financial officer, principal accounting officer, controller or person serving similar functions must be reviewed and approved by the Board, and to the extent required under applicable laws or regulations, any deviations from or amendments to the Code will be publicly disclosed. No such waivers have been made to date. The Code may be accessed electronically at www.cognos.com.

Whistleblower Policy Initiative

Among the principles set out in the Code is Cognos’ commitment to conducting its business in accordance with the highest ethical and professional standards. This includes financial reporting that is full, fair, and accurate and which adheres to the words and intent of GAAP in the United States. Cognos encourages all employees to raise any questions or concerns that they may have regarding accounting, internal accounting controls, or auditing, as well as any other known or suspected violation of the Code. Concerns may be raised by submission of a report on the confidential anonymous website described above, orally or in writing, and may be directed to an employee’s supervisor, appropriate management representative, the CFO, Senior Vice President, Human Resources or the Chief Legal Officer. Reports relating to serious accounting, internal accounting controls reporting and auditing matters are directed to the Chair of the Audit Committee. All reports are treated confidentially. Cognos also has a confidential, anonymous reporting system which is web-based and available to all employees.

Business Practices Certifications

On a quarterly and annual basis, Cognos requires certain employees, including senior sales executives, legal counsel, senior finance personnel and personnel involved in preparing and reviewing its financial statements and regulatory filings with securities regulators, to execute certifications in support of the certification obligations of the CEO and Chief Financial Officer pursuant to the Sarbanes-Oxley Act of 2002. This certification process is part of an extensive due diligence process conducted by Cognos in support of its reporting obligations under that legislation. Also, on an annual basis, and as part of the Business Practices Certification required by the Code, Cognos requires approximately 500 employees, including senior management and personnel involved in customer-facing activities to certify their compliance with the Foreign Corrupt Practices Act in the U.S. and the Corruption of Foreign Public Officials Act in Canada.

Insider Trading Policy

Cognos has adopted a written Insider Trading Policy which governs the conduct of directors, officers and employees of Cognos with respect to the possession and use of material information about Cognos or another organization that has not been disclosed or released to the general public. The policy sets out specific prohibitions relating to activities and practices involving material information and sets out procedures for insiders to: (a) be identified, (b) acknowledge their obligations under the policy, (c) advise the Chief Legal Officer of their intentions to trade in Cognos’ stock and (d) comply with ‘trading windows’ and ‘quiet periods’. Cognos’ Chief Legal Officer administers the policy. Cognos has adopted what it believes to be a conservative trading window for insiders – closing on the second to last day of the second month of any quarter (prior to any internal release of information relating to that month) and opening at the start of the third trading day following the public release of its financial results for that quarter. From time to time, Cognos also imposes special trading blackouts on personnel with knowledge of material non-public information.

Communications Policy

In response to Regulation FD promulgated by the SEC, as well as other related regulatory initiatives in the U.S. and Canada, Cognos has adopted a Disclosure Policy which reflects its commitment to provide timely and accurate corporate information to investors, including shareholders, and to the general public in accordance with applicable law. The policy sets out the procedures to be followed in communicating with investors, analysts and the media, including analyst conferences via webcast over the Internet.

Disclosure Committee

Cognos’ Disclosure Committee, consisting of representatives from the Legal, Finance and Corporate Relations functions, meets at least quarterly to review Cognos’ disclosure practices and to monitor and discuss events within Cognos which may be the subject of a disclosure obligation. In fiscal year 2007, Cognos changed the composition of its Disclosure Committee by adding more senior executive representation to the committee, including the Chief Financial and Chief Legal Officers. Commencing in fiscal year 2008, the minutes of this Committee will be made available to the Board in order to provide it with greater insight into the activities of the Committee.

Shareholder Feedback

Inquiries from shareholders are responded to by the Vice President, Corporate Relations, the Secretary, or another appropriate officer of Cognos. Cognos’ Chief Executive Officer and Chief Financial Officer conduct quarterly earnings conference calls with industry analysts that are webcast over the Internet and are accessible to all investors for a period of time from Cognos’ investor relations web page at www.cognos.com. Any shareholder can communicate with the Board by either (a) mail or delivery marked to the attention of the ‘Office of the Corporate Secretary – Board of Directors’ Communication’ at the address set out on the first page of this Proxy Statement or (b) e-mail addressed to BoardofDirectors@cognos.com. These communications are reviewed by the Secretary of Cognos and directed to the appropriate committee or member of the Board.

Director Nomination Transparency

The Corporate Governance & Nominating Committee (“CGC”) of the Board assesses the need for additional directors on a regular basis and retains advisors to assist it in that regard. The CGC’s objective is to have a Board of the highest caliber with diverse backgrounds, experience, strengths and competencies. In evaluating the suitability of new nominees (“Nominees”), the CGC takes into account many factors, including: understanding of Cognos’ business, technology and marketplace; general understanding of marketing, finance, law and other disciplines relevant to a large publicly traded company’s success; educational and professional background; personal accomplishment and attributes; and cultural and gender diversity. The CGC evaluates each individual Nominee in the context of the overall Board and its current competencies, with the objective of maintaining or augmenting its competencies and overall strengths. The CGC has identified the following criteria to guide the CGC in selecting Nominees:

•	Nominees should have high ethical character, and personal and professional reputations that complement and enhance the image and standing of Cognos;

•	Each Nominee should have the ability to exercise sound, independent business judgment;

•

The CGC should generally seek Nominees that include current or former executive officers or directors of companies and leaders of major organizations, demonstrating a public image and adherence to principles consistent with those of Cognos;

•

The CGC should seek Nominees who are recognized for their professional excellence or as leaders in their respective fields, particularly in areas relevant to Cognos such as software, research and development, sales, marketing, finance, human resources, governance and law;

•	Nominees should, in the aggregate, have varied educational and professional backgrounds to provide meaningful counsel to management;

•	Nominees should have a commitment to (a) prepare for, regularly attend and actively participate in, meetings of the Board and (b) understand Cognos, its business and its industry;

•

Nominees should understand and be committed to the Board and Committee Mandates of Cognos including the requirements of the Board Mandate that directors should (a) generally not serve on the Board of more than 6 publicly traded companies and should have sufficient time to devote to Cognos; (b) generally be under the age of 75; and (c) be dedicated to attending the requisite director continuing education;

•

The CGC must adhere to any requirements applicable to Cognos relating to director independence and financial literacy and expertise and should ensure that Nominees do not have any real or apparent conflicts of interest in serving as a director; and

•	Where possible, the CGC should seek to satisfy the foregoing criteria while at the same time fostering gender and cultural diversity on the Board.

These criteria may, from time to time, be changed by the CGC to reflect a change in circumstances.

Shareholders wishing to suggest Nominees to the CGC may do so by submitting the Nominee’s name, experience and other relevant information to Cognos Corporate Governance & Nominating Committee, c/o the Senior Vice-President, Chief Legal Officer and Secretary, 3755 Riverside Drive, P.O. Box 9707, Station T, Ottawa, Ontario, Canada, K1G 4K9 or by e-mail addressed to BoardofDirectors@cognos.com. The Committee applies the same criteria to all Nominees irrespective of the source of such Nominee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Audit Committee has had a practice of regularly reviewing transactions involving related parties. Director and officers are required to complete an annual questionnaire that among other matters requires them to disclose dealings with Cognos. During the recently completed fiscal year, the Audit Committee reviewed potential transactions at its regularly scheduled quarterly meetings. With the exception of the relationship of Mr. Tory with the law firm of Torys LLP described below, all disclosed relationships were limited to a director’s service on the board of directors of a Cognos customer or supplier. In April 2007, the Audit Committee adopted a written Related Party Transaction Policy described later in this section. During the fiscal year 2007, there were no transactions (nor are there any currently proposed transactions) involving an amount in excess of $120,000 in which (i) Cognos was, or is to be, a participant and (ii) any related person had, or will have, a direct or indirect material interest (a “related party transaction”).

Torys LLP, a law firm with offices in Toronto, Ontario, Canada and New York City, provided legal advice to Cognos in a number of areas and acted, and continues to act, as one of the principal Canadian legal advisors to Cognos. Last fiscal year, Torys LLP received fees in the approximate amount of US$874,000, representing less than 5% of Torys LLP’s revenues. Mr. Tory, Lead Director of Cognos, retired as a partner of Torys LLP in March 1995, and was named Chair Emeritus and Counsel. As Chair Emeritus, Mr. Tory does not take any direct part in the management of Torys LLP’s affairs and he does not participate in, and is not compensated for or in respect of, any services provided to Cognos. His remaining connection to the firm is his title of Chair Emeritus, his retirement income from the firm and his use of an office. Accordingly, the Board has considered the foregoing and has determined that Mr. Tory does not have a direct or indirect material interest in transactions with Torys LLP and his relationship with Torys LLP does not impair his independent status.

In April 2007, Cognos adopted a written Related Party Transaction Policy which requires the Audit Committee of the Board to ratify or approve all transactions or series of transactions exceeding $120,000 in which Cognos is a participant and a related party has direct or indirect material interest. Related parties include Cognos’ officers and directors as well as parties controlling more than five percent (5%) of Cognos outstanding shares and their respective immediate family members (“Related Parties”). Under the policy, the Chief Legal Officer is responsible for collecting from Related Parties responses to an annual questionnaire which includes questions regarding the existence of potential related party transactions. In addition, officers and directors are required to inform the Chief Legal Officer of any related party transactions which may arise from time to time. The Chief Legal Officer is required to report all related party transactions, together with relevant information, to the Audit Committee, or the Chair if designated, for review.

The Audit Committee must review the relevant information and either approve, disapprove or ratify the related party transaction. In determining whether to approve or ratify a related party transaction, the Committee will take into account, among other factors it deems appropriate: (i) whether the transaction is on terms no more favorable than terms generally available to an unrelated third party under the same or similar circumstances; (ii) the benefits to Cognos; (iii) the extent of the Related Party’s interest in the transaction; and (iv) the information contained in the Chief Legal Officer’s Report. Certain transactions are deemed pre-approved by the Audit Committee even if the aggregate amount involved exceeds or may exceed $120,000. The pre-approved transactions include:

•	Any employment by Cognos of an executive officer if the related compensation is required to be reported in Cognos’ proxy statement;

•	Any compensation paid to a director if the compensation is required to be reported in the Corporation’s proxy statement; and

•

Any transaction with another corporation to which a related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that Corporation’s shares.

The policy is posted on Cognos website at www.cognos.com.

DIRECTORS’ AND OFFICERS’ INDEMNIFICATION

Effective December 1, 2005, Cognos entered into Indemnification Agreements with its directors and officers. Pursuant to those agreements, Cognos indemnifies each director and officer of Cognos against liability resulting from any civil, criminal or administrative action or proceeding to which that person is made a party by reason of being, or having been, a director or officer of Cognos (including an action by or on behalf of Cognos). The indemnity does not apply to expenses incurred by a director who (i) has not acted honestly and in good faith with a view to the best interests of Cognos, and (ii) does not have reasonable grounds for believing that his or her conduct was lawful, in the case of a criminal or administrative proceeding enforced by a monetary penalty. The indemnity does not apply to expenses incurred by an officer (i) based on the officer’s gross negligence or willful misconduct and (ii) who does not have reasonable grounds for believing that his or her conduct was lawful, in the case of a criminal or administrative proceeding enforced by a monetary penalty.

During the year ended February 28, 2007, Cognos carried directors’ and officers’ liability insurance coverage with an aggregate policy limit of approximately $30.1 million with no deductible for directors or officers. Cognos paid the annual premium for this coverage of approximately $468,000, exclusive of taxes. The negotiation of terms and conditions of this coverage was supervised and terms approved by the Corporate Governance and Nominating Committee with the advice of management, Cognos’ insurance brokers and U.S. and Canadian legal counsel retained by the Committee. The Committee then recommended adoption of the policy to the Board and the Board adopted the policy.

HRC INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

The members of the Human Resources & Compensation Committee are Messrs. Rando (Chair), Korthals and Russell. No member of the Committee was an officer or employee of Cognos or any of its subsidiaries at any time during the past year, or previously. No executive officer of Cognos serves on the board of directors or compensation committee of any other entity (or other committee of the board of directors performing equivalent functions) that has or has had one or more of its executive officers serving as a member of the Board or the Human Resources & Compensation Committee.

HUMAN RESOURCES & COMPENSATION COMMITTEE REPORT

The Human Resources & Compensation Committee of the Board of Directors has reviewed and discussed the “Compensation Discussion and Analysis” section (“CD&A”) of this Proxy Statement with management. Based on this review and discussion, the Committee has recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference in Cognos’ Annual Report on Form 10-K for the fiscal year ended February 28, 2007.

John J. Rando (Chair)

Robert W. Korthals

William V. Russell

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

Introduction

This CD&A has been prepared by the management of Cognos. In the paragraphs that follow, we will provide an overview of our compensation programs, objectives and philosophies, as well as the material compensation decisions we have made under those programs. Following this CD&A are several tables containing specific information about the compensation earned by, or paid to, our CEO and his direct reports (“Executives”) during fiscal year 2007. This discussion is provided to help you understand the detailed information contained in those tables and to put that information in the context of our overall compensation programs, objectives and philosophies.

The Human Resources & Compensation Committee (“Committee”) is entirely comprised of independent directors (See also “CORPORATE GOVERNANCE” earlier in this Proxy Statement). The Committee is responsible for determining and recommending for approval by the Board of Directors the compensation of the CEO. It is also responsible for determining and approving the compensation of the Executives consistent with our compensation objectives and philosophies. The group of Executives during fiscal year 2007 (March 1, 2006 to February 28, 2007) consisted of the Senior Vice-President, Worldwide Sales (until May 15); the Chief Operating Officer (from May 15); the Chief Financial Officer (“CFO”); the Chief Legal Officer; the Chief Marketing Officer (March 1 – May 15, at which time he reported to the COO); the Senior Vice-President, Products; and the Senior Vice-President, Corporate Development (March 1 – September 12). All of the “named executive officers” included in the “Summary Compensation Table” were Executives for part or all of fiscal year 2007. The Committee also reviews and approves various other compensation policies and programs applicable to Executives and a broader employee base, including our long-term incentive programs and benefits.

Compensation Philosophy and Objectives

We operate in a highly competitive and rapidly changing environment in which our success is greatly dependent on our ability to recruit and retain Executive talent. The primary objective of our Executive compensation program is to enhance shareholder value through the attraction, motivation, retention and reward of Executives who contribute to our success. The program also seeks to encourage innovation and to align the interests of Executives with the long-term interests of our shareholders.

We believe that in order to do this effectively, our compensation programs must achieve the following objectives:

•	Enhance Executive alignment and motivate teamwork by establishing compensation elements that are based on common performance measures for all Executives;

•

Tie a significant portion of Executive compensation to variable, at-risk incentive awards based on clear performance-based metrics that Executives can influence directly such as business success and customer loyalty;

•

Provide total compensation opportunities at levels that (a) are competitive for comparable positions at companies which compete for our Executive talent and (b) reward outstanding performance by Executives; and

•

Closely align the interests of Executives with the interests of shareholders by (a) making equity-based compensation a core component of compensation and (b) requiring our Executives to retain a specific amount of our stock while employed with us.

These elements are reflected in our design, implementation and administration of the Executive compensation programs. For example,

•

Annual base salary is determined largely through comparisons with a peer group of global software companies so that our Executives are compensated at a level we believe appropriate (i.e. targeting the 50th - 75th percentile) relative to executives in similar roles at companies within our peer group (See “Compensation Design, Framework and Implementation” for a list of the companies in our peer group);

•

A significant portion of our Executives’ pay is performance-based linked to our achievement of a combination of near-term and long-term performance elements which would allow total direct compensation to reach or exceed the 75th percentile if performance targets are substantially exceeded;

•

Equity-based long-term incentives are used to (a) align Executive performance with the interests of our shareholders and (b) encourage continued employment with Cognos while at the same time remaining sensitive to the dilutive impact that these programs can have on shareholders;

•

Our annual operating plan, which is aligned with our long-term strategic plans, is used to establish metrics for performance-based compensation elements and to provide an incentive to achieve current year goals and long-term performance objectives; and

•	Perquisites are provided only if there are appropriate and legitimate business justifications and are regularly considered by the Committee.

In summary, the compensation of Executives is most directly influenced by corporate performance measures that are selected through our annual strategic planning process for a particular fiscal year (such as total revenue, operating performance margin and customer loyalty in fiscal year 2007) and by benchmarking to broad market and peer group data (See “Compensation Design, Framework and Implementation” for a list of the companies in our peer group).

Compensation Design, Framework and Implementation

Compensation Framework Design

We expend considerable time and effort to determine our Executive and CEO compensation during the course of each year. We began designing our fiscal year 2007 Executive compensation program in the spring of 2005. Our compensation recommendations were prepared by compensation specialists on our staff with the assistance and advice of an external compensation consultant, Watson Wyatt Worldwide. The Committee, through the Chair, directly retains and compensates its own independent compensation consultant, Towers Perrin. Towers Perrin provides the Committee with information on market data, trends and best practices in executive compensation and assists it in evaluating management’s compensation recommendations to the Committee. This consultant did not perform any other services for Cognos during the fiscal year.

Our CEO and CFO, along with our internal compensation specialists, reviewed the framework of our existing compensation programs and made preliminary recommendations for fiscal year 2007 compensation to the Chair of the Committee in August 2005. Subsequently, the Chair and the Committee’s external compensation consultant, Towers Perrin, provided their input on those recommendations. A preliminary compensation program framework was then presented to the entire Committee at a special meeting in September 2005. The Committee reached a consensus on the objectives of the Executive compensation program, the elements of compensation that would be used in support of those objectives and Cognos’ compensation philosophy discussed above. The Committee finalized the fiscal year 2007 framework over the course of two meetings in November and December 2005 with consideration of input from management, the Committee Chair, and Towers Perrin. The framework ultimately included a summary of our compensation objectives and philosophy, the elements of our compensation program and the relative distribution of compensation between the elements, all of which are discussed in greater detail later in this CD&A.

In finalizing the framework, the Committee reviewed detailed analysis of the fiscal year 2007 framework. The analysis showed how the revised program would have operated in the past using actual past performance data and how it would affect overall future Executive compensation under various revenue and operating margin scenarios. Using actual corporate results and actual Executive compensation plans from the previous five (5) years, the analysis showed that the revised framework would not have resulted in a significantly higher or lower actual Executive compensation in the previous five (5) years. However, the framework would have had the positive effect of creating slightly higher Executive equity holdings and increasing the impact of annual corporate performance on compensation. In order to better understand the impact of the revised framework on the Executives’ earnings potential and retention value, the Committee also reviewed detailed forward-looking analysis to assess the future impact of the revised framework under various corporate performance scenarios. This analysis provided the percentage of Executive compensation that would be delivered in the future as cash and equity, and the percentage of total compensation that was performance dependent. It also provided an indication of the potential compensation costs associated with the revised framework. The Committee was satisfied that the framework provided a positive shift to increased performance-based compensation and did not result in an inappropriate increase in the total compensation opportunity.

Changes in Framework Design

During the course of fiscal 2007, the Committee made three significant changes to our existing Executive compensation framework. First, to better align the program with its performance-based compensation philosophy and objectives, the Committee increased the portion of Executive compensation based on performance and reduced that portion of compensation based on other factors. In particular, the percentage of compensation comprised of time-vesting stock options was reduced, and replaced by performance-based restricted stock units that vest over time. Second, the Committee concluded that the maximum Executive variable cash incentive, which previously was set at 400% of Target Incentive, should be reduced to 200% to align it with the maximum cash incentive available to all other employees and to reflect competitive practices. Third, on March 1, 2006, Cognos adopted Financial Accounting Standards Board Financial Accounting Standard No. 123 (Revised), Share-based Payment (“SFAS 123R”) regarding the accounting for share-based payment transactions, including stock options. As Cognos did not previously expense stock options under United States GAAP, the Committee considered whether it should include or exclude stock-based compensation expense in measuring the operating performance of Cognos for the purpose of calculating variable incentive compensation. At the same time, it considered this issue with respect to the amortization of acquisition-related intangible asset expenses. The Committee concluded that neither measure (stock-based compensation expense or amortization-related intangible expense) reflects Cognos’ core operating performance in a particular period, rather they are incurred to further Cognos’ long-term strategic objectives. The Committee also concluded that the expenses are not within the control of operating personnel and are not used by Cognos to evaluate operating managements’ performance. As a result, the Committee decided that it would not include these measures in the calculation of Cognos’ operating margin for the purpose of determining variable cash incentive compensation under the Share-in-Success Grid (See “Elements of Executive Compensation – Variable Cash Incentives”). In connection with Cognos’ September 2006 restructuring, the Committee also decided to exclude the related restructuring charges in the calculation because the charges were not related to operating performance for any particular period and were not controllable by operating managers in any particular period. Rather the restructuring charges, like the other measures noted above, were focused on longer term performance.

Determining the Compensation Amounts for each Element of the Framework

Following the Committee’s approval of the program’s framework, we conducted market research to assist us in determining quantitative recommendations for each element of compensation for each Executive. In particular, the following activities were undertaken:

•	A review of compensation survey data to compare the Executives’ compensation based on comparable roles in the high technology industry;

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A review of data from public filings to compare the Executives’ compensation to their peers in software companies having comparable revenues, most between US$0.5 billion and US$1.5 billion. This included a review of companies that we believe compete for our Executive talent and potential investors, including those set forth in the table of our peer group, below (“Peer Group”). The comparisons included comparing each Executive to the Executive’s peer by position (i.e. CEO to CEO, CFO to CFO, etc.) and comparing the total compensation of all of our Executives to the total compensation of the Peer Group’s executives.

Activision	Business Objects	Hyperion	Micro Systems	Sybase

Adobe	Cadence Design	Intergraph	National Instruments	Synopsys

Anteon International	Cerner	Keane	Parametric Technologies	THQ

Autodesk Inc.	Citrix Systems	Mantech International	Reynolds & Reynolds	Take-Two International

BEA Systems	Compuware	McAfee Inc	SSA Global	Verisign

BMC Software	Fair Isaac	Mercury International	Siebel Systems

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This benchmarking included the following for each Executive: (a) reviewing data from multiple Executive compensation surveys for each Executive position provided by management’s compensation consultants at the time, Watson Wyatt; (b) reviewing the market 25th, 50th, 75th percentiles and average data points relative to Peer Group; and (c) reviewing recent Current Reports on Form 8-K from relevant companies to benchmark planned Executive compensation for the upcoming fiscal year.

Based on its findings from the above activities, management presented a set of Executive compensation recommendations to the Committee at a meeting in March 2006. The Committee discussed these recommendations in a closed session with its compensation consultant, Towers Perrin. The Committee considered the market benchmarking information, supporting comments provided by the CEO, each Executive’s value to Cognos and their recent performance, overall peer positioning within the Executive team, and the comments of Towers Perrin. The Committee then tabled the recommendations for further consideration at the April 2006 Committee meeting.

Also at the March meeting, Cognos’ compensation staff (with the assistance of Watson Wyatt and without CEO involvement) made recommendations regarding the CEO’s compensation for the upcoming fiscal year. The Committee considered these recommendations, along with advice from Towers Perrin, and determined that the staff recommendations were not competitive and positioned Mr. Ashe at the bottom quartile for his survey Peer Group.

The Committee Chair, with the assistance of Towers Perrin, developed a recommendation for the CEO’s fiscal year 2007 compensation for consideration at the Committee’s April 2006 meeting. The objectives for the recommendation included addressing the disparities in the CEO’s competitive compensation within Cognos’ executive compensation framework. At the April 2006 meeting, the Chairman recommended:

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an increase in the CEO’s base salary from $500,000 to $575,000 and an increase in target cash incentive from $1,000,000 to $1,150,000. This increase in base salary and variable cash incentive was an initial step towards bringing Mr. Ashe’s compensation closer to that of his peers. The Committee understood that, even with these increases, Mr. Ashe’s compensation would likely remain below the median of his Peer Group. Further adjustments in following years would be implemented to gradually accomplish the goal of compensating the CEO at the 50th -75th percentile of his Peer Group.

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a target award of 50,000 performance-based restricted stock units (“RSUs”) for award at the end of fiscal year 2007. The actual RSU grant would be based on Cognos’ actual revenue and operating margins under the Share-in-Success Program and vesting on the fourth anniversary of the grant date (See “RSUs” below). The performance-based RSU target grant was established to emphasize alignment with our pay for performance philosophy and the long-term interests of our shareholders. Other elements of this target award are detailed below in “RSUs”.

•	A long-term incentive award of 50,000 options was also recommended to reinforce retention value in the CEO’s compensation.

At the Committee’s April meeting, the proposal for CEO compensation was adopted by the Committee and recommended to the Board. In doing so, the Committee acknowledged Mr. Ashe’s 21 years of service in multiple capacities and that he had been promoted to CEO from within Cognos without suitable market compensation adjustments. It further recognized Mr. Ashe as an experienced and valuable leader in the industry who had successfully led Cognos during his tenure as CEO. The Committee also approved the compensation for the Executives.

The Committee presented the CEO compensation to the Board at the April meeting where it was discussed and approved. This timing allowed the Board to use the final incentive payouts for fiscal year 2006 as additional context for its approval of the fiscal year 2007 compensation plans.

Elements of Executive Compensation

The elements of our Executive compensation program - including why we pay the element, how the amount of each element is determined and how each element fits into the overall Executive compensation program - are described in more detail below. In general, total compensation consists of four (4) elements: base salary, variable cash incentives, equity-based incentive awards and benefits & retirement plans. The initial mix of salary, variable cash incentive opportunity, and total equity-based long-term incentives is determined through the analysis and benchmarking activities discussed above. Salary and variable cash incentives generally constitute 25% to 40% of total annual compensation. Equity-based compensation generally constitutes 60% to 75% of total annual compensation. Performance-based compensation, consisting of the variable cash incentives and performance contingent equity-based elements, generally constitutes 33% to 70% of total compensation of Executives. The relative weighting of each element of compensation is aligned with each Executive’s ability to influence short and longer-term business results. The actual incentive opportunity varies with each Executive’s role, level of responsibility and ability to impact Cognos’ financial performance.

Base Salary

We pay Executives base salary to compensate and reward them for the performance of their basic duties and to provide them with stable, predictable annual compensation. The amount of base salary for each Executive is determined annually on the basis of a competitive analysis and benchmarking. The base salary is intended to be competitive and appropriate for the Executive’s role, experience, and performance. It is also intended to further the compensation program’s objectives to attract and retain Executive talent and to compensate Executives at a level that recognizes their professional rank and success. As we operate in a global competitive market in which U.S.-based software companies are our principal competitors for both customers and Executive talent, we consider the salaries paid by U.S.-based software companies to be the most appropriate comparator for this benchmarking. In particular, we used the companies in our Peer Group.

Cash compensation is typically denominated in United States dollars and, as necessary, converted to local currency for payroll purposes. Base salary typically comprises between 10% and 30% of an Executive’s total annual compensation with variation dependant on the amount of performance-based compensation paid in a particular year. In fiscal year 2007, the base salary of the Named Executive Officers, on average, comprised 10% their total compensation. On average, our senior Executives received base salary increases of 5% in fiscal year 2007 from their fiscal year 2006 base salaries. The increase of the CEO’s base salary was an exception. Mr. Ashe received an increase of 15% to his base salary in fiscal year 2007 from his fiscal year 2006 salary. His salary was increased to close the gap in his base salary and overall compensation relative to other Peer Group chief executive officers. We have been gradually closing this gap which existed at the time of Mr. Ashe’s initial transition from Chief Operating Officer to CEO. Our activities undertaken to quantify the elements of his compensation for fiscal year 2007 confirmed that his base salary remained well below the median for Chief Executive Officers in the Peer Group (See “Determining the Compensation Amounts for each Element of the Framework”). The base salaries of other Executives appear to be competitive relative to their peers in the Peer Group.

Variable Cash Incentives

We pay Executives variable cash incentives to compensate and reward them for their performance as measured against our operating plan objectives. The amount of variable cash incentive (“Target Incentive”) is determined annually for each Executive on the basis of competitive analysis and benchmarking and performance metrics established annually by the Board. These metrics are based on our annual operating plan also approved by the Board. In addition to paying for performance, this compensation element is intended to further the compensation program’s objectives to attract and retain Executive talent. Paying for performance also better aligns Executive pay with corporate objectives and, in turn, with the interests of shareholders through the enhancement of shareholder value. The variable cash incentive generally constitutes 10% to 20% of total annual compensation of our Executives. In fiscal year 2007, the variable cash incentives of the named Executives, on average, comprised 13% of their total compensation.

In fiscal year 2006, we reduced the cap or maximum payout for the Executive variable cash incentive for fiscal year 2007 from 400% to 200% of Target Incentive to align it with competitive market practices and the 200% maximum percentage for all other eligible employees. As in past years, variable cash incentive payouts were calculated by multiplying each Executive’s Target Incentive by an incentive payout percentage. The incentive payout percentage is determined from a performance matrix (the “Share-in-Success Grid” or “SIS Grid”) which is established by the Board at the commencement of each fiscal year based on our annual operating plan. The SIS Grid is also used to determine incentive payout percentages for other corporate employees who receive variable cash incentives as part of their cash compensation. The key features of the SIS Grid, and the calculation of incentives, are as follows:

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The SIS Grid consists of two axes – the current fiscal year’s revenue performance on the horizontal axis and the fiscal year’s operating margin performance (determined on a non-GAAP basis, exclusive of nonrecurring expenses, including stock-based compensation expense, amortization of intangibles and certain restructuring charges) on the vertical axis.

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An incentive payout percentage is established for each intersection of revenue and operating margin performance with a 100% incentive percentage payout established at the targeted corporate revenue and operating margin levels established by the Board based on the annual operating plan. Both incentive criteria are considered equally important and weighted appropriately. Operating margin performance includes the impact of the actual incentive payout at any level of performance.

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The maximum incentive payout percentage results when there is a balance of revenue and operating margin over-performance (i.e. over-performance against the operating plan). Incentive percentage payouts are less than 100% if there is underperformance on both measures or if there is a significant imbalance between measures. No variable cash incentives are payable if we do not meet the minimum performance threshold on either metric (as was the case in our fiscal year 2006).

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Finally, the payout percentage is further adjusted by +/- 10% to reflect Cognos’ scores on its customer loyalty surveys. For fiscal year 2007, the customer loyalty metric was determined through a survey of our customers that was managed by an external third party provider. We believe that having Executives and all key employees focused on customer loyalty is a positive business driver which ultimately enhances shareholder value.

Establishing metrics on the basis of our operating plan, as approved by the Board, provides reasonable and challenging metrics for rewarding Executives at the 100% of Target Incentive level. In the past five fiscal years, payouts have ranged from 0% to 356% for Executives as follows: 0% (FY06), 356% (FY05), 174% (FY04), 132% (FY03) and 50% (FY02). This represents an average payout of 142%. If this year’s payout of 153% is included, the average is 144%. To reflect changes in Cognos’ business objectives, the non-revenue metric of the SIS Grid has changed over time from return on equity (FY02) to earnings per share (FY03) to pre-tax income (FY04 & FY05) and to operating margin (FY06 &FY07). However, higher payouts have consistently been paid in fiscal years with stronger overall financial performance and lower or no payouts have been paid in fiscal years of overall financial underperformance. The final incentive payout for fiscal year 2007 was 153% of the Target Incentive. This percentage payout was determined solely based on the SIS program and is attributable to the overall strong corporate performance on both the revenue and operating margin metrics.

For fiscal year 2008, management has recommended, and the Committee has approved, an additional performance measure, the employee engagement index, which may also adjust the SIS Grid percentage by +/- 10%. The employee engagement index is a measure of Cognos’ improvement or decline in employee engagement based on Cognos’ scores on its annual employee engagement survey. This additional index is intended to encourage all levels of management to focus on and improve their employees’ engagement levels towards global high performing company benchmark levels. The index will be determined based on the year-over-year survey scores. A decline in Cognos’ score will reduce the SIS Grid percentage and an increased score will result in an increase in the SIS Grid percentage. While the customer loyalty factor and employee engagement index can individually increase or decrease the SIS Grid percentage up to a maximum of 10%, the combined increase or decrease has been capped at 15% in total and the maximum SIS Grid payout cannot exceed 200%.

In addition, the CEO requested, and the Committee approved, cash bonuses for each of Messrs. Rechan and Manley. Mr. Manley received a cash bonus of US$50,000 in recognition of his contributions to the progress made on a number of important operational and strategic projects during fiscal year 2007. Mr. Rechan received a cash bonus of approximately US$76,000 in recognition of the magnitude of his contributions and impact on Cognos since joining in May 2006.

Mr. Sirianni will leave Cognos on May 15, 2007. He and the Corporation had previously agreed that the Corporation’s hiring of Mr. Rechan constituted good reason for Mr. Sirianni to terminate his employment. However, we asked Mr. Sirianni to undertake an interim role to head the Americas sales force. He agreed to carry this function and that he would not terminate his employment until after a transition period. Because of the transitional nature of his appointment during the remainder of the fiscal year, Mr. Sirianni received variable incentive compensation solely based on the achievement of the Americas sales targets established by the CEO and Chief Operating Officer on a quarterly basis. In each of the fiscal quarters, actual revenues in Mr. Sirianni’s area of responsibility met or exceeded his quarterly sales or revenue objectives. The achievement of these objectives resulted in an aggregate bonus payment to him of US$823,300 for fiscal year 2007.

Long-Term, Equity-Based Incentive Awards

We grant Executives equity-based incentive awards in the form of stock options and performance-based restricted stock units to further our objective of aligning the interests of Executives with the interests of shareholders. The award of options and RSUs provides an incentive for Executives to make strategic decisions and to manage Cognos with a view to increasing shareholder value through an increase in Cognos’ share price over the medium and long-term. These awards also further our retention objectives by requiring Executives to remain with Cognos over the vesting period in order to benefit from the full award. RSU awards also meet our pay-for-performance objectives by tying the number of RSUs granted to corporate performance, as measured under the SIS Grid (See “Variable Cash Incentives” for a Discussion of the SIS Grid).

The target number of options and RSUs granted to Executives is determined by the Committee in light of the Executive’s position, the need for any retention incentives, competitive market data and as part of a multi-year approach to the Executive’s total compensation. The Committee also considers the recommendations of compensation consultants retained by us (Watson Wyatt in fiscal year 2007) and the Committee (Towers Perrin). When approving annual compensation for Executives, the Committee is provided a detailed tally sheet that outlines all historical equity grants, gains already achieved, and current totals and value of vested and unvested holdings. Typically 60% to 75% of an Executive’s total annual compensation is derived from equity-based incentive awards such as time-vesting stock options or RSUs. In fiscal year 2007, the mix of long-term, equity-based incentives expressed as an average for the Executives was 38% of value in stock options and 62% of value in RSUs.

Options:

Options are granted under our 2003 Option Plan. Pursuant to the 2003 Option Plan, the Committee is responsible for the administration of the plan and reviews option awards to Executives and key employees after it has received the recommendations of management. In prior years, the principal or key employee option award has typically been made annually in April or following the Annual and General Meeting of Shareholders. No such option award was made in fiscal year 2007. As discussed below, we opted to substitute an RSU grant to key employees instead. Any other option awards, including those made to new and current Executives, are made on the third trading day after our quarterly earnings release in accordance with our policy. An exception was made for Mr. Rechan’s new hire option award in August 2006 because we were unable to make the grant within the normal process due to a management cease trade order that was issued in connection the SEC Review (See footnote 5, page 13 of this Proxy Statement). Accordingly, we made the grant at the earliest opportunity following the conclusion of the SEC Review in July 2006 as Mr. Rechan had joined in May 2006 and would ordinarily have received his grant in June 2006 on the third trading day following our earnings release. Under the Option Plan and all previous plans, Options are priced at the closing market price of Cognos’ shares on the TSX or NASDAQ on the trading day preceding the grant date.

Commencing in April 2007, the Committee decided to amend the above practices in two ways. First, options will be priced at the closing market price of Cognos’ shares on the TSX or NASDAQ on the grant date rather than the trading day preceding the grant date. This aligns our practices with emerging accounting and governance best practices. Second, we made a minor change to our quarterly option grant practices by changing the year-end quarterly option grant date from three trading days following the year end earnings release to the third trading day following the full Board meeting held in April. We did this to better align option grants with the end of our annual compensation cycle in April. This had been our practice historically until 2002. In 2002, the number of shares reserved under our option plan was insufficient for an April grant. For that year and every following year, we sought shareholder approval to reserve sufficient shares for our annual option requirements at the June Annual General Meeting of Shareholders. Since we made a key employee RSU grant in fiscal year 2007 instead of a key employee option grant (See “RSUs” below), we now have a modest reserve of shares allocated to the 2003 Option Plan approved by shareholders and can make key employee equity grants in April as we did previously.

Options typically vest equally on each of the four anniversaries of the grant date. The employment agreements and compensation plans of the Executives also contain single or double trigger acceleration provisions which may result in accelerated vesting of options under certain circumstances (See “Executive Employment Agreements”). Options granted prior to October 2006 typically expire on the fifth anniversary of the grant date and options granted after October 2006 typically expire on the sixth anniversary of the grant date. Some Executives, however, continue to hold Options which expire on the eighth anniversary of the grant date pursuant to grants made prior to October 2003.

RSUs:

We also provide long-term incentive compensation under our 2002-2015 Restricted Share Unit Plan (“RSU Plan”). Upon vesting, each RSU is exchangeable for one share of our common stock. The shares granted in exchange for vested RSUs are purchased on the open market by a trustee appointed and funded by Cognos.

In fiscal year 2007, Cognos used RSUs in two situations. First, we granted RSU’s to key employees in lieu of an annual key employee option grant. We believed it was necessary to make a key employee equity award as soon as possible following our corporate restructuring in September 2006 and did not have sufficient Options reserved to do so. We also believe that providing a mix of equity-based awards is positive for employees and that RSUs provide greater retention value for Cognos than options. Second, we added an element of Executive compensation in which RSUs were to be awarded at the beginning of fiscal year 2008 based on performance metrics under the SIS Grid for fiscal year 2007.

The Executive RSU grant was designed to further link compensation to performance and to increase the retention value of our Executive compensation program. These RSUs replaced a portion of long-term incentive compensation previously awarded as options which simply vested over time. During the program design phase discussed above, we performed a detailed analysis to determine the impact of this shift from options to RSUs on total direct compensation over the prior five fiscal years. We concluded that there would not have been an adverse impact on total direct compensation over time.

Executives were assigned a target RSU grant in their individual compensation plans that put at risk between 30% and 50% of the value of their target equity grant. After the completion of the fiscal year 2007, the target RSU grant was multiplied by the final incentive factor determined using the final SIS Grid payout to determine the number of RSUs to be awarded. Depending on the level of performance against the performance measures in the SIS Grid, the number of RSUs that could have be granted ranged from 0% to 200% of the target RSU pool. The actual percentage of the target grant awarded to Executives was 153%, except for Messrs. Ashe and Manley. As a result of the impact of the September 2006 corporate restructuring on Cognos’ annual results, the Board reduced the number of RSUs granted to Mr. Ashe by 10,500 and to Mr. Manley by 4,500 in exercising its overall discretion to modify their annual compensation.

These Executive RSU grants will vest equally on each of the three anniversaries of the grant date. The Committee revised the vesting period contemplated in the Executives 2007 compensation plans from four years to three years in order to ensure continued compliance with the applicable requirements of the Income Tax Act (Canada). The time vesting feature of the RSUs will still provide additional retention value in addition to RSUs fostering the compensation program’s objectives of paying for performance, encouraging teamwork and aligning Executive and shareholder interests. The compensation plans and employment agreements of the Executives also contain provisions which may result in accelerated vesting of RSUs under certain circumstances (See “Executive Employment Agreements”).

Mr. Ashe’s fiscal year 2007 compensation plan provided that his RSUs were to vest on the fourth anniversary of the grant date. However, if Cognos met or exceeded its dollar-based operating margin target for the most recently completed fiscal year and Cognos’ license revenue growth compared favorably to our main competitors, Business Objects and Hyperion – then 25% of the RSUs granted would immediately vest. These acceleration criteria were created to reward the CEO for sustained year over year financial performance and introduced license growth as an important strategic indicator of relative competitive performance. In fiscal year 2007, both of these acceleration criteria were met.

However, the Committee amended the CEO’s RSU grant to align his vesting provisions with the Executives’ vesting and, since Hyperion had been recently acquired, to remove the acceleration provision in the future as one peer comparative was no longer meaningful. As a result, Mr. Ashe’s RSU award was amended as follows: (i) the vesting for the entire award was changed to 3 years; (ii) as the acceleration criteria were met, one third of the award was immediately vested; and (iii) the remainder of the RSU’s were time-vested equally over the next 3 years. Mr. Ashe’s employment agreement also contains provisions which may result in accelerated vesting of RSUs under certain circumstances (See “Executive Employment Agreements”).

As part of Cognos’ offer to Mr. Rechan to join Cognos as its Chief Operating Officer, he received two RSU grants. He received a grant of 45,000 RSUs which will vest at the end of the quarter in which Cognos achieves a trailing twelve month revenue target which was specified in Mr. Rechan’s letter of offer. Should this revenue target not be achieved prior to the fifth anniversary of the grant date, the RSUs will expire without vesting. Mr. Rechan received a second grant of 25,000 RSUs which will vest on the fourth anniversary of the grant date or upon achieving the established revenue target, whichever occurs first.

Benefits & Retirement Plans

Executives participate in all benefits made generally available to all of our employees, including group accident, life and health insurance coverage. As with our other employees, Cognos pays the premiums for this coverage. We also have established a group registered retirement savings plan for Canadian Executives and make contributions up to a maximum percentage of the employee’s salary. In the United States, Executives participate in Cognos’ 401K plan. Executives also receive some additional benefits which are not available to all employees (See “Perquisites”).

Effective March 1, 2003, Cognos established a Retirement Compensation Arrangement (“RCA”) pursuant to the Income Tax Act (Canada). The RCA was established by the Board as part of the succession planning for Mr. Ashe to replace Mr. Zambonini in 2004. It is intended to provide retirement benefits for certain senior Executives in recognition of their value to Cognos and as a method of providing an incentive to maintain long-term employment with Cognos. All RCA contributions are made by Cognos through the establishment of a trust fund. During fiscal year 2007, the Board maintained Messrs. Ashe and Manley as the only participants in the RCA and contributed $746,500 to the RCA trust fund to meet its obligations for fiscal year 2007, consisting of $447,900 and $298,600 for Mr. Ashe and Mr. Manley, respectively.

The RCA’s benefit is 1% of the Executive’s best consecutive three years average compensation, which consists of annual base salary and actual annual cash incentive payments (“CAE”), multiplied by years of credited service. These benefits vest in increasing percentage increments based on length of service and fully vest on the earlier of the Executive’s death, on the Executive attaining age 55, or on a change in control. No benefits vest for either Executive prior to age 51. If an Executive voluntarily terminates employment or is terminated without just cause, he receives benefits based on his age as follows: 0% (under age 51), 20% (if age 51), 40% (if age 52), 60% (if age 53), 80% (if age 54) and 100% (if age 55 or more). If an Executive is terminated for cause, he will not receive any benefits under the RCA. The projected benefit of the RCA to Mr. Ashe, assuming retirement at age 55, is an annual payment of approximately 17% of his CAE and, in the case of retirement at age 60, is 30% of CAE. The projected benefit of the RCA for Mr. Manley, in the case of retirement at age 55, is an annual payment of approximately 13% of CAE and, in the case of retirement at age 60, is 22% of CAE. At the discretion of the Board, the RCA benefit can be paid in a lump sum or as an actuarially equivalent annuity. Benefits are not subject to any deductions for government benefits or other offset amounts.

For each year of future credited service accrued by Mr. Ashe after February 28, 2003, an additional one year of past credited service is granted. This past credit service was instituted to reflect, and provide Mr. Ashe with recognition for his 19 years of employment with Cognos. His total years of credited service are not permitted to exceed his total years of employment with Cognos. For each year of future credited service accrued by Mr. Manley after February 28, 2003, an additional one-half (1/2) year of past credited service is granted. This past credit service was instituted in order to ensure that the benefits of the RCA would reach a level capable of achieving retention value in a reasonable period of time. Mr. Manley’s total years of credited service are not permitted to exceed his total years of employment with Cognos plus his years of employment with his previous employer.

Perquisites

As indicated in “Compensation Philosophy and Objectives”, perquisites do not normally comprise a significant portion of our Executives’ total compensation, are provided only with appropriate business justifications and must be disclosed to the Committee. The perquisites we provided to Executives in fiscal year 2007 were as follows:

•	Each Executive receives tax preparation advice (typically to a stipulated maximum amount) from a firm independent of Cognos.

•	Some of the Executives (Messrs. Ashe, Manley and Rechan) are reimbursed for the cost of initiation fees and annual fees at a local golf club.

•	All of the Executives are provided with a leased automobile.

•	Relocation assistance and tax equalization for Mr. Rechan.

The foregoing Perquisites are awarded based on an assessment of market data and market surveys. In addition to the foregoing, Executives are required to attend our reward event called “Eclipse” that recognizes the performance of individual employees (primarily sales personnel) during the prior fiscal year. All attendees are encouraged to bring their spouses and, accordingly, the attendance of the Executives’ spouses is likewise encouraged. The travel and living expenses of this function are borne by Cognos and spousal expenses are a taxable benefit to the Executive.

The aggregate cost for fiscal year 2007 of Perquisites is $635,803 of which approximately $410,000 is attributable to costs associated with Mr. Rechan’s relocation to Ottawa upon joining Cognos. These amounts are included in the Summary Compensation Table included in this Proxy Statement and more detail is provided in our Perquisites Table in footnote 5 of the Summary Compensation Table.

Executive Employment Agreements

All of the named executive officers are subject to written employment agreements. Under the terms of those agreements, each is entitled to specified severance if terminated by Cognos without just cause or terminated by the Executive for good reason. Specifically, Mr. Ashe is entitled to receive severance equal to 30 months of his base salary and Target Incentive (“Target Compensation”). Messrs. Rechan and Manley are entitled to receive severance equal to 24 months at Target Compensation. The other named executive officers are entitled to receive 18 months at Target Compensation.

All Executive employment agreements contain a change in control provision which provides for the accelerated vesting of option rights and RSUs following a change in control. In particular, Messrs. Ashe, Rechan, Manley and Griffiths have single trigger change in control provisions that result in their option and RSUs rights immediately vesting upon a change in control. All other Executives are subject to a double trigger provision that provides for their option and RSUs rights to vest immediately if (a) there is a change in control, and (b) their employment is terminated without just cause, or by them for good reason, within a twelve month period after the change in control.

Our rationale for the ‘single trigger’ change in control provisions is that each of these Executives is key to preserving the ongoing business and value of Cognos preceding and during any change in control. It is vital that these Executives remain focused on operating the business without being influenced by any potential acquirer and individual concerns regarding the future of their employment and equity-based rights. The recent acquisition of one of our former competitors is also indicative of the potential for increased consolidation in our sector which, without clear protection for our Executives, poses increased retention risk for Cognos. Executives subject to double trigger provisions may be valuable to any acquirer, particularly during a transition period. The twelve month period following the change control permits the acquirer to make that determination in a reasonable time. In exchange for the change in control provisions, each of the named executive officers has agreed to post-employment non-competition and non-solicitation provisions.

Mr. Sirianni will leave Cognos on May 15, 2007. He and the Corporation had previously agreed that the Corporation’s hiring of Mr. Rechan constituted good reason for Mr. Sirianni to terminate his employment. However, we asked Mr. Sirianni to undertake an interim role to head the North American sales force. He agreed to carry this function and that he would not terminate his employment until after a transition period. In return, we agreed that would honor the severance provisions of the agreement when we determined that his interim duties were completed. We both agreed that the interim period would end in May 2007 at which time he would terminate his employment and receive his severance payout equal to eighteen (18) months at his target compensation. In return, he has agreed to a one year non-competition and non-solicitation covenant and signed a release of claims against the Corporation.

Clawback

Beginning in fiscal year 2007, we have included a ‘clawback’ provision in each of the Executive’s compensation plans. If our audited financial statements for a particular fiscal year are restated for reasons based on error, malfeasance or negligence, the provision provides the Board with the discretion to require that the Executive’s compensation (including any RSUs granted under the SIS Grid) impacted by the restatement be adjusted upwards or downwards based on the restated financial statements. In the case of a downward adjustment, the Executive must repay the amount to Cognos. This provision reflects the view of the Board that Executives should not profit from incentive payments based on flawed or fraudulent financial statements.

Share Ownership

As indicated in “Compensation Philosophy and Objectives”, stock ownership is an important part of our compensation philosophy. As one way to reinforce our expectation of long-term share ownership, our Board has established Executive share ownership guidelines (“Guidelines”) applicable to all Executives. The Guidelines are designed to ensure specified Executive share ownership, to align our Executives’ interests with those of our shareholders and to illustrate our Executives’ commitment to increasing long-term shareholder value. The CEO is required to hold shares having a market value equal to three times his total annual target cash compensation (base salary and Target Incentive) and all other Executives are encouraged to hold shares having a market value equal to twice their total target cash compensation. Messrs. Ashe and Griffiths currently meet the Guidelines. Until the Guideline are met, an Executive is required to retain 25% of the net after-tax value of any shares obtained by option or RSU exercise. Compliance with the Guidelines, while voluntary, is strongly recommended. Failure to comply may result in variable cash incentive payments being paid in the form of shares that must be retained, or, in the reduction or suspension of future equity-based incentive awards.

The Guidelines requires each Executive meet the Guidelines not more than five (5) years from date of hire or most recent promotion. In December 2006, the Board authorized an extension of one (1) year to that period for each Executive. This extension was granted in recognition of the inability of Executives to accumulate shares from May to August 2006 during the period of the SEC Review and the resulting management cease trade order (See footnote 5, page 13 of this Proxy Statement).

Tax and Accounting Considerations

In general, under Section 162(m) of the United States Internal Revenue Code (“Code”), Cognos cannot claim a U.S. tax deduction for compensation in excess of $1 million paid to its U.S. Named Executive Officers. This deduction limitation does not apply to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and its regulations. We have considered these limitations and it is our intention that, for so long as it is consistent with our overall compensation objectives, to minimize the application of those deduction limitations. In some circumstances, we may pay compensation that is not deductible by virtue of Section 162(m). We have generally not structured our Executive compensation program for our U.S. Executives in light of Internal Revenue Code Sections 409A and 280G but have begun investigating the impact of both Sections on our Executives and whether our compensation programs should be modified in the future with these Sections in mind.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

The below table provides summary compensation information for the Named Executive Officers consisting of the CEO, CFO, Chief Operating Officer (“COO”), Senior Vice-President, Products (“SVP, Products”), Senior Vice-President, Global Marketing and Chief Marketing Officer (SVP, CMO) and the President, Americas Field Operations (“President, Americas”).

Summary Compensation Table – Fiscal Year 2007

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)		Stock Awards ($) (e) (1)	Option Awards ($) (f) (2)	Non-Equity Incentive Plan Compensation ($) (g) (3)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h) (4)	All Other Compensation ($) (i) (5)	Total ($) (j)
Robert Ashe (CEO)(6)	2007	$576,029	—		$1,113,840	$1,639,350	$881,324		$390,676	$ 41,494	$4,642,713
Tom Manley (CFO) (6)	2007	$380,680	$50,089	(7)	$280,352	$1,219,981	$413,839		$260,450	$ 36,801	$2,642,192
Les Rechan (COO) (6)	2007	$299,386	$334,365	(8)	$597,171	$880,763	$574,777		—	$443,220	$3,129,682
Peter Griffiths (SVP, Products) (9)	2007	$459,182	—		$328,689	$1,223,150	$368,986		—	$ 63,399	$2,443,406
David Laverty (SVP, CMO)	2007	$285,000	—		$164,344	$460,210	$252,450		—	$ 18,327	$1,180,331
Tony Sirianni (President, Americas)(10)	2007	$275,000	—		—	$1,016,250	$823,300	(11)	—	$ 32,562	$2,147,112

1.

The amounts in column (e) reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended February 28, 2007, calculated in accordance with FAS 123(R) Stock Based Payments and thus include amounts from awards granted in, and prior to, fiscal year 2007. Assumptions used in the calculation of the fair value of these amounts are contained in Note 1 of Cognos’ audited financial statements for each of the fiscal years ended February 28, 2005, 2006, 2007. The amounts do not include a reduction for estimated forfeitures, which are required in the financial statements under FAS 123(R). The awards were granted pursuant to the Long-Term, Equity-Based Incentive Awards under the RSU Plan described in further detail in the CD&A (See “Long-Term, Equity-Based Incentive Awards”).

2.

The amounts in column (f) reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended February 28, 2007, calculated in accordance with FAS 123(R), Stock Based Payments and thus include amounts from awards granted in, and prior to, fiscal year 2007. Assumptions used in the calculation of the fair value of these amounts are contained in Note 1 of Cognos’ audited financial statements for each of the fiscal years ended February 28, 2005, 2006, 2007. The amounts do not include a reduction for estimated forfeitures, which are required in the financial statements under FAS 123(R). These awards are Long-Term, Equity-Based Incentive Awards granted under the 2003 Option Plan described in further detail in the CD&A (See “Long-Term, Equity-Based Incentive Awards”).

3.

The amounts in column (g) reflect the cash awards to the executives made under their respective Variable Cash Incentive Plans as described in further detail in the CD&A (See “Variable Cash Incentives”).

4.

The amounts in column (h) reflect the change in the actuarial present value of the executives’ benefits under Cognos’ RCA, its only defined benefit pension plan (See “Benefits & Retirement Plans” of the CD&A). The value is established on an actuarial basis using interest rate and mortality assumptions consistent with those used in Cognos’ financial statements. The executives are not currently entitled to receive this change in value because they have not yet vested in such amounts.

5.	The amount shown in column (i) include perquisites and all other compensation. The following table includes a breakdown of all such amounts in detail:

Named Executive Officer	Auto Related (a)	Tax Advice (b)	Annual Dues (c)	Spousal Travel (d)	Relocation Costs and Tax Equalization (e)	Other “Non Perquisites”(f)	Total
Robert Ashe	$25,084	$1,320	$3,777	$2,374	—	$8,939	$41,494
Tom Manley	$21,696	$5,088	$3,670	—	—	$6,347	$36,801
Les Rechan	$5,870	$11,774	$8,380	$3,406	$410,385	$3,405	$443,220
Peter Griffiths	$25,377	$21,618	—	$7,047	—	$9,357	$63,399
David Laverty	$9,000	—	—	$2,827	—	$6,500	$18,327
Tony Sirianni	$17,228	$6,509	—	$3,280	—	$5,545	$32,562

a.	The “Auto Related” column is the value of the auto lease and related costs paid by Cognos;

b.	The “Tax Advice” column consists of reimbursements for amounts paid for personal tax advice, tax preparation and financial planning services.

c.

The “Annual Dues” column consists of Cognos’ payment of certain initiation and annual golf club membership dues at a private golf club primarily to facilitate business development in a private setting;

d.

The “Spousal Travel” column consists of the value associated with the attendance of the executive Officer’s spouses at Cognos Eclipse which is, in Canada, a taxable benefit for the Executive. Eclipse is a reward program that recognizes the performance of individual employees (primarily sales personnel) during the prior fiscal year. All attendees are encouraged to bring their spouses and, accordingly, the attendance of the Executives’ spouses is likewise encouraged;

e.

The “Relocation Costs and Tax Equalization” column consists of the amounts paid to Mr. Rechan, and costs incurred by Cognos, as part of the initial employment contract, which required Mr. Rechan to relocate to Ottawa. Total out of pocket costs of $305,385 were reimbursed to Mr. Rechan or paid directly by Cognos as part of his move to begin employment at Cognos. In addition, as part of his employment agreement, for the first two years of work at Cognos, Cognos has agreed to reimburse Mr. Rechan for the difference between the tax paid in Canada and taxes that would have been paid in the State of California in which he resided before beginning employment at Cognos. The maximum amount payable is $105,000 per year, which is the estimate included as the final amount for fiscal 2007 has not yet been determined.

f.	Cognos also provides certain benefits that are generally available to all employees which are included in “Other – Non Perquisites”.

6.

These individuals are employed in Canada and paid in Canadian dollars. The amounts shown above are expressed in U.S. dollars using the weighted annual exchange rate for Cognos’ fiscal year end. Cognos’ weighted annual exchange rate is C$1.00 = US$0.8803.

7.

There was a one time discretionary bonus awarded by the HRC to Mr. Manley in recognition of his contributions to the progress made on a number of important operational and strategic projects during fiscal year 2007.

8.

On May 15, 2006, Mr. Rechan commenced his employment with Cognos. As a result, the compensation noted is for the period from May 15, 2006 to February 28, 2007. The bonus amount in column (d) includes a one-time signing bonus of $257,979 and an additional special bonus of $76,386 in recognition of the magnitude of his contributions and impact on Cognos since joining in May 2006.

9.

Mr. Griffiths was paid in pounds sterling. The amounts shown above are expressed in U.S. dollars using the weighted annual exchange rate for Cognos’ fiscal year end. Cognos’ weighted annual exchange rate is GBP£1.00 = US$1.8798.

10.

Mr. Sirianni is included as a Named Executive Officer’s because he was an executive officer until May 15 of fiscal year 2007 and would have been one of the three (3) highest paid executive officers had he remained one at February 28, 2007.

11.

Mr. Sirianni’s variable incentive compensation is based on the achievement of North American sales targets established by the CEO and Chief Operating Officer on a quarterly basis. In each of the fiscal quarters, actual revenues in Mr. Sirianni’s area of responsibility met or exceeded the pre-established sales or revenue objective for North America. All other executives Non-Equity Incentive Plan was based other financial results measured and paid per the SIS Grid.

Grants of Plan-Based Awards – Fiscal Year 2007

		Human Resources and Compensation	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)				Estimated Future Payouts Under Equity Incentive Plan Awards (RSU) (2)				All Other Stock Awards: Number of Shares of		All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Committee approval date	Threshold ($)	Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)		Stock or Units (#)		Underlying Options (#)	Awards ($/Sh)	Awards ($)
(a)	(b)	(b-1) (6) (7)	(c)	(d)	(e)		(f)	(g)	(h)		(i)		(j) (3)	(k) (4)	(l) (5)
Robert Ashe	26-Sep-06	20-Sep-06											50,000	$36.69	$635,500
	31- Jul-06	06-Apr-06					0	50,000	100,000						$1,972,005
	N/A		0	$575,000	$1,150,000
Tom Manley	26-Sep-06	20-Sep-06											60,000	$36.69	$762,600
	31- Jul-06	06-Apr-06					0	20,000	40,000						$779,838
	N/A		0	$270,000	$540,000
Les Rechan	03-Aug-06	06-Apr-06											250,000	$31.66	$3,085,000
	03- Aug-06	06-Apr-06					0	45,000	45,000	(8)(9)	25,000	(9)			$2,216,200
	N/A		0	$375,000	$750,000
Peter Griffiths	26-Sep-06	20-Sep-06											60,000	$36.69	$762,600
	31- Jul-06	06-Apr-06					0	20,000	40,000						$914,293
	N/A		0	$225,000	$450,000
David Laverty	26-Sep-06	20-Sep-06											50,000	$36.69	$635,500
	31- Jul-06	06-Apr-06					0	10,000	20,000						$457,147
	N/A		0	$165,000	$330,000
Tony Sirianni	N/A	—					—	—	—						—
	N/A		0	$285,000	None	(10)

1.

The amounts shown reflect the target and maximum amounts payable as cash awards under Cognos’ Variable Incentive Plan. There is no minimum award payable and calculation of payout is performance based. The maximum amount payable is 200% of the Executive’s Target Incentive (See “CD&A - Variable Cash Incentives”).

2.

The amounts shown reflect the target and maximum number of RSUs which may be granted under the Long-Term, Equity-Based Incentive Awards portion of the Variable Incentive Plan, pursuant to the RSU Plan. There is no minimum award payable and calculation of payout is performance-based. The maximum amount which may be granted is 200% of the target RSU amount. The target amounts are based on the individual’s salary and position at the time of award. Except for Mr. Ashe’s RSUs, these RSUs will vest equally on each of the three anniversaries of the grant date. One third of Mr. Ashe’s award vested immediately upon grant and the remainder of the RSU’s will vest equally over the next 3 years (See “CD&A – Long-Term, Equity-Based Incentive Awards – RSUs”).

3.

The amounts shown reflect the number of options issued to each Executive under the 2003 Option Plan. All awards were granted on September 26, 2006, except for those for Mr. Rechan, who received a new hire award of 250,000 options in August 2006. All options are subject to vesting as described in further detail in the Outstanding Equity Awards at Fiscal Year-End Table and in the CD&A (See “Long-Term, Equity-Based Incentive Awards – Options”).

4.

The exercise price of each option is the closing price of Cognos’ common shares on the day before the grant. For all grants, the exercise price is greater than the closing price of Cognos’ shares on the grant date. Cognos issues options in both Canadian and U.S. dollars. The Canadian dollar options are converted at the grant date exchange rate.

5.

The value of the options was derived using the binomial lattice model and the assumptions as described in Note 1 to the financial statements in Cognos’ Annual Report on Form 10-K for the fiscal year ended February 28, 2007. The calculation is consistent with the requirements of FAS 123(R), except that the amount does not include an estimate of forfeitures, and the calculated value is 100% of the calculated value despite the fact that the entire amount is not “earned” or vested. The value of the RSUs was determined by multiplying the number of units granted by the $29.88 closing price of Cognos’ common shares on the day before the grant date.

6.

The HRC approved options for executives on September 20, 2006 and the grant was made on September 26, 2006, with the exception of Mr. Rechan’s, which were approved on April 6, 2006 to be granted after the release of the first quarter 2007 earnings. This was delayed to August 3, 2006 because Cognos was unable to make the grant within the normal process due to a management cease trade order that was issued in connection the SEC Review (See footnote 5, page 13 of this Proxy Statement).

7.

The HRC approved the Equity Incentive Plan Awards on April 6, 2006. As part of the approval, target and maximum amounts were set for fiscal year 2007. The Executive compensation plans for fiscal year 2007 became binding on July 31, 2006, and the final calculation of the “payout” was approved by the HRC on April 11, 2007.

8.	Vesting of Mr. Rechan’s RSUs are based solely on attaining certain revenue targets over five years. The maximum number of units is equal to the target.

9.

There were two RSU grants awarded to Mr. Rechan. The first grant of 45,000 RSUs is performance-based and vests only if Cognos achieves a pre-determined sales level within 5 years of the grant. The second grant of 25,000 RSUs are time-based and vest in full after four (4) years of service. The 25,000 RSUs will also vest immediately in full, however, if the sales level required to vest the 45,000 RSUs is achieved.

10.	Mr. Sirianni’s non-equity incentive plan was based on the achievement of North American sales targets established by the CEO and Chief Operating Officer on a quarterly basis and is not capped.

Outstanding Equity Awards at Fiscal Year-End – Fiscal Year 2007

	Option Awards (1)					Stock Awards (2)
Name (a)	Number of Securities Underlying Unexercised Options (#) (Exercisable) (b)	Number of Securities Underlying Unexercised Options (#) (Unexercisable) (c)		Option Exercise Price ($) (e) (3)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Robert Ashe	50,000			$44.44	11-Apr-08	66,000	(4)	$2,515,260
	150,000			$20.04	28-Jun-09
	200,000			$30.66	29-Apr-10
	45,000	15,000	(5)	$32.19	30-Jul-08
	100,000	100,000	(6)	$33.47	16-Aug-09
	43,750	131,250	(7)	$36.32	28-Jun-10
		50,000	(8)	$35.00	26-Sep-11

	Option Awards (1)					Stock Awards (2)
Name (a)	Number of Securities Underlying Unexercised Options (#) (Exercisable) (b)	Number of Securities Underlying Unexercised Options (#) (Unexercisable) (c)		Option Exercise Price ($) (e) (3)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Tom Manley	91,200			$19.96	20-Aug-09	26,100	(9)	$994,671
	75,000			$30.66	29-Apr-10
	30,000	10,000	(5)	$32.19	30-Jul-08
	75,000	75,000	(6)	$33.47	16-Aug-09
	25,000	75,000	(7)	$36.32	28-Jun-10
		60,000	(8)	$35.00	26-Sep-11
Les Rechan		250,000	(10)	$30.46	3-Aug-12	25,000	(11)	$952,750	45,000	(11)	$1,714,950
Peter Griffiths	13,000			$44.44	11-Apr-08	30,600	(9)	$1,166,166
	25,000			$39.00	13-Feb-10
	80,000			$30.66	29-Apr-10
		6,250	(5)	$32.19	30-Jul-08
		3,750	(12)	$33.68	26-Jan-09
	75,000	75,000	(6)	$33.47	16-Aug-09
	25,000	75,000	(7)	$36.32	28-Jun-10
		60,000	(8)	$35.00	26-Sep-11
David Laverty	62,720			$37.30	4-Feb-10	15,300	(9)	$583,083
	6,002			$30.66	29-Apr-10
		6,250	(5)	$32.19	30-Jul-08
		17,500	(6)	$29.90	16-Aug-09
	7,500	22,500	(7)	$34.52	28-Jun-10
		50,000	(8)	$36.69	26-Sep-11

	Option Awards (1)					Stock Awards (2)
Name (a)	Number of Securities Underlying Unexercised Options (#) (Exercisable) (b)	Number of Securities Underlying Unexercised Options (#) (Unexercisable) (c)		Option Exercise Price ($) (e) (3)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Tony Sirianni	20,000			$39.32	31-Mar-08
	40,000			$44.44	11-Apr-08
	50,000			$34.60	1-Mar-10
		25,000	(5)	$32.19	30-Jul-08
		50,000	(6)	$29.90	26-Aug-09
	25,000	75,000	(7)	$34.52	28-Jun-10

1.

Historically Cognos has granted its principal option award annually between April and August. All other options awards are granted quarterly, at the start of the third trading day after the public release of Cognos’ quarterly earnings. Options typically vest equally at a rate of 25% on the anniversaries of the grant date. Options generally expire between five and eight years after they are granted. Certain options have accelerated vesting clauses, as described in further detail in the CD&A (See “Executive Employment Agreements”).

2.

Stock awards represent RSUs granted to Executives as part of the equity component of their Variable Incentive Plans as described in further detail in the CD&A (See “Long-Term, Equity-Based Incentive Awards – RSUs”).

3.

Exercise price is calculated using the closing price of Cognos’ common shares on the day preceding the grant date. Cognos issues options for both Canadian and U.S. traded shares in Canadian and U.S. dollars respectively. The Canadian share options exercise price is converted at the current year end exchange rate.

4.	33-1/3% of the RSUs vested on April 16, 2007; the remainder vest at a rate of 22% per year on April 16, 2008, 2009, and 2010.

5.	100% of the options vest on July 30, 2007.

6.	50% of the options vest on August 16, 2007; 50% of options vest on August 16, 2008.

7.	33-1/3% of the options vest on each of June 28, 2007, 2008, and 2009.

8.	25% of the options vest on each of September 26, 2007, 2008, 2009, and 2010.

9.	33-1/3% of the RSUs vest on April 16, 2008, 2009, 2010.

10.	25% of the options vest on each of August 3, 2007, 2008, 2009, and 2010.

11.

There were two RSU grants awarded to Mr. Rechan. The first grant of 45,000 RSUs is performance-based and vests only if Cognos achieves a pre-determined sales level within 5 years of the grant. The second grant of 25,000 RSUs are time-based and vest in full after four (4) years of service. The 25,000 RSUs will also vest immediately in full, however, if the sales level required to vest the 45,000 RSUs is achieved.

12.	100% of the options vest on January 26, 2008.

Option Exercises and Stock Vested – Fiscal Year 2007

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Robert Ashe	—	—	—	—
Tom Manley	40,000	$ 933,171	—	—
Les Rechan	—	—	—	—
Peter Griffiths	70,000	$1,235,237	—	—
David Laverty	30,780	$ 276,575	—	—
Tony Sirianni	198,873	$2,603,366	—	—

Defined Benefit/Actuarial Plan Disclosure, Retirement Payments and Pension Benefits Table

Effective March 1, 2003, Cognos established a Retirement Compensation Arrangement (“RCA”) pursuant to the Income Tax Act of Canada. The RCA is intended to provide retirement benefits for certain senior executives of Cognos. The Board determines the RCA participants in recognition of their value to Cognos and as a method of providing an incentive to maintain long-term employment with Cognos. The RCA is fully funded by Cognos through the establishment of a trust fund. During fiscal year 2007, Messrs. Ashe and Manley remained the only participants in the RCA. Cognos contributed $746,500 to the RCA trust fund to meet its obligations for fiscal year 2007, consisting of $447,900 and $298,600 in respect of Mr. Ashe and Mr. Manley, respectively. These amounts are included in the compensation set out in the Summary Compensation Table (See “Pension Benefits Table”)

The RCA’s benefit is 1% of the Executive’s best consecutive three (3) years of annual base salary and actual annual cash incentive payments (“CAE”) multiplied by years of credited service. These benefits increase with length of service and fully vest on the Executive’s death, on the executive attaining age 55 or on a change in control. No benefits vest for either executive prior to age fifty-one (51). Executives who voluntarily terminate employment or who are terminated without just cause do not receive unvested benefits. Executives who are terminated for cause will not receive any benefits under the RCA. The projected benefit of the RCA to Mr. Ashe, assuming retirement at age fifty-five (55), is an annual payment of approximately 17% of his CAE and at age sixty (60) it is 30% of CAE. The projected benefit of the RCA for Mr. Manley, assuming retirement at age fifty-five (55), is an annual payment of approximately 13% of CAE and, at age sixty (60), is 22% of CAE. The Board can decide to pay the RCA benefit in a lump sum or as an actuarially equivalent annuity as outlined below. Benefits shown below are not subject to any deductions for government benefits or other offset amounts. There is no future indexing of the amounts shown. The RCA Plan is Exhibit 10.23 to Cognos’ Form 10-K filed with the SEC in 2004.

The following table sets forth the present value of the accumulated benefit and years of credited pensionable service at February 28, 2007 for Messrs. Ashe and Manley.

Pension Benefits Table – Fiscal Year 2007

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c) (1)	Present Value of Accumulated Benefit ($) (d) (2) (3) (4)	Payments During Last Fiscal Year ($) (e)
Robert Ashe	Retirement Compensation Arrangement	8	$1,137,000	—
Tom Manley	Retirement Compensation Arrangement	6	$ 758,000	—

1.

For each year of future credited service accrued after February 28, 2003, an additional one year of past credited service will be granted to Mr. Ashe, provided that his total years of credited service will not exceed his total years of employment with Cognos. For Mr. Manley, each year of future credited service accrued after February 28, 2003, results an additional one-half (1/2) year of past credited service being granted, provided that his total years of credited service will not exceed his total years of employment with Cognos plus his years of employment with his previous employer.

2.	The present value of accumulated benefits is calculated using the current best consecutive three (3) year average earnings.

3.	The table includes amounts which the Executive may not currently be entitled to receive because such amounts are not vested.

4.	Significant assumptions related to the RCA are as follows:

•	Discount rate 5%

•	Compensation increases 5% per annum

•	Expected return on assets of 2.5% after taxes

Potential Payments Upon Termination or Change in Control

If a Named Executive Officer is terminated without just cause or if he terminates his employment for good reason, Cognos will be obligated to pay the NEO an amount equal to the NEO’s base salary and target bonus over the following periods:

NEO	Severance Period
Ashe	30 months
Rechan	24 months
Manley	24 months
Griffiths	18 months
Laverty	18 months
Sirianni	18 months

As well, on any change in control, the equity-based rights (such as options and RSUs) of Messrs Ashe, Rechan, Manley, Griffiths and Sirianni will immediately accelerate and vest. Mr. Laverty’s equity-based rights will immediately accelerate and become vested if his employment is terminated without just cause or he terminates his employment for good reason within twelve (12) months of a change in control. Mr. Sirianni will leave Cognos in May 2007 (See “CD&A – Executive Employment Agreement”). His severance arrangement with us is reflected in the actual payments to Mr. Sirianni set out in the table below. Each executive has agreed to post-employment non-competition and non-solicitation provisions. The agreements contain other terms and conditions typical in similar agreements for executives in their jurisdiction.

The tables below set out the potential termination or change in control payments payable to each of the NEOs pursuant to their respective employment agreements:

Rob Ashe

	Salary (1)	Bonus (2)	Incremental Pension Benefit (Present Value) (3)		Continuation of Benefits (4)	Acceleration/ Continuation of Equity Awards – RSUs (Unamortized Expense as of 28-Feb-07) (5)		Acceleration/ Continuation of Equity Awards Options (Unamortized Expense as of 28-Feb-07) (5)		Total Payout on Termination
Voluntary Resignation	—	—	—		—	—		—		—
Involuntary with Cause Termination	—	—	—		—	—		—		—
Involuntary Without Just Cause or Voluntary for Good Reason Termination	$1,437,500	$1,437,500	—	(6)	$121,556	$511,956	(7)	$2,605,643	(7)	$6,114,155
Change in Control and No Termination	N/A	N/A	$1,490,000	(8)	N/A	$841,070		$2,883,604		$5,214,674
Change in Control & Involuntary Without Just Cause or Voluntary Good Reason Termination (9)	$1,437,500	$1,437,500	$2,420,000	(10)	$121,556	$841,070		$2,883,604		$9,141,230
Death	—	—	$1,490,000	(8)	—	$841,070		$2,883,604		$5,214,674
Long-Term Disability	—	—	—	(11)	—	$841,070		$2,883,604		$3,724,674

1.	Mr. Ashe is entitled to payment of a salary continuance equivalent to two and a half times his annual salary.

2.	Bonus payout is equivalent to two and a half times the annual targeted cash bonus for the position.

3.	Under the RCA Plan, no benefits are currently vested.

4.

Mr. Ashe is entitled to continued participation in all health insurance, life insurance, retirement savings, reimbursement for tax planning, Cognos provided vehicle, and Cognos provided golf club membership for a period of two and a half years from termination. In addition, Mr. Ashe is entitled to $20,000 in outplacement counseling. Estimates are based on the costs to Cognos to provide these benefits to Mr. Ashe during fiscal year 2007. If Mr. Ashe is precluded from participating in the Cognos provided plans, then he will receive cash payments equal on an after-tax basis to his cost of obtaining the benefits.

5.

On any change in control or death, Mr. Ashe is entitled to immediate vesting of all unvested RSUs and options. On any Involuntary Without Just Cause or Voluntary for Good Reason Termination, Mr. Ashe is entitled to continued vesting of RSUs and options for two and a half years. In the event of Long Term Disability, Mr. Ashe is entitled to continued vesting of RSUs and options for the period he is disabled. The values are calculated as the remaining FAS123(R) expense to be recorded by Cognos, without taking into account the estimate for forfeiture. However, if there are forfeitures as a result of options or RSUs not vesting, the resulting negative value is deemed to be zero for the purpose of this calculation. The value calculated does not take into account any change to the FAS123(R) expense that would result from a “modification” of the awards due to accelerated vesting of the RSUs and options.

6.	Mr. Ashe is entitled to immediate vesting of the pension benefits, however a minimum age of 51 years is required under provisions of the pension plan.

7.	Mr. Ashe would forfeit 14,166 RSUs and 25,000 Options. The FAS123(R) expense reduction, not included in the calculation, would be $109,706 and $39,786 respectively.

8.	Mr. Ashe is entitled to immediate vesting of the pension benefits, with no minimum age for vesting. The value is based on the commuted value of the pension plan as determined by Cognos’ actuary.

9.

Mr. Ashe is entitled to reasonable legal costs to enforce his agreement if he is terminated within 12 months following a change in control. No amount is included in the compensation table, as the amount, if any, is not determinable.

10.

Mr. Ashe is entitled to immediate vesting of the pension benefits, with no minimum age for vesting. He is entitled to receive the credited service he would have received during the following two and a half years. The value is based on the commuted value of the pension plan as determined by Cognos’ actuary.

11.

Mr. Ashe is entitled to continue earning credited service while he is on long term disability up to the normal retirement age of 65. There is no immediate payout, thus no value has been included. The present value assuming continued long-term disability up to normal retirement age is $3,450,000.

Tom Manley

	Salary (1)	Bonus (2)	Incremental Pension Benefit (Present Value) (3)		Continuation of Benefits (4)	Acceleration/ Continuation of Equity Awards – RSUs (Unamortized Expense as of 28-Feb-07) (5)		Acceleration/ Continuation of Equity Awards Options (Unamortized Expense as of 28-Feb-07) (5)		Total Payout on Termination
Voluntary Resignation	—	—	—		—	—		—		—
Involuntary with Cause Termination	—	—	—		—	—		—		—
Involuntary Without Just Cause or Voluntary for Good Reason Termination	$760,000	$540,000	—	(6)	$101,227	$130,552	(7)	$1,555,405	(7)	$3,087,184
Change in Control and No Termination	N/A	N/A	$640,000	(8)	N/A	$499,482		$2,173,956		$3,313,438
Change in Control & Involuntary Without Just Cause or Voluntary Good Reason Termination (9)	$760,000	$540,000	$960,000	(10)	$101,227	$499,482		$2,173,956		$5,034,665
Death	—	—	$640,000	(8)	—	$499,482		$2,173,956		$3,313,438
Long-Term Disability	—	—	—	(11)	—	$499,482		$2,173,956		$2,673,438

1.	Mr. Manley is entitled to payment of a salary continuance equivalent to two times his annual salary.

2.	Bonus payout is equivalent to two times the annual targeted cash bonus for the position.

3.	Under the RCA Plan, no benefits are currently vested.

4.

Mr. Manley is entitled to continued participation in all health insurance, life insurance, retirement savings, Cognos provided tax planning, Cognos provided vehicle, and Cognos provided golf club membership for a period of two years from termination. In addition, Mr. Manley is entitled to $20,000 in outplacement counseling. Estimates are based on the costs to the Cognos to provide these benefits to Mr. Manley during fiscal 2007. If Mr. Manley is precluded from participating in the Cognos provided benefits, then he will receive cash payments equal on an after-tax basis to his cost of obtaining the benefits.

5.

On any change in control or death, Mr. Manley is entitled to immediate vesting of all unvested RSUs and options. On any Involuntary Without Just Cause or Voluntary for Good Reason Termination, Mr. Manley is entitled to continued vesting of RSUs and options for two years. On termination due to Long Term Disability, Mr. Manley is entitled to continued vesting of RSUs and options for the period he is disabled. The amounts are calculated as the remaining FAS123(R) expense to be recorded by Cognos, without taking into account the estimate for forfeiture. However, if there are forfeitures as a result of options or RSUs not vesting, the resulting negative value is deemed to be zero for the purpose of this calculation. The value calculated does not take into account any change to the FAS123(R) expense that would result from a “modification” of the awards due to accelerated vesting of the RSUs and options.

6.	Mr. Manley is entitled to immediate vesting of the pension benefits, however a minimum age of 51 years is required under provisions of the pension plan.

7.	Mr. Manley would forfeit 17,400 RSUs and 73,750 Options. The FAS123(R) expense reduction, not included in the calculation, would be $150,959 and $47,744 respectively.

8.	Mr. Manley is entitled to immediate vesting of the pension benefits, with no minimum age for vesting. The value is based on the commuted value of the pension plan as determined by Cognos’ actuary.

9.

Mr. Manley is entitled to reasonable legal costs to enforce his agreement if he is terminated within 12 months following a change in control. No amount is included in the compensation table, as the amount, if any, is not determinable.

10.

Mr. Manley is entitled to immediate vesting of the pension benefits, with no minimum age for vesting. He is entitled to receive the credited service he would have received during the following two years. The value is based on the commuted value of the pension plan as determined by Cognos’ actuary.

11.

Mr. Manley is entitled to continue earning credited service while he is on long term disability up to the normal retirement age of 65. There is no immediate payout, thus no value has been included. The present value assuming continued long-term disability up to normal retirement age is $1,500,000.

Les Rechan

	Salary (1)	Bonus (2)	Incremental Pension Benefit (Present Value) (3)	Continuation of Benefits (4)	Acceleration/ Continuation of Equity Awards – RSUs (Unamortized Expense as of 02/28/07) (5)		Acceleration/ Continuation of Equity Awards Options (Unamortized Expense as of 02/28/07) (5)		Total Payout on Termination
Voluntary Resignation	—	—	N/A	—	—		—		—
Involuntary with Cause Termination	—	—	N/A	—	—		—		—
Involuntary Without Just Cause or Voluntary for Good Reason Termination	$750,000	$750,000	N/A	$200,398	$1,619,016	(6)	$930,345	(7)	$4,249,759
Change in Control and No Termination	N/A	N/A	N/A	N/A	$1,619,016		$2,204,220		$3,823,236
Change in Control & Involuntary Without Just Cause or Voluntary Good Reason Termination (8)	$750,000	$750,000	N/A	$200,398	$1,619,016		$2,204,220		$5,523,634
Death	—	—	N/A	—	$1,619,016		$2,204,220		$3,823,236
Long-Term Disability	—	—	N/A	—	$1,619,016		$2,204,220		$3,823,236

1.	Mr. Rechan is entitled to payment of a salary continuance equivalent to two times his annual salary.

2.	Bonus payout is equivalent to two times the annual target cash bonus for the position.

3.	Mr. Rechan is not part of the Defined Benefit Pension Plan, and therefore is not eligible for any benefits.

4.

Mr. Rechan is entitled to continued participation in all health insurance, life insurance, retirement savings, Cognos provided tax planning, Cognos provided vehicle, and Cognos provided golf club membership for a period of two years from termination. In addition, Mr. Rechan is entitled to $20,000 in outplacement counseling. Mr. Rechan is entitled to a maximum of $105,000 tax equalization payment in fiscal 2008. Estimates are based on the costs to Cognos to provide these benefits to Mr. Rechan during fiscal 2007. If Mr. Rechan is precluded from participating in the Cognos provided plans, then he will receive cash payments equal on an after-tax basis to his cost of obtaining the benefits.

5.

On any change in control or death, Mr. Rechan is entitled to immediate vesting of all unvested RSUs and options. On any Involuntary Without Just Cause or Voluntary for Good Reason Termination, Mr. Rechan is entitled to continued vesting of RSUs and options for two years. On termination due to Long Term Disability, Mr. Rechan is entitled to continued vesting of RSUs and options for the period he is disabled. The amounts are calculated as the remaining FAS123(R) expense to be recorded by Cognos, without taking into account the estimate for forfeiture. However, if there are forfeitures as a result of options or RSUs not vesting, the resulting negative value is deemed to be zero for the purpose of this calculation. The value calculated does not take into account any change to the FAS123(R) expense that would result from a “modification” of the awards due to accelerated vesting of the RSUs and options.

6.

Mr. Rechan has 70,000 RSUs outstanding. Of these RSUs, 45,000 will only vest if certain revenue targets are met within five years. The other 25,000 RSUs cliff vest at the end of the fourth anniversary of grant, or when the other 45,000 RSUs vest. If Mr. Rechan is involuntarily terminated, Without Just Cause or Voluntary Terminated for Good Reason before the 5 year period has expired, his employment agreement calls for a pro-ration of the RSUs to vest for the period of employment plus two years. Based on the 2007 revenue growth and assuming the same revenue growth for the following two years, if Mr. Rechan were to have been Involuntarily Terminated, Without Just Cause or Voluntary Terminated for Good Reason, the acceleration of the RSUs would result in additional FAS123(R) expense of $837,170. However given the uncertainty we have assumed 100% vesting for the above calculation.

7.	Mr. Rechan would forfeit 125,000 Options. The FAS123(R) expense reduction, not included in the calculation, would be $268,615.

8.

Mr. Rechan is entitled to reasonable legal costs to enforce his agreement if he is terminated within 12 months following a change in control. No amount is included in the compensation table, as the amount, if any, is not determinable.

Peter Griffiths

	Salary (1)	Bonus (2)	Incremental Pension Benefit (Present Value) (3)	Continuation of Benefits (4)	Acceleration/ Continuation of Equity Awards – RSUs (Unamortized Expense as of 02/28/07) (5)		Acceleration/ Continuation of Equity Awards Options (Unamortized Expense as of 02/28/07) (5)		Total Payout on Termination
Voluntary Resignation	—	—	N/A	—	—		—		—
Involuntary with Cause Termination	—	—	N/A	—	—		—		—
Involuntary Without Just Cause or Voluntary for Good Reason Termination	$642,600	$337,500	N/A	$124,627	$153,061	(6)	$1,431,977	(6)	$2,689,765
Change in Control and No Termination(7)	N/A	N/A	N/A	N/A	—		—		—
Change in Control & Involuntary Without Just Cause or Voluntary Good Reason Termination	$642,600	$337,500	N/A	$124,627	$585,600		$2,203,022		$3,893,349
Death	—	—	N/A	—	$585,600		$2,203,022		$2,788,622
Long-Term Disability	—	—	N/A	—	$585,600		$2,203,022		$2,788,622

1.	Mr. Griffiths is entitled to payment of a salary continuance equivalent to one and a half times his annual salary.

2.	Bonus payout is equivalent to one and a half times the annual targeted cash bonus for the position.

3.	Mr. Griffiths is not part of the Defined Benefit Pension Plan, and therefore is not eligible for any benefits.

4.

Mr. Griffiths is entitled to continued participation in all health insurance, life insurance, retirement savings, Cognos provided tax planning, and Cognos provided vehicle for a period of one and a half years from termination. Estimates are based on the costs to Cognos to provide these benefits to Mr. Griffiths during fiscal 2007. If Mr. Griffiths is precluded from participating in Cognos provided plans, then he will receive cash payments equal on an after-tax basis to his cost of obtaining the benefits.

5.

On a change in control with an Involuntary Without Just Cause or Voluntary for Good Reason Termination, or death, Mr. Griffiths is entitled to immediate vesting of all unvested RSUs and options. On any Involuntary Without Just Cause or Voluntary for Good Reason Termination, Mr. Griffiths is entitled to continued vesting of RSUs and options for one and a half years. On termination due to Long Term Disability, Mr. Griffiths is entitled to continued vesting of RSUs and options for the period he is disabled. The amounts are calculated as the remaining FAS123(R) expense to be recorded by Cognos, without taking into account the estimate for forfeiture. However, if there are forfeitures as a result of options or RSUs not vesting, the resulting negative value is deemed to be zero for the purpose of this calculation. The value calculated does not take into account any change to the FAS123(R) expense that would result from a “modification” of the awards due to accelerated vesting of the RSUs and options.

6.	Mr. Griffiths would forfeit 20,400 RSUs and 70,000 Options. The FAS123(R) expense reduction, not included in the calculation, would be $176,986 and $85,899 respectively.

7.

Mr. Griffith’s employment agreement was amended in April 2007 to provide for the immediate acceleration of equity-based awards upon a change in control. However, this table calculates all amounts as of the end of fiscal year 2007 at which time his employment agreement only provided for accelerated vesting upon a change in control if he was also terminated within twelve (12) months of the change of control.

David Laverty

	Salary (1)	Bonus (2)	Incremental Pension Benefit (Present Value) (3)	Continuation of Benefits (4)	Acceleration/ Continuation of Equity Awards – RSUs (Unamortized Expense as of 02/28/07) (5)		Acceleration/ Continuation of Equity Awards Options (Unamortized Expense as of 02/28/07) (5)		Total Payout on Termination
Voluntary Resignation	—	—	N/A	—	—		—		—
Involuntary with Cause Termination	—	—	N/A	—	—		—		—
Involuntary Without Just Cause or Voluntary for Good Reason Termination	$427,500	$247,500	N/A	$49,443	$ 76,530	(6)	$431,765	(6)	$1,232,738
Change in Control and No Termination	N/A	N/A	N/A	N/A	—		—		—
Change in Control & Involuntary Without Just Cause or Voluntary Good Reason Termination	$427,500	$247,500	N/A	$49,443	$292,800		$912,807		$1,930,050
Death	—	—	N/A	—	$292,800		$912,807		$1,205,607
Long-Term Disability	—	—	N/A	—	$292,800		$912,807		$1,205,607

1.	Mr. Laverty is entitled to payment of a salary continuance equivalent to one and a half times his annual salary.

2.	Bonus payout is equivalent to one and a half times the annual target cash bonus for the position.

3.	Mr. Laverty is not part of the Defined Benefit Pension Plan, and therefore is not eligible for any benefits.

4.

Mr. Laverty is entitled to continued participation in all health insurance, life insurance, retirement savings, Cognos provided tax planning, and Cognos provided vehicle for a period of one and a half years from termination. Estimates are based on the costs to Cognos to provide these benefits to Mr. Laverty during fiscal 2007. If Mr. Laverty is precluded from participating in the Cognos provided benefits, then he will receive cash payments equal on an after-tax basis to his cost of obtaining the benefits.

5.

On a change in control with an Involuntary Without Just Cause or Voluntary for Good Reason Termination, or death, Mr. Laverty is entitled to immediate vesting of all unvested RSUs and options. On any Involuntary Without Just Cause or Voluntary for Good Reason Termination, Mr. Laverty is entitled to continued vesting of RSUs and options for one and a half years. On termination due to Long Term Disability, Mr. Laverty is entitled to continued vesting of RSUs and options for the period he is disabled. The amounts are calculated as the remaining FAS123(R) expense to be recorded by Cognos, without taking into account the estimate for forfeiture. If the value is negative as a result of forfeiture, it is deemed to be zero for purpose of this calculation. The value calculated does not take into account any change to the FAS123(R) expense that would result from a “modification” of the awards due to accelerated vesting of the RSUs and options.

6.	Mr. Laverty would forfeit 7,650 RSUs and 45,000 Options. The FAS123(R) expense reduction, not included in the calculation, would be $88,493 and $73,552 respectively.

Tony Sirianni

Mr. Sirianni will leave Cognos on May 15, 2007 (See “CD&A – Executive Employment Agreements”). His termination will be voluntary, with Good Reason. If a change in control occurs during his 18 month severance period (on or before November 15, 2009), his equity awards will immediately vest and become exercisable as would have been the case if a change in control occurs during his employment with Cognos. As a result the amount actually paid or payable to Mr. Sirianni under the agreement is presented.

	Salary (1)	Bonus (2)	Incremental Pension Benefit (Present Value) (3)	Continuation of Benefits (4)	Acceleration/ Continuation of Equity Awards – RSUs (Unamortized Expense as of 02/28/07) (5)	Acceleration/ Continuation of Equity Awards Options (Unamortized Expense as of 02/28/07) (5)		Total Payout on Termination
Voluntary for Good Reason Termination	$412,500	$427,500	N/A	$104,933	—	$1,104,173	(6)	$2,049,166
Change in Control before November 15, 2008	$412,500	$427,500	N/A	$104,933	—	$1,389,170		$2,334,163

1.	Mr. Sirianni will receive payment of a salary continuance equivalent to one and a half times his annual salary.

2.	Bonus payout is equivalent to one and a half times the annual targeted cash bonus for the position.

3.	Mr. Sirianni is not part of the Defined Benefit Pension Plan, and therefore is not eligible for any benefits.

4.

Mr. Sirianni is entitled to continued participation in all health insurance, life insurance, Cognos provided fitness membership and Cognos provided vehicle for a period of one and a half years from termination. Estimates are based on the costs to Cognos to provide these benefits to Mr. Sirianni during fiscal 2007, and the maximum set out in his agreement. The value calculated does not take into account any change to the FAS123(R) expense that would result from a “modification” of the awards due to accelerated vesting of the RSUs and options.

5.

Mr. Sirianni’s options will continue to vest for a period of one and a half years from the date of termination. The amounts are calculated as the remaining FAS123(R) expense to be recorded by Cognos, without taking into account the estimate for forfeiture.

6.	Mr. Sirianni would forfeit 7,500 Options.

Compensation of Directors

The compensation paid to each of the directors for their duties performed during fiscal year 2007 is set out in the below table.

Director Compensation Table – Fiscal Year 2007

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c) (1)	All Other Compensation ($) (g) (2)	Total ($) (h)
Robert G. Ashe	—	—	—	—
John Caldwell	—	$223,000	—	$223,000
Paul Damp	—	$185,000	—	$185,000
Pierre Ducros	—	$155,500	—	$155,500
Robert Korthals	—	$152,500	—	$152,500
Janet Perna	—	$172,750	—	$172,750
John Rando	—	$209,000	—	$209,000
William Russell	—	$228,500	—	$228,500
James Tory	—	$264,000	—	$264,000
Renato Zambonini	$189,057	$125,000	$33,016	$347,073

1.	The amount in column (c) includes the amount paid to directors in DSUs. The DSU plan details are discussed in further detail below.

2.	Other compensation in column (g) includes amounts paid by Cognos for the following:

•	The cost attributable to personal use of Cognos provided automobiles;

•	The cost of Cognos provided personal tax advice;

•	The value attributable to life insurance benefits and medical insurance paid by Cognos.

3.

DSUs are awarded and valued on a quarterly basis in arrears three days after the release of the financial information. Fees paid in DSUs are awarded in U.S. dollars, and the current year awards rates were:

Quarter 1- $38.53

Quarter 2- $35.96

Quarter 3- $40.51

Quarter 4- $39.86

4.	The total in column (h) includes:

•	an annual board retainer paid to each director in the amount of $100,000 of which $75,000 is paid in DSUs and the remainder in DSUs or cash as elected by the individual director.

•

additional retainers paid to the Chairman, Lead Director and Chairs of the Audit Committee and HRC as follows: $200,000 to Mr. Zambonini (Chairman retainer), $125,000 to Mr. Tory (Lead Director retainer), $20,000 to Mr. Caldwell (Audit Committee Chair retainer) and $10,000 to Mr. Rando (HRC Chair retainer). $75,000 of the Chairman and Lead Director retainers is paid in DSUs and the remainder in DSUs or cash as elected by the individual director. The Audit Committee Chair and HRC chair can elect to take their additional retainers in DSUs or cash.

•	meeting fees paid to each director in the amount of $1,500 for each meeting attended in person or by telephone. Each director may elect to receive meeting fees in DSUs or cash.

A deferred share plan for non-employee directors (“DSU Plan”) was first adopted in April 1999. A DSU is a unit credited by means of a bookkeeping entry in the books of Cognos to a non-employee director’s account. Each unit is equivalent in value to a share of Cognos. DSUs represent the variable (at risk) component of the directors’ compensation. At the end of the director’s tenure, the director must redeem all DSUs. At the option of Cognos, directors are either paid the market value of the shares represented by the DSUs, or they receive Cognos shares equal to the number of DSUs. The shares are purchased on the open market. A retiring director may redeem DSUs on or before December 15th of the calendar year commencing after retirement. The mandatory holding requirement for shares and DSUs is 5,000. The holding requirement must be attained within three (3) years of the director commencing service on the Board. See “ELECTION OF DIRECTORS” for the number of DSUs held by each nominee for director.

ITEM 2 - REQUEST TO RESERVE ADDITIONAL SHARES UNDER THE 2003-2016 OPTION PLAN

At the 2006 Annual and Special Meeting of Shareholders, shareholders approved the reservation of an additional 2,000,000 shares (the “2006 Option Pool”) under the 2003 Option Plan. As explained in our Compensation Discussion and Analysis, Cognos awarded RSUs to its key employees in fiscal year 2007 rather than the key employee option award typically made each year between shareholder meetings. Cognos continued this practice in April of 2007 by awarding RSUs to key employees in order to diversify long-term incentive awards and to provide more retention value for Cognos. As a result, 1,789,163 shares of the 2006 Option Pool (2.0% of the 89,899,984 issued and outstanding shares of Cognos as of Record Date) remain available for option awards as of the Record Date. This includes approximately 4,000 shares already designated for award to new senior management hires and promotions occurring after the Record Date. As of the Record Date, 4,466,055 options (5.0% of the issued and outstanding shares of Cognos) have been awarded and are outstanding under the 2003 Option Plan.

Cognos requests shareholder approval to reserve an additional 1,000,000 shares (the “2007 Option Pool”). The 2007 Option Pool and the balance of the 2006 Option Pool will build a reasonable reserve for future awards and enhance our flexibility to address our future option requirements until at least the Annual Meeting of Shareholders in 2008. Cognos intends to continue using option awards as a component of Cognos’ long-term compensation strategy for retaining and providing long-term incentives to key employees, new employees and senior executives. Our future requirements include periodic awards to retain specific employees, awards in recognition of promotions and new employee awards. We may also award options to key employees prior to the shareholders’ meeting in 2008 and in connection with strategic transactions and acquisitions. If the 2007 Option Pool is approved by shareholders, the total number of shares reserved under the 2003 Option Plan since its inception will be 8,360,000.

Since fiscal year 2003, Cognos has, in a significant manner, responded to shareholder concerns regarding option awards:

•

We have reduced our “option overhang”. Option overhang is the sum of all Cognos stock options outstanding and available for grant divided by Cognos’ issued and outstanding shares. In fiscal year 2007, approximately 2,956,000 options were exercised in total compared to 1,257,000 in fiscal year 2006. This increase in option exercises and the significant reduction in options granted during the last five (5) fiscal years has resulted in a decrease in Cognos’ option overhang from 16.8% at the end of fiscal year 2002 to 11.5% as of the Record Date (excluding the additional 1,000,000 shares) or 12.7% (inclusive of the additional 1,000,000 shares being requested).

•

Cognos has continued to limit the number of options awarded annually under the 2003 Option Plan to meet our target of a “burn rate” at or near 2%. Burn rate is the number of options awarded divided by our outstanding shares, expressed as a percentage. Cognos’ average burn rate for the last three (3) fiscal years is 1.7% and we remain committed to our target burn rate.

•

The terms of the 2003 Option Plan, in response to the Toronto Stock Exchange Rules (“TSX Rules”) and institutional shareholders’ comments, provide for shareholder approval of certain amendments (See “ADDITIONAL AMENDMENTS TO THE 2003 OPTION PLAN” and “SUMMARY DESCRIPTION OF 2003 OPTION PLAN PROVISIONS”).

•

Cognos’ executive compensation strategy beginning in fiscal year 2007 reduced the number of options granted to its most senior executives in favor of granting performance-based restricted share units pursuant to the RSU Plan. (See “COMPENSATION DISCUSSION AND ANALYSIS”.)

The following table summarizes the status, as of the Record Date, of the 2003 Option Plan, as well as the 1997-2002 Stock Option Plan (the “1997 Option Plan”), the Adaytum 1999 Stock Option Plan (the “Adaytum Plan”) and 250,000 options granted out of plan to induce Cognos’ new Chief Operating Officer to join Cognos in May 2006 (“Out of Plan”). These plans are all “security-based compensation arrangements” for the purposes of the disclosure requirements of the TSX.

Plan	# Shares Issuable Upon Exercise of Options Granted	# Shares Issuable Pursuant to Options Granted & Already Vested		# Shares Available for Option Grants
2003 Option Plan(1)	4,466,055	1,284,127	(1)	1,789,163	(2)
1997 Option Plan (3)	3,803,420	3,803,420		—
Adaytum Plan(3) (4)	69,479	69,479		—
Out of Plan (5)	250,000	—		—
Total	8,588,954	5,157,026		1,789,163

(1)

The total of the shares issuable upon the exercise of granted options (4,466,055), available for option grants (1,789,163) and in the 2007 Option Pool (1,000,000), if approved, is 7,255,218. This is approximately 8.1% of Cognos’ outstanding shares (89,899,984) as at the Record Date. The 1,284,127 shares issuable pursuant to vested options represent approximately 75% of the shares issuable pursuant to options granted in fiscal year 2004, 50% of the shares issuable pursuant to options granted in fiscal year 2005 and 25% of the shares issuable pursuant to options granted in fiscal year 2006. These are the only options vested under the 2003 Option Plan. Another 25% of the fiscal year 2004, 2005 and 2006 option grants will vest between June and August of 2007.

(2)	Approximately 4,000 of these shares are designated for award to new senior management hires and promotions occurring subsequent to the Record Date.

(3)	These plans have expired and no further shares are available for future grants, though existing option grants continue to vest.

(4)

The Adaytum Plan expired on the closing of the Merger Agreement between Cognos and Adaytum Inc. dated January 10, 2003 (“Merger Agreement”). These shares represent options originally issued by Adaytum Inc. and subsequently assumed by Cognos under the terms of its Merger Agreement with Adaytum Inc. dated January 10, 2003.

(5)	The Out of Plan options represent 250,000 options granted out of plan to induce Cognos’ new Chief Operating Officer to join Cognos in May 2006.

If approved by shareholders, the 2007 Option Pool and the balance available in the 2006 Option Pool would amount to 2,789,163 shares (consisting of the remaining 1,789,163 shares and the additional 1,000,000 shares). The aggregate maximum number of shares reserved under the 2003 Option Plan since its inception would increase to 8,360,000 shares (1,760,000 original shares, 1,800,000 additional shares in each of fiscal years 2005 and 2006, 2,000,000 shares in fiscal year 2007 and an additional 1,000,000 shares in fiscal year 2008, if approved at the meeting). 1,104,782 of these options have been exercised under the 2003 Option Plan as of the Record Date.

Cognos has expensed options pursuant to SFAS 123R in fiscal year 2007. Further information relating to the 2003 Option Plan is contained in the below sections “SUMMARY DESCRIPTION OF 2003 OPTION PLAN PROVISIONS” and “CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES WITH RESPECT TO THE 2003 OPTION PLAN”.

VOTING

The request by Cognos for an additional 1,000,000 shares to be reserved under the 2003 Option Plan requires the approval of a simple majority of shares represented and entitled to vote at the meeting. The Board recommends a vote FOR Resolution A and approval of the reservation of an additional 1,000,000 shares for the 2003 Option Plan.

ITEM 3 – ADDITIONAL AMENDMENT TO THE 2003 OPTION PLAN

Cognos is also proposing to amend the amendment provision (Section 17) of the 2003 Option Plan to comply with the requirements of the Toronto Stock Exchange (“TSX”). The TSX introduced several changes to the TSX Company Manual (“TSX Manual”) effective January 1, 2005, including a provision in Section 613(d) of the TSX Manual to the effect that shareholder approval is required for any amendment to a security-based compensation arrangement unless the arrangement includes an amendment provision. TSX staff notice #2004-0002 clarified that, effective June 2007, an amendment provision must specify the circumstances in which shareholder approval is required (as opposed to a general amendment power) and that amendment provision must be disclosed to shareholders when the security-based compensation arrangement is being approved. To address this change in the TSX Manual and the related staff notice, Cognos amended the 2003 Option Plan to include the required amendment provision. Shareholders approved this amendment at the 2006 Annual and Special Meeting. Since that meeting, governance best practices have evolved to an extent that warrants further specificity in amendment provisions. Cognos is proposing to amend the amendment provision (Section 17) of the 2003 Option Plan to meet the new guidelines. The proposed amended Section 17 is as follows (proposed changes are marked):

17. TERM & AMENDMENT OF THE PLAN

The Board may amend, suspend or terminate this Plan, or any portion thereof, at any time, subject to those provisions of applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange and the NASDAQ Stock Market), if any, that require the approval of shareholders or any governmental or regulative body. However, except as expressly set forth herein, no action of the Committee, Board or shareholders shall alter or impair the rights of a Participant without the consent of the affected Participant, under any Option previously granted to the Participant. Without limiting the generality of the foregoing, the Board may make the following types of amendments to the Plan without seeking shareholder approval:

(a)	amendments of a “housekeeping” or ministerial nature including, without limiting the generality of the foregoing, any amendment for the purpose of curing any ambiguity, error or omission in the Plan or to correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan;

(b)	amendments necessary to comply with the provisions of applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange and the NASDAQ Stock Market);

(c)	amendments necessary in order for awards to qualify for favorable treatment under Sections 162(m), 409A or 422 of the Code, or any successor provisions;

(d)	amendments respecting administration of the Plan;

(e)	any amendment to the vesting provisions of the Plan or any Option;

(f)	any amendment to the early termination provisions of the Plan or any Option, whether or not such Option is held by an Insider, provided such amendment does not entail an extension beyond the original expiry date;

(g)	any amendment to the termination provisions of the Plan or any Option, other than an Option held by an Insider in the case of an amendment extending the term of an Option, provided any such amendment does not entail an extension of the expiry date of such Option beyond its original expiry date;

~~(h)~~	~~the addition of any form of financial assistance by the Corporation for the acquisition by all or certain categories of Participants of Common Shares under the Plan, and the subsequent amendment of any such provision;~~

~~(i)~~(h)	the addition or modification of a cashless exercise feature, payable in cash or Common Shares, which provides for a full deduction of the number of underlying Common Shares from the Plan reserve;

~~(j)~~(i)	amendments necessary to suspend or terminate the Plan; and

~~(k)~~(j)	any other amendment, whether fundamental or otherwise, not requiring shareholder approval under applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange and the NASDAQ Stock Market).

Shareholder approval will be required for the following types of amendments:

(i)	any amendment to permit non-employee directors of the Corporation to be eligible to receive Options pursuant to the Plan

(ii)	any amendment to permit the assignment or transfer of Options other than as permitted in Section 12 of the Plan;

(iii)	the addition or modification of a cashless exercise feature, payable in cash or Common Shares, which does not provide for a full deduction of the number of underlying Common Shares from the Plan reserve;

~~(i)~~(iv)	amendments to the number of Common Shares issuable under the Plan, including an increase to a fixed maximum number of Common Shares or a change from a fixed maximum number of Common Shares to a fixed maximum percentage;

~~(ii)~~(v)	any amendment to Section 7 of the Plan that increases the length of the Blackout Extension Period;

~~(iii)~~(vi)	any amendment which would result in the exercise price for any Option granted under the Plan being lower than the fair market value of the Common Shares at the time the Option is granted;

~~(iv)~~(vii)	any amendment which reduces the exercise price or purchase price of an Option, including through the cancellation and reissue of Options;

~~(v)~~(viii)	any amendment extending the term of an Option ~~held by an Insider~~ beyond its original ~~e~~Expiry ~~d~~Date except as otherwise permitted by pursuant to Section 7 of the Plan;

~~(vi)~~(ix)	the adoption of any option exchange scheme involving Options; and

~~(vii~~)(x)	amendments required to be approved by shareholders under applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange and the NASDAQ Stock Market).

In the event of any conflict between subsections (a) to ~~(k)~~ (j) and subsections (i) to ~~(vii)~~ (x), above, the latter shall prevail to the extent of any conflict.

Further information relating to the 2003 Option Plan is contained in the below sections “Summary Description of 2003 Option Plan Provisions” and “Certain U.S. Federal Income Tax Consequences with Respect to the 2003 Option Plan”.

VOTING

The proposal to amend the amendment provision (Section 17) of the 2003 Option Plan as described above requires the approval of a simple majority of shares represented and entitled to vote at the meeting. The Board recommends a vote FOR Resolution B and approval of the amendment of the amending provision of the 2003 Option Plan.

SUMMARY DESCRIPTION OF 2003 OPTION PLAN PROVISIONS

The full text of the 2003 Option Plan is attached to this Proxy Statement as Annex 1. If there is any discrepancy between this summary and the 2003 Option Plan, the terms of the 2003 Option Plan will prevail.

Since the 2006 Annual and Special Meeting of Shareholders, the Board has made amendments to the 2003 Option Plan without shareholder approval as permitted by Section 17 of the 2003 Option Plan. As discussed in the CD&A, it amended Section 6 so that options will be priced at the closing market price of Cognos’ shares on the TSX or NASDAQ on the grant date rather than the trading day preceding the grant date. It amended Section 4D(a) to clarify that no more than 10% of the shares reserved for issuance under all share compensation arrangements (as defined in the TSX Manual) can be issued to Insiders (as defined in the TSX Manual). It amended Section 7 to comply with a TSX Staff Interpretation so that the expiry date of option that expire during a “Blackout Period” (as defined in the 2003 Option Plan) is extended by ten (10) days rather than being extended up to ten (10) days at the discretion of the Human Resources & Compensation Committee of the Board (the “Committee”). It amended Section 17(c), which permits amendments to the 2003 Option Plan (without shareholder approval) in order for awards to qualify for favorable tax treatment under Sections 162(m) and 422 of the United States Internal Revenue Code was amended to also include Section 409A of the Code.

In addition to the above amendments, the Board amended the 2003 Option Plan to provide the Board with specific alternatives on how to deal with options in the event of a “change in control” (See “Annex 1, Section 14D”). If an acquirer assumes or provides a substitute for options upon a change of control, all granted options will vest immediately if a participant’s employment is terminated without “just cause” or the participant terminates his or her employment for “good reason” within 12 months of a change in control. Our rationale for adding this change in control provision at this point in time was to recognize the fact that our industry segment is subject to consolidation and that the implementation of these double trigger provisions are an essential element in retaining our top employees and attracting world-class talent. It is vital that employees and potential employees remain focused on our business without being influenced by the risk of acquisition and concerns regarding the future of their employment and equity-based rights. We believe that these provisions properly balance our need to maintain our workforce and make our employees available to a potential acquirer after closing any transaction.

The 2003 Option Plan expires on July 1, 2016, except as to options outstanding. The Committee administers the 2003 Option Plan. The Committee determines participant eligibility and prescribes the terms and conditions of the options granted. All employees of Cognos and its subsidiaries are eligible to participate. Non-employee directors, consultants, and contractors are not eligible. As of the Record Date, approximately 3,553 employees of Cognos were eligible to participate in the 2003 Option Plan. Currently, 7,360,000 shares of Cognos (8.2% of the issued and outstanding shares of Cognos as of Record Date) have been reserved for issuance under the 2003 Option Plan.

The following restrictions apply to all grants of options under the 2003 Option Plan:

(a)

the aggregate number of shares reserved for issuance under options granted to Insiders (having the meaning given to the term “insiders” in the rules of the TSX Manual relating to changes in capital structure of listed companies in connection with employee stock option and stock purchase plans, options for services, and related matters, as amended (the “TSX Rules”)) and shares reserved for issuance from treasury to Insiders under any other security based compensation arrangements (having the meaning given to the term “security based compensation arrangement” in the TSX Rules), may not exceed 10% of the number of shares outstanding on a non-diluted basis at such time (“outstanding issue”);

(b)

Insiders may not, within a twelve (12) month period, be issued a number of shares under the 2003 Option Plan and/or under any other security based compensation arrangement of Cognos exceeding 10% of the outstanding issue;

(c)

any one Insider and that Insider’s associates (as that term is defined in the Securities Act (Ontario)) may not, within a twelve (12) month period, be issued a number of shares under the 2003 Option Plan and/or under any other security based compensation arrangement of Cognos exceeding 5% of the outstanding issue; and

(d)

the number of shares reserved for issuance to any one participant under options granted under the 2003 Share Plan or under any other option to purchase shares from treasury granted under any security based compensation arrangement of Cognos must not exceed 5% of the outstanding issue, or 4,400,000 shares.

The exercise price for options cannot be less than 100% of the closing price of the shares on the TSX (or if that price is not available, the price on the Nasdaq) on the date of grant. The only exception is for participants who hold an incentive stock option under Section 422(b) of the United States Internal Revenue Code (“ISO”) and at the time of grant own shares controlling more than 10% of the combined voting power of Cognos or any subsidiary. In that case, the exercise price cannot be less than 110% of the market price. Payment of the exercise price must be made in Canadian dollars, payable by cash, cheque or by such other method as may be authorized by the Committee. As of the Record Date, the closing market price of Cognos’ shares on the TSX was CDN $46.16 and on the Nasdaq was U.S. $41.03.

The 2003 Option Plan limits the amount of ISOs that may become exercisable under the 2003 Option Plan in any year to US$100,000 for any single participant (based on the fair market value of the stock on the date of grant). Cognos intends to designate any options granted in excess of that limitation as non-qualified options (“NQOs”).

Stock Appreciation Rights cannot be granted under the 2003 Option Plan.

Option awards made under the 2003 Option Plan prior to the October 18, 2006 expire five (5) years from the date of grant. The 2003 Option Plan was amended at the October 18, 2006 Annual and Special Meeting of Shareholders to allow for a six (6) year term. Option awards made since then will expire six (6) years from the date of grant. The Committee may stipulate a shorter term when options are granted. If options expire during a period when a participant is prohibited for exercising options because of a trading blackout imposed by Cognos, the term of the affected Options will be extend to the date which is ten (10) days following the end of the blackout period. Options may either be fully exercisable on the date of grant or may be exercisable in such installments as the Committee may specify.

If a participant ceases to be employed by Cognos other than by reason of retirement, death, or for cause (as defined in the 2003 Option Plan), the participant must exercise any exercisable installments of an option within thirty (30) days of the earlier of ceasing to be an employee or the expiry date of the Option. If the employment of a participant is terminated for cause (as defined in the 2003 Option Plan), the right to exercise any option terminates immediately upon discharge.

If a participant dies, the 2003 Option Plan provides that all options issued to the Participant shall become exercisable immediately prior to the death of the participant. The Participant’s estate or representative may then exercise the Options within a period of two (2) years after death (1 year for senior executives), but no later than the expiry date of the Options. If a Participant retires, the retiree may exercise vested Options for a period of two (2) years after retirement, but no later than the expiry date of an Options. The 2003 Option Plan defines “retirement” using a three-part test: (i) the participant’s age and aggregate number of years of service with Cognos totals seventy-five (75) or greater, (ii) the participant ceases to be employed with Cognos for reasons other than cause, and (iii) the participant undertakes to cease full-time employment with any party.

The 2003 Option Plan makes provisions for the disposition and adjustment of the number of options granted under the 2003 Option Plan, if there are changes in Cognos’ corporate or capital structure. Also, if there is an amalgamation, consolidation, or merger of Cognos with another entity or a sale of all or substantially all of Cognos’ assets, the 2003 Option Plan provides for the Committee or the Board of any entity assuming the obligations of Cognos to make appropriate provision for outstanding options to be maintained, exercised, or terminated.

The 2003 Option Plan does not contain a provision to automatically accelerate the vesting of options if there is a change in control of Cognos. The Committee does, however, have the right to accelerate the date of exercise of any option. The Named Executive Officers of Cognos are entitled to vesting acceleration in certain circumstances such as (i) upon a “change in control” or (ii) upon the termination of their employment by them for “good reason” or by Cognos without “just cause” within 12 months of a change in control. (“COMPENSATION DISCUSSION AND ANALYIS – Executive Employment Agreements” and “EXECUTIVE COMPENSATION - Potential Payments Upon Termination and Change in Control”)

Options are not assignable or transferable except by will or the laws of descent and distribution. Shares reserved for options which expire unexercised or are cancelled can be reused for additional option grants prior to expiration of the 2003 Option Plan. Cognos does not provide any financial assistance for the purchase of shares under the 2003 Option Plan.

The Board may suspend, terminate or amend the 2003 Option Plan at any time. However, shareholder approval is required for amendments that: (i) increase the number of shares that may be issued under the plan; (ii) increase the time that the Committee can extend the term of Options that expire during a blackout period; (iii) would result in the exercise price for an Option being below fair market value; (iv) reduce the exercise price of an Option; (v) extend the term of an expired option, except as provided by the plan; (vi) adopt any option exchange program involving Options; and (vii) require shareholder approval under applicable law. At the meeting, shareholders will be asked to approve amendments to the amendment provisions of the 2003 Option Plan (See “ITEM 4 – ADDITIONAL AMENDMENT TO THE 2003 OPTION PLAN”)

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES WITH RESPECT TO THE 2003 OPTION PLAN

The following is a brief and general discussion of the United States federal income tax consequences to recipients of awards granted under the 2003 Option Plan. This summary is not comprehensive and is based upon laws and regulations in effect on January 1, 2007. Such laws and regulations are subject to change. This summary is intended for the information of shareholders considering how to vote and not as tax guidance to participants in the 2003 Option Plan. Participants in the 2003 Option Plan should consult their own tax advisors as to the tax consequences of participation.

Non-statutory Stock Options

Generally, there are no federal income tax consequences to the participants upon grant of Nonstatutory Stock Options. Upon the exercise of such an Option, the participant will recognize ordinary income in an amount equal to the amount by which the fair market value of the Common Stock acquired upon the exercise of such Option exceeds the exercise price, if any. A sale of Common Stock so acquired will give rise to a capital gain or loss equal to the difference between the fair market value of the Common Stock on the exercise and sale dates.

Incentive Stock Options

Except as noted at the end of this paragraph, there are no federal income tax consequences to the participant upon grant or exercise of an Incentive Stock Option. If the participant holds shares of Common Stock purchased pursuant to the exercise of an Incentive Stock Option for at least two years after the date the Option was granted and at least one year after the exercise of the Option, the subsequent sale of Common Stock will give rise to a long-term capital gain or loss to the participant and no deduction will be available to the Company. If the participant sells the shares of Common Stock within two years after the date an Incentive Stock Option is granted or within one year after the exercise of an Option, the participant will recognize ordinary income in an amount equal to the difference between the fair market value at the exercise date and the Option exercise price, and any additional gain or loss will be a capital gain or loss. Some participants may have to pay alternative minimum tax in connection with exercise of an Incentive Stock Option, however.

Potential Deferred Compensation

For purposes of the foregoing summary of federal income tax consequences, we assumed that no award under the 2003 Option Plan will be considered “deferred compensation” as that term is defined for purposes of recent federal tax legislation governing nonqualified deferred compensation arrangements, Section 409A of the Code, or, if any award were considered to any extent to constitute deferred compensation, its terms would comply with the requirements of that legislation (in general, by limiting any flexibility in the time of payment). For example, the award of an SAR at less than 100% of the market value of the Company’s Common Stock would constitute deferred compensation. If an award includes deferred compensation, and its terms do not comply with the requirements of the legislation, then any deferred compensation component of an award under the 2003 Option Plan will be taxable when it is earned and vested (even if not then payable) and the recipient will be subject to a 20% additional tax.

Section 162(m) Limitations on the Company’s Tax Deduction

In general, whenever a recipient is required to recognize ordinary income in connection with an award, the Company will be entitled to a corresponding tax deduction. However, the Company will not be entitled to deductions in connection with awards under the 2003 Option Plan to certain senior executive officers to the extent that the amount of deductible income in a year to any such officer, together with his or her other compensation from the Company exceeds the $1 million dollar limitation of Section 162(m) of the Code. Compensation which qualifies as “performance-based” is not subject to this limitation, however.

OTHER SECURITY-BASED COMPENSATION ARRANGEMENTS

Cognos is providing further disclosure in respect of its other security-based compensation arrangements - the 1997 Option Plan, the Adaytum Option Plan and Cognos Employee Stock Purchase Plan - in Annexes 1.1, 1.2 and 1.3, respectively. Cognos also has an RSU Plan which is not a “security-based compensation arrangement”. The features of the RSU Plan are described in the section entitled “COMPENSATION DISCUSSION AND ANALYSIS”.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as at February 28, 2007, with respect to shares of Cognos that may be issued upon the exercise of options, restricted share units, warrants or rights under Cognos’ previous or existing equity compensation plans. The plans consist of the 1997 Option Plan, which was submitted for approval to Cognos’ shareholders and has expired, except for options outstanding, and the 2003 Option Plan which was approved by shareholders on June 19, 2003. The plans also include: the Employee Stock Purchase Plan (“ESPP”), which was approved by shareholders; the Adaytum Plan; and the RSU Plan, which was adopted by the Board on September 25, 2002. Neither the assumption of the Adaytum Plan nor the adoption of the RSU Plan required shareholder approval. No warrants or rights are outstanding under any of the foregoing plans.

	(a)		(b)		(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options or exchange of RSUs		Weighted-Average Exercise Price of Outstanding Options / Weighted Average Grant Price of RSUs		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders
2003-2016 Stock Option Plan (1)	4,105,230		$34.33		2,162,763
1997-2002 Stock Option Plan (1)	3,956,320		$33.04		Nil
Employee Stock Purchase Plan (2)	—		—		1,731,038	(3)

Total Approved Plans	8,061,550				3,893,801

Equity compensation plans not approved by shareholders
Restricted Share Unit Plan	552,364	(4)	$35.46	(5)	2,415,930
Adaytum Stock Option Plan	69,479	(6)	$26.91		Nil
Out-of-Plan	250,000		$30.46		Nil

Total Unapproved Plans					2,415,930

Total All Plans (Approved/Unapproved)	8,933,393				6,309,731

(1)

The 1997 Option Plan has expired. Although there are options still outstanding under this plan, no shares are available for issuance under this plan for future grants. The 2003 Option Plan was approved by the shareholders at the 2003 Annual and Special meeting of Shareholders and additional shares have been reserved with shareholder approval at the 2004, 2005 and 2006 Annual and Special meetings. A request to reserve additional shares under the 2003 Option Plan is proposed at this meeting.

(2)

Under the terms of Cognos’ ESPP, purchases occur on the first trading day following the end of each fiscal quarter (“Purchase Period”) at a price equivalent to 90% of the lesser of the TSX average high and low price on (a) the last four (4) trading days of the prior Purchase Period and the first trading day of the Purchase Period, or (b) the last five (5) trading days of the Purchase Period.

(3)	The number of securities indicated represents the number of shares of Cognos which remain available for future issuance under the ESPP. The ESPP terminates on November 30, 2008.

(4)	The number of securities indicated represents restricted share units granted under Cognos’ RSU Plan which could be exchanged for shares of Cognos upon vesting.

(5)

The shares deliverable upon the exchange of RSUs are purchased on the open market by a trustee appointed by Cognos. Cognos has not in the past, and does not intend in the future, to pay dividends on the RSUs. RSUs generally vest equally on each of the successive four (4) anniversaries of the date of grant. The RSU Plan terminates on September 30, 2015.

(6)

The number of securities indicated represents Adaytum options assumed by Cognos under the terms of the Merger Agreement. Option holders consisted of Adaytum employees holding out-of-the money and in-the-money but unvested stock options. The number and grant price of the Adaytum options which rolled over into options to purchase shares of Cognos’ stock were adjusted based on the fair market value of the Adaytum common shares on January 10, 2003 (the “Effective Date” of the merger), and the average closing price of Cognos’ shares for the five (5) days prior to the Effective Date. Options will expire no later than eight (8) years from the Effective Date. The Adaytum Option Plan was terminated after the effective date of the Merger Agreement, except in respect of options outstanding at the time of termination.

A description of the features of the 1997 Option Plan, the Adaytum Option Plan and the ESPP is set out in Annexes 1.1, 1.2 and 1.3, respectively.

AUDITOR INDEPENDENCE

Audit Committee

The Audit Committee is directly responsible for the appointment (subject to shareholder ratification), compensation, and oversight of the Auditors, who report directly to the Audit Committee. (See “THE BOARD, BOARD COMMITTEES, AND MEETINGS - Audit Committee”). Ernst & Young LLP served as the Auditors of Cognos for the recently completed fiscal year.

Fees Paid To The Independent Auditors

As required by the Sarbanes-Oxley Act of 2002 (the “Act”), the Audit Committee has an extensive Pre-Approval Policy for Audit and Non-Audit Services (“Policy”) to ensure that all services provided by the Auditors are approved in advance by the Committee. In determining whether the provision of any services by the Auditors impairs independence, the Policy provides that the Audit Committee will be guided by the following principles:

(a)	The Auditors cannot perform services that are prohibited by law or regulation;

(b)	The Auditors cannot audit their own work;

(c)	The Auditors cannot function as part of management or as employees of Cognos; and

(d)	The Auditors cannot act as advocates of Cognos in any legal, administrative, or regulatory proceedings or investigations.

A complete list of the non-audit services prohibited by the Act and SEC rules is attached to the Policy which also provides specific guidance with respect to the approval of Audit Services, Audit-related Services, Tax Services and Other Services. If the Audit Committee has any doubt regarding the effect of services on the independence of the Auditors, the Policy requires it to deem any such services to be an impairment of the Auditors’ independence.

The Committee reviews and approves specific audit and audit-related services to be provided by the Auditors during the course of the fiscal year. As the scope of those services expands or if further services are required, as required by the Policy, the management of Cognos submits a written request for approval of such services to the Committee Chair, or to the Committee as a whole, and receives approval to retain such services before they are performed. Any approvals granted by the Committee Chair are reviewed by the Committee at its next meeting. Each request specifies the nature of such services as well as their estimated cost, and is signed by the Controller, Chief Financial Officer and Chief Legal Officer, or their respective delegates.

The following summarizes the fees paid to Ernst & Young LLP for the fiscal years ended February 28, 2005, February 28, 2006 and February 28, 2007:

	2007	2006	2005
Audit Fees	$2,834,103	$2,704,283	$3,024,023
Audit-Related Fees	$655,452	$241,639	$664,999
Tax Fees	$0	$9,008	$74,904
Other	$0	$0	$0

Total Fees	$3,489,555	$2,954,930	$3,763,926

Audit Fees for fiscal year 2007 are for those services that are required to complete an attest audit in accordance with prevailing standards, and include (i) the audit of the annual consolidated financial statements of Cognos for the fiscal year ended February 28, 2007; (ii) reviews of the unaudited interim financial statements included in Cognos’ Form 10-Q filings for the fiscal year ended February 28, 2007; (iii) audits of individual statutory financial statements; and (iv) the provision of consent letters. The decrease in Audit fees for fiscal 2006 was the result of efficiencies effected in the internal control audit.

Audit-Related Fees are primarily (i) accounting consultations not necessary to render audit opinions and (ii) attest services not required by statute or regulation.

Tax Fees are for all services performed by the Auditors’ tax personnel excluding audit and audit-related fees. The Policy specifically prohibits the Auditors from carrying out strategic tax planning and is limited to tax compliance or tax advice. No such fees were paid to the Auditors in fiscal year 2007.

AUDIT COMMITTEE REPORT

The Audit Committee is composed entirely of independent directors as currently defined in National Instruments 58-101 and 52-110, SEC Rules and Nasdaq listing standards. The Audit Committee operates under a written mandate which is posted at www.cogno.com and has a Standing Agenda that enables it to annually address and discuss all matters within the Committee’s purview.

The Audit Committee meets on a regular basis with Cognos’ Auditors without any members of management present, and receives regular updates from Cognos’ management.

The Audit Committee has reviewed and discussed with management Cognos’ audited consolidated financial statements as of and for the year ended February 28, 2007. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Public Accounting Oversight Board Interim Standard AU 380, Communication with Audit Committees.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with Ernst & Young LLP their independence and considered the compatibility of non-audit services with the Auditors’ independence. In a further effort to implement its commitment to good corporate governance practices, particularly with respect to the Auditors’ independence, the Audit Committee mandate was updated in 2004 to require a rotation of the lead audit partner at least once every five (5) years (See “AUDITOR INDEPENDENCE”). The audit partner has been changed again for fiscal year 2008.

Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements referred to above be included in Cognos’ Annual Report on Form 10-K for the fiscal year ended February 28, 2007 and that Ernst & Young LLP be appointed Auditors of Cognos for fiscal year 2008.

The foregoing report is provided by the following independent directors, who constitute the Audit Committee.

John E. Caldwell (Chair)

Paul D. Damp

Pierre Y. Ducros

Janet R. Perna

William V. Russell

ITEM 4 - APPOINTMENT OF INDEPENDENT AUDITORS

A resolution will be presented at the meeting to appoint Ernst & Young LLP as Cognos’ Independent Registered Public Accounting Firm for the fiscal year ending February 29, 2008 and to authorize the Audit Committee of the Board to fix Ernst & Young’s remuneration. Ernst & Young has been Cognos’ Independent Registered Public Accounting Firm since January 1984. In keeping with the Board’s view of the intent of the Sarbanes-Oxley Act of 2002, the audit partner assigned to the audit by the Auditors was rotated prior to the commencement of activities relating to the audit for the fiscal year ending February 29, 2004. The Audit Committee Mandate was revised in April 2004 to require that the external Auditors rotate the lead partner for the audit at least once every 5 years. The lead partner has been changed for fiscal year 2008. This rotation was effected by the auditors for fiscal year 2008 as the prior lead partner has served for 4 years. As required by the provisions of the Canada Business Corporations Act, the appointment is subsequently submitted to the shareholders for ratification. For a discussion of the matters considered by the Audit Committee in reaching its recommendation, see “AUDITOR INDEPENDENCE – Audit Committee Report”.

Arrangements have been made for one or more representatives of Ernst & Young to attend the meeting. These representatives will be offered the opportunity to address the meeting and will be available to respond to questions from shareholders.

VOTING

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting will be required to pass this resolution. The Board recommends a vote FOR the appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm for the fiscal year ending February 29, 2008.

ADDITIONAL INFORMATION

Shareholder Proposals for Cognos’ 2008 Annual Meeting

To be considered for inclusion in next year’s Proxy Statement, shareholder proposals must be received at Cognos’ principal executive offices no later than the close of business on February 24, 2008. Cognos may omit from next year’s proxy statement any proposal not received by the stipulated date.

For any proposal that is not submitted for inclusion in next year’s Proxy Statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, SEC Rules permit management to vote proxies in its discretion if Cognos receives notice of the proposal before the close of business on February 24, 2008 and advises shareholders in next year’s Proxy Statement about the nature of the matter and how management intends to vote on such matter.

Notices of intention to present proposals at the fiscal 2008 annual meeting should be addressed to The Secretary, Cognos Incorporated, 3755 Riverside Drive, P.O. Box 9707, STN. T, Ottawa, Ontario, Canada, K1G 4K9. Cognos reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Incorporation by Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by Cognos under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled “Human Resources & Compensation Committee Report” and “Audit Committee Report” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Shareholders Sharing the Same Address

Cognos has adopted a procedure called “householding”, which has been approved by the SEC. Under this procedure, Cognos is delivering only one copy of the annual report and proxy statement to multiple shareholders who share the same address and have the same last name, unless Cognos has received contrary instructions from an affected shareholder. This procedure reduces Cognos’ printing costs, mailing costs and fees. Shareholders who participate in householding will continue to receive separate proxy cards.

Cognos will deliver promptly upon written or oral request a separate copy of the annual report and the proxy statement to any shareholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the annual report or proxy statement, you may write or call Cognos at 3755 Riverside Drive, P.O. Box 9707, STN. T, Ottawa, Ontario, Canada, K1G 4K9 (613) 738-1440. If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the annual report or proxy statement in the future, please contact Computershare at 100 University Avenue, 9th Floor, Toronto, Ontario, Canada M5J 2Y1 (800) 564-6253. You will be removed from the householding program within 30 days of receipt of revocation of your consent. Any shareholders of record who share the same address and currently receive multiple copies of Cognos’ annual report and proxy statement who wish to receive only one copy of these materials per household in the future, should write or call Cognos at 3755 Riverside Drive, P.O. Box 9707, STN. T, Ottawa, Ontario, Canada, K1G 4K9 (613) 738-1440 to participate in the householding program. A number of brokerage firms have instituted householding. If you hold your shares in “street name”, please contact your bank, broker or other holder of record to request information about householding.

APPROVAL BY BOARD OF DIRECTORS

The contents and the sending of this Proxy Statement have been approved by the Board of Directors of Cognos.

DATED at Ottawa this 4th day of May, 2007.

Ron Zambonini
Board Chair

RESOLUTION A

APPROVAL OF AMENDMENT TO

COGNOS INCORPORATED 2003-2016 STOCK OPTION PLAN (“PLAN”)

(Additional Allocation of Shares)

The shareholders of Cognos will be asked to approve the following resolution:

RESOLVED THAT:

An additional 1,000,000 common shares of Cognos be reserved for awards pursuant to the Plan and Section 4B of the Plan be amended to read as follows:

4B. The aggregate number of Common Shares which may be issued under the Plan is 8,360,000, subject to adjustment as provided in paragraph 14. The foregoing number of shares is anticipated to be sufficient for Cognos’ requirements for the period ending July 1, 2008. Subject to prior applicable regulatory approval, it is intended that additional shares will be issued under the Plan but only after the issuance of such shares is approved at a duly convened meeting of shareholders.

RESOLUTION B

APPROVAL OF AMENDMENTS TO

COGNOS INCORPORATED 2003-2016 STOCK OPTION PLAN (“PLAN”)

(Amending Powers)

The shareholders of Cognos will be asked to approve the following resolution:

RESOLVED THAT:

Section 17 of the Plan shall be amended, as indicated by the marked changes, to read as follows:

17. TERM & AMENDMENT OF THE PLAN

The Board may amend, suspend or terminate this Plan, or any portion thereof, at any time, subject to those provisions of applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange and the NASDAQ Stock Market), if any, that require the approval of shareholders or any governmental or regulative body. However, except as expressly set forth herein, no action of the Committee, Board or shareholders shall alter or impair the rights of a Participant without the consent of the affected Participant, under any Option previously granted to the Participant. Without limiting the generality of the foregoing, the Board may make the following types of amendments to the Plan without seeking shareholder approval:

(a)	amendments of a “housekeeping” or ministerial nature including, without limiting the generality of the foregoing, any amendment for the purpose of curing any ambiguity, error or omission in the Plan or to correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan;

(b)	amendments necessary to comply with the provisions of applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange and the NASDAQ Stock Market);

(c)	amendments necessary in order for awards to qualify for favorable treatment under Sections 162(m) or 422 of the Code, or any successor provisions;

(d)	amendments respecting administration of the Plan;

(e)	any amendment to the vesting provisions of the Plan or any Option;

(f)	any amendment to the early termination provisions of the Plan or any Option, whether or not such Option is held by an Insider, provided such amendment does not entail an extension beyond the original expiry date;

(g)	any amendment to the termination provisions of the Plan or any Option, other than an Option held by an Insider in the case of an amendment extending the term of an Option, provided any such amendment does not entail an extension of the expiry date of such Option beyond its original expiry date;

~~(h)~~	~~the addition of any form of financial assistance by the Corporation for the acquisition by all or certain categories of Participants of Common Shares under the Plan, and the subsequent amendment of any such provision;~~

~~(i)~~(h)	the addition or modification of a cashless exercise feature, payable in cash or Common Shares, which provides for a full deduction of the number of underlying Common Shares from the Plan reserve;

~~(j)~~(i)	amendments necessary to suspend or terminate the Plan; and

~~(k)~~(j)	any other amendment, whether fundamental or otherwise, not requiring shareholder approval under applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange and the NASDAQ Stock Market).

Shareholder approval will be required for the following types of amendments:

(i)	any amendment to permit non-employee directors of the Corporation to be eligible to receive Options pursuant to the Plan

(ii)	any amendment to permit the assignment or transfer of Options other than as permitted in Section 12 of the Plan;

(iii)	the addition or modification of a cashless exercise feature, payable in cash or Common Shares, which does not provide for a full deduction of the number of underlying Common Shares from the Plan reserve;

~~(i)~~(iv)	amendments to the number of Common Shares issuable under the Plan, including an increase to a fixed maximum number of Common Shares or a change from a fixed maximum number of Common Shares to a fixed maximum percentage;

~~(ii)~~(v)	any amendment to Section 7 of the Plan that increases the length of the Blackout Extension Period;

~~(iii)~~(vi)	any amendment which would result in the exercise price for any Option granted under the Plan being lower than the fair market value of the Common Shares at the time the Option is granted;

~~(iv)~~(vii)	any amendment which reduces the exercise price or purchase price of an Option, including through the cancellation and reissue of Options;

~~(v)~~(viii)	any amendment extending the term of an Option ~~held by an Insider~~ beyond its original ~~e~~Expiry ~~d~~Date except as otherwise permitted by pursuant to Section 7 of the Plan;

~~(vi)~~(ix)	the adoption of any option exchange scheme involving Options; and

~~(vii)~~(x)	amendments required to be approved by shareholders under applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange and the NASDAQ Stock Market).

In the event of any conflict between subsections (a) to ~~(k)~~ (j) and subsections (i) to ~~(vii)~~ (x), above, the latter shall prevail to the extent of any conflict.

ANNEX 1

COGNOS INCORPORATED

2003-2016 STOCK OPTION PLAN

(2003-2008 Stock Option Plan adopted by the Cognos Board of Directors May 1, 2003, approved by the Shareholders on June 19, 2003 and by the TSX. Amendment 1 approved by Cognos Board of Directors on June 22, 2004 and Shareholders on June 23, 2004 and by the TSX. Amendment 2 approved by Cognos Board of Directors on April 7, 2005 and Shareholders on June 23, 2005 and by the TSX. Amendment 3 approved by Cognos Board of Directors on April 6, 2006 and Shareholders on October 18, 2006 and by the TSX - Plan renamed 2003-2016 Stock Option Plan. Amendment 4 approved by Cognos Board of Directors on March 29, 2007 without Shareholder approval in accordance with Section 17 – Term and Amendment of Plan. Amendment 5 approved by Cognos Board of Directors on May 1, 2007 without Shareholder approval in accordance with Section 17, Term and Amendment of Plan).

1.	PURPOSE

This 2003-2016 Stock Option Plan (the “Plan”) is intended to provide incentives to employees of Cognos Incorporated and any present or future subsidiary of the Corporation wherever located (the “Corporation”), by providing them with opportunities to purchase stock in the Corporation pursuant to stock options (“Options”). Options may qualify as “incentive stock options”, or ISOs, under Section 422(b) of the United States Internal Revenue Code of 1986, as amended (the “Code”). Options that are not ISOs are “non-qualified stock options” or NQOs.

2.	ADMINISTRATION OF THE PLAN

A. The Plan shall be administered by the Human Resources & Compensation Committee (the “Committee”) of the Board of Directors of the Corporation (the “Board”).

B. Subject to the terms of the Plan, the Committee shall have the authority to (a) determine the employees of the Corporation and any Subsidiary (from among the class of employees eligible under paragraph 3) to whom Options may be granted; (b) determine the time or times at which Options may be granted; (c) determine (subject to paragraph 6) the option price of shares subject to each Option; (d) determine the limitations, restrictions, and conditions of any grant of Options, including whether any Option granted is an ISO or a NQO; (e) determine (subject to paragraph 8) the time or times when each Option shall become exercisable and the duration of the exercise period; and (f) interpret the Plan and prescribe and rescind rules and regulations relating to it. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it is final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may consider appropriate. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

C. The date of grant of an Option under the Plan will be the date specified by the Committee at the time it awards the Option.

D. The Board in its discretion may take such action as may be necessary to ensure that Options granted under the Plan qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and applicable regulations promulgated thereunder (“Performance-Based Compensation”). Options may be subject to such other terms and conditions as are necessary to constitute compensation arising from their exercise or disposition (or the disposition of any shares acquired thereunder) as Performance-Based Compensation.

3.	PARTICIPATION

A. Options may be granted to any employee of the Corporation or any Subsidiary (each recipient of an award a “Participant”). Non-employee directors of the Corporation shall not be eligible to receive Options pursuant to the Plan.

B. Participation in the Plan is voluntary and is not a condition of employment. No employee of the Corporation shall have any claim or right to be granted Options pursuant to the Plan.

C. Neither the Corporation nor any Subsidiary assumes any liability for the income or other tax consequences arising from participation in the Plan. Participants should consult their own tax advisors in that respect.

4.	STOCK

A. All stock issued under the Plan shall be authorized but unissued common shares of capital stock of the Corporation without par value (the “Common Shares”).

B. The aggregate number of Common Shares which may be issued under the Plan is 7,360,000, subject to adjustment as provided in paragraph 14. The foregoing number of shares is anticipated to be sufficient for the Corporation’s requirements for the period ending July 1, 2007. Subject to prior applicable regulatory approval, it is intended that additional shares will be issued under the Plan but only after the issuance of such shares is approved at a duly convened meeting of shareholders.

C. If any Option expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased Common Shares subject to that Option shall again be available for grants of Options.

D. The following restrictions will apply to all grants of Options under the Plan:

(a) the aggregate number of Shares reserved for issuance under Options granted to Insiders (having the meaning given to the term “insiders” in the rules of the Toronto Stock Exchange Company Manual relating to changes in capital structure of listed companies in connection with employee stock option and stock purchase plans, options for services, and related matters, as amended (the “TSX Rules”)) and shares reserved for issuance from treasury to Insiders under any other Share Compensation Arrangement (having the meaning given to the term “share compensation arrangement” in the TSX Rules), may not exceed 10% of the number of Common Shares outstanding on a non-diluted basis at such time (“outstanding issue”);

(b) Insiders may not, within a 12 month period, be issued a number of Common Shares under the Plan and/or under any other Share Compensation Arrangement of the Corporation exceeding 10% of the outstanding issue;

(c) any one Insider and that Insider’s Associates (as that term is defined in the Securities Act (Ontario)) may not, within a 12 month period, be issued a number of Common Shares under the Plan and/or under any other Share Compensation Arrangement of the Corporation exceeding 5% of the outstanding issue; and

(d) the number of Common Shares reserved for issuance to any one Participant under Options granted under the Plan or under any other option to purchase shares from treasury granted under any Share Compensation Arrangement of the Corporation must not exceed 5% of the outstanding issue, or 4,400,000 shares.

E. The foregoing limits under this paragraph 4 will be adjusted to reflect any adjustments in the capital of the Corporation as contemplated in paragraph 14.

5.	TERM & EFFECTIVE DATE

A. This Plan was adopted by the Board on May 1, 2003. No Option may be awarded prior to shareholder approval of this Plan.

B. This Plan shall expire on June 30, 2016 (except as to Options outstanding on that date).

6.	MINIMUM OPTION PRICE

A. The price per Common Share specified in the agreement relating to each Option granted under the Plan shall not be lower than 100% of the fair market value of Common Shares on the date of grant, subject to adjustment in accordance with the provisions of paragraph 15 and paragraph 19.

B. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Subsidiary, the price per Common Share specified in the agreement relating to each ISO shall not be less than one hundred and ten percent (110%) of the fair market value of Common Shares on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply.

C. Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Corporation and any Subsidiary, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of US$100,000. The Corporation intends to designate any Options granted in excess of such limitation as NQOs. (To make this calculation the conversion rate used shall be the noon purchase rate for U.S. dollars on the date of grant as published by the Bank of Canada). The foregoing shall be applied by taking Options into account in the order in which they were granted. If the Committee determines to issue an NQO, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO.

D. For the purposes of the Plan, “fair market value” on any particular day shall mean the closing price on that day of the Common Shares on the Toronto Stock Exchange, or if none is available then on the NASDAQ Stock Market. If the Common Shares are not publicly traded at the time an Option is granted, “fair market value” shall be deemed to be the fair value of the Common Shares as determined by the Board after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Shares in private transactions negotiated at arm’s length.

7.	OPTION DURATION

Each Option shall expire on the date (“Expiry Date”) specified by the Committee and set out in, or determined in accordance with, the instrument granting the Option (“Option Agreement”). The Expiry Date shall not be more than six (6) years from the date of Option grant unless the Expiry Date occurs during, or within ten (10) business days following, a period when the Participant is prohibited by the Corporation from trading in Common Shares pursuant to its policies (a “Blackout Period”). In such circumstances, the Expiry Date of the Option shall be extended to the date which is ten (10) business days immediately following the end of the Blackout Period (“Blackout Extension Period”).

8.	WHEN OPTION BECOMES EXERCISABLE

Each Option shall be exercisable as follows:

A. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify. Any reference to an Option in this Plan includes any installment of that Option.

B. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option.

C. Subject to such trading restrictions as may be imposed by the Corporation from time to time, each Option may be exercised at any time or from time to time for up to the total number of Common Shares with respect to which it is then exercisable.

D. In addition to specific instances provided in the Plan, the Committee shall have the right to accelerate the date of exercise of any Option or installment thereof. The date of exercise of any ISO (which has not previously been converted to an NQO pursuant to paragraph 19) may be accelerated only if that acceleration does not violate the annual vesting limitation set out in paragraph 6(C).

9.	TERMINATION OF EMPLOYMENT

A. If a Participant ceases to be employed by the Corporation or any Subsidiary, other than by reason of “retirement” as defined in paragraph 10, death or for “cause” as defined in this paragraph 9, then, effective on the date that termination becomes effective (“Without Cause Termination Date”), no further installments of an Option will become exercisable, and the Participant may exercise the Option to the extent the Participant could have exercised, except to the extent the Committee accelerates the right of the Participant to exercise an Option (in its sole and absolute discretion) on the Without Cause Termination Date, at any time on or before the earlier of: thirty (30) days from the Without Cause Termination Date or on the specified expiration date of the Option.

B. Employment shall be considered as continuing uninterrupted during (a) any bona fide leave of absence (such as governmental service) or period of long term disability, on the condition that the period of such leave of absence does not exceed ninety (90) days, or (b) any period of long-term disability or, (c) any period during which a Participant’s right to re-employment is guaranteed by statute or contract. A bona fide leave of absence in excess of ninety (90) days, taken with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Corporation or any Subsidiary to continue the employment of the Participant after the approved period of absence.

C. Nothing in the Plan shall give any Participant the right to be retained in employment by the Corporation for any period of time, nor shall it interfere with the right of the Corporation to terminate the employment of any Participant, with or without cause. Options granted under the Plan shall not be affected by any change of employment within or among the Corporation, so long as the Participant continues to be an employee of the Corporation.

D. If the employment of a Participant is terminated for Cause (defined below), any Option or installment thereof shall terminate the last day of employment with the Corporation and shall thereafter not be exercisable, except to the extent the Committee accelerates the right of the Participant to exercise an Option (in its sole and absolute discretion). “Cause” means: (i) anything that would constitute or just cause under the laws applicable to the officer or employment relationship between the Participant and the Corporation; (ii) the willful and continued failure by the Participant to perform his or her duties as an employee or officer of the Corporation or any of its subsidiaries; or (iii) theft, fraud, dishonesty or willful misconduct by the Participant involving the property, business or affairs of the Corporation or any of its subsidiaries or the carrying out of the Participant’s duties. In granting any Option (including any NQO), the Committee may specify that the Option shall be subject to the restrictions set forth herein, or to such other termination or cancellation provisions as it may determine.

10.	RETIREMENT

If a Participant whose age and aggregate number of years of service with the Corporation totals 75 or greater, ceases to be employed by the Corporation without cause and with the intent of ceasing full-time employment with any party (the combination of the foregoing factors and such additional factors as the Committee in its sole discretion may from time to time determine constituting “Retirement” for purposes of this Plan), except to the extent the Committee accelerates the right of the Participant to exercise an Option (in its sole and absolute discretion), no further installments of an Option will become exercisable, and the Participant may exercise the Option to the extent the Participant could have exercised it on the date employment ceases, at any time on or before the earlier of: (i) the second (2nd) anniversary of that date, and (ii) the date that the Option expires pursuant to Paragraph 7. If the Participant dies or is incapacitated during that period, then the personal representatives of the Participant may exercise the foregoing rights.

11.	DEATH

If a Participant ceases to be employed by the Corporation or any Subsidiary by reason of death, (i) all Options granted to the Participant shall become exercisable immediately prior to the death of the Participant, and (ii) the estate, personal representative or beneficiary of the Participant who has acquired the Options by will or by the laws of the descent and distribution, may exercise the Options to the extent the Participant could have exercised them, at any time on or before the earlier of: (a) the first (1st) anniversary of the date of the Participant’s death if the Participant is an executive officer, (b) the second (2nd) anniversary of the date of the Participant’s death for all other Participants or (c) the specified expiration date of the Option.

12.	ASSIGNABILITY

No Option shall be assignable or transferable by the Participant except by will or by the laws of descent and distribution, and Options shall be exercisable during the lifetime of the Participant only by the Participant.

13.	TERMS AND CONDITIONS OF OPTIONS

A. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 12 and may contain such other provisions, as the Committee deems advisable, which are not inconsistent with the Plan, including restrictions applicable to Common Shares issuable upon exercise of Options.

B. The Committee may from time to time confer authority and responsibility on one or more of its members or one or more officers of the Corporation to execute and deliver such instruments. The proper officers of the Corporation are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

14.	ADJUSTMENTS

Upon the happening of any of the following described events, a Participant’s rights with respect to Options granted hereunder shall be adjusted as follows:

A. If there is any subdivision or subdivisions of the Common Shares into a greater number of shares at any time, or in the case of the issue of shares of the Corporation to the holders of its outstanding Common Shares by way of stock dividend or stock dividends (other than an issue of shares to shareholders pursuant to their exercise of a right to receive dividends in the form of shares of the Corporation in lieu of cash dividends declared payable in the ordinary course by the Corporation on its Common Shares), the number of Common Shares deliverable upon the exercise of Options shall be increased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision or stock dividend.

B. If there is any consolidation or consolidations of the Common Shares into a lesser number of shares at any time, the number of Common Shares deliverable upon the exercise of Options shall be decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such consolidation.

C. If there is any reclassification of the Common Shares, at any time a Participant shall accept, at the time of purchase of shares pursuant to the exercise of an Option, in lieu of the number of Common Shares in respect of which the Option to purchase is being exercised, the number of shares of the Corporation of the appropriate class or classes as the Participant would have been entitled as a result of such reclassification or reclassifications had the Option been exercised before such reclassification or reclassifications.

D. If the Corporation is to be amalgamated or consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Corporation’s assets or otherwise, in a single transaction or a series of transactions, in each case as determined by the Board (an “Acquisition”), the Committee or the board of directors of any entity assuming the obligations of the Corporation under the Plan (the “Successor Board”), shall, as to outstanding Options:

(i) make appropriate provision for the assumption of all or part of such Options, or the grant of options in substitution for all or part of such Options, by the Corporation or any acquiring or successor corporation (or parent corporation of either); or

(ii) immediately prior and subject to consummation of the Acquisition, accelerate in full Participants’ rights to exercise all outstanding Options and provide for the termination, effective upon the closing of the Acquisition, of all outstanding Options; or

(iii) terminate all such Options in exchange for a cash payment equal to the excess, if any, of the fair market value of the shares subject to such Options (whether then exercisable or not) over the exercise price thereof;

provided, however, that in the event option (i) is chosen, Options shall become immediately exercisable for any Participant whose employment is terminated without Cause (as defined in this paragraph 9D), or who terminates his employment for Good Reason (as such term is defined below), within 3 months prior to the Acquisition for reasons relating primarily to the Acquisition, or within 12 months following the Acquisition.

“Good Reason” means: (a) without the Participant’s express written consent, the assignment to the Participant of any duties materially inconsistent with the Participant’s position, duties and responsibilities with the Corporation, except in connection with the termination of the Participant’s employment for Cause or as a result of the Participant’s death, disability or retirement; (b) any material reduction in the Participant’s annual base salary, benefits or perquisites, not similarly applied to all similarly situated employees of the Corporation; (c) any material reduction in the Participant’s right to earn incentive compensation, not similarly applied to all similarly situated employees of the Corporation, excluding a reduction caused by the failure of the Participant or the Corporation to meet incentive compensation targets or goals; (d) the failure to continue the Participant’s participation in any share option, share purchase, profit-sharing, bonus or other incentive compensation plan not similarly applied to all similarly situated employees of the Corporation, unless a plan providing a substantially similar opportunity is substituted; (e) the location of the facilities where the Participant is based being relocated (X) more than 31 miles from its location and (Y) more than 31 miles further from the Participant’s principal residence; (f) a significant diminution in the nature and scope of the Participant’s authority, duties or responsibilities not consented to by the Participant in writing; or (g) any other act or omission which would constitute constructive dismissal or constructive termination of the Participant’s employment pursuant to the laws of the jurisdiction applicable to the Participant’s employment.

E. Despite the foregoing, any adjustments made pursuant to subparagraphs A, B, C or D with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Corporation, determines whether such adjustments would constitute a “modification” of those ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for their holders. If the Committee determines that those adjustments would constitute a “modification” of those ISOs, it may, subject to prior applicable regulatory approval, refrain from making such adjustments.

F. If there is any proposed winding up, dissolution or liquidation of the Corporation, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

G. Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Corporation.

H. No fractional shares shall be issued under the Plan. A Participant will receive cash in lieu of fractional shares.

I. Upon the happening of any of the foregoing events described in subparagraphs A, B, C or D above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 14 and, subject to paragraph 2, its determination shall be conclusive.

15.	EXERCISE OF OPTIONS

A. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. The notice shall identify the Option being exercised, specify the number of shares as to which such Option is being exercised, and be accompanied by full payment of the purchase price therefor either (a) in Canadian dollars in cash or by certified cheque, (b) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Shares acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the Participant’s direction at the time of exercise, or (c) at the discretion of the Committee, by such other method as it deems appropriate, subject to such regulatory approval as may be required. If the Committee exercises its discretion to permit payment of the exercise price of an Option by means of the methods set forth in clauses (b) or (c) above, that discretion shall be exercised in writing at the time of the grant of the Option in question.

B. The holder of an Option shall not have the rights of a shareholder with respect to the Common Shares subject to Option until the date of issuance of a stock certificate to the Participant for such Common Shares. Except as expressly provided above in paragraph 14 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

16.	CONDITIONS OF EXERCISE

Each Option shall be subject to the requirement that, if at any time the Committee or counsel for the Corporation shall determine, in its reasonable discretion, that the listing, registration or qualification of the Common Shares subject to such Option upon any stock exchange or under any applicable law, or the consent or approval of any governmental body, is necessary or desirable, as a condition of, or in connection with, the granting of such Option or the issue or purchase of shares thereunder, no such Option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee and counsel for the Corporation.

17.	TERM & AMENDMENT OF THE PLAN

The Board may amend, suspend or terminate this Plan, or any portion thereof, at any time, subject to those provisions of applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange and the NASDAQ Stock Market), if any, that require the approval of shareholders or any governmental or regulative body. However, except as expressly set forth herein, no action of the Committee, Board or shareholders shall alter or impair the rights of a Participant without the consent of the affected Participant, under any Option previously granted to the Participant. Without limiting the generality of the foregoing, the Board may make the following types of amendments to the Plan without seeking shareholder approval:

(a)

amendments of a “housekeeping” or ministerial nature including, without limiting the generality of the foregoing, any amendment for the purpose of curing any ambiguity, error or omission in the Plan or to correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan;

(b)	amendments necessary to comply with the provisions of applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange and the NASDAQ Stock Market);

(c)	amendments necessary in order for awards to qualify for favorable treatment under Sections 162(m), 409A or 422 of the Code, or any successor provisions;

(d)	amendments respecting administration of the Plan;

(e)	any amendment to the vesting provisions of the Plan or any Option;

(f)

any amendment to the early termination provisions of the Plan or any Option, whether or not such Option is held by an Insider, provided such amendment does not entail an extension beyond the original expiry date;

(g)

any amendment to the termination provisions of the Plan or any Option, other than an Option held by an Insider in the case of an amendment extending the term of an Option, provided any such amendment does not entail an extension of the expiry date of such Option beyond its original expiry date;

(h)

the addition of any form of financial assistance by the Corporation for the acquisition by all or certain categories of Participants of Common Shares under the Plan, and the subsequent amendment of any such provision;

(i)	the addition or modification of a cashless exercise feature, payable in cash or Common Shares, which provides for a full deduction of the number of underlying Common Shares from the Plan reserve;

(j)	amendments necessary to suspend or terminate the Plan; and

(k)

any other amendment, whether fundamental or otherwise, not requiring shareholder approval under applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange and the NASDAQ Stock Market).

Shareholder approval will be required for the following types of amendments:

(i)

amendments to the number of Common Shares issuable under the Plan, including an increase to a fixed maximum number of Common Shares or a change from a fixed maximum number of Common Shares to a fixed maximum percentage;

(ii)	any amendment to Section 7 of the Plan that increases the length of the Blackout Extension Period;

(iii)	any amendment which would result in the exercise price for any Option granted under the Plan being lower than the fair market value of the Common Shares at the time the Option is granted;

(iv)	any amendment which reduces the exercise price or purchase price of an Option;

(v)	any amendment extending the term of an Option held by an Insider beyond its original expiry date except as otherwise permitted by the Plan;

(vi)	the adoption of any option exchange scheme involving Options; and

(vii)	amendments required to be approved by shareholders under applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange and the NASDAQ Stock Market).

In the event of any conflict between subsections (a) to (k) and subsections (i) to (vii), above, the latter shall prevail to the extent of any conflict.

18.	CONVERSION OF ISOs INTO NQOs

The Committee, at the written request of any Participant, may, in its discretion and subject to such regulatory approval as may be required, take such actions as may be necessary to convert that Participant’s ISOs that have not been exercised on the date of conversion into NQOs at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Corporation or a Subsidiary at the time of such conversion. Such actions may include, but are not limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISO. At the time of conversion, the Committee (with the consent of the Participant) may impose such conditions on the exercise of the resulting NQOs as the Committee in its discretion may determine, on the condition that those conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have ISOs converted into NQOs, and no conversion shall occur until and unless the Committee takes appropriate action.

19.	APPLICATION OF FUNDS

The proceeds received by the Corporation from the sale of Common Shares pursuant to Options granted under the Plan shall be used for general corporate purposes.

20.	GOVERNMENTAL REGULATION

A. The Corporation’s obligations to sell and deliver Common Shares under this Plan are subject to the approval of any governmental or regulatory authority required in connection with the authorization, issuance or sale of such shares.

B. Government regulations may impose reporting or other obligations on the Corporation with respect to the Plan. For example, the Corporation may be required to send tax information statements to employees and former employees that exercise Options, and the Corporation may be required to file tax information returns reporting the income received by participants in connection with the Plan.

21.	WITHHOLDING OF ADDITIONAL INCOME TAXES

Upon the exercise of an Option, the making of a Disqualifying Disposition (as defined in paragraph 22) or the vesting or transfer of restricted Common Shares acquired on the exercise of an Option, or the making of a distribution or other payment with respect to such Common Shares, the Corporation may withhold taxes in respect of amounts that constitute compensation included in gross income. The Committee in its discretion may condition (a) the exercise of an Option or (b) the vesting of restricted Common Shares acquired by exercising an Option, on the Participant’s making satisfactory arrangement for withholding. Such arrangement may include payment by the Participant in cash or by cheque (certified in its discretion) of the amount of the withholding taxes or, at the discretion of the Committee, by the Participant’s delivery of previously held Common Shares or the withholding of Common Shares otherwise deliverable upon exercise of an Option having an aggregate fair market value equal to the amount of such withholding taxes.

22.	DISQUALIFYING DISPOSITION BY PARTICIPANT

By accepting an ISO granted under the Plan, each Participant agrees to notify the Corporation in writing immediately after the Participant makes a disqualifying disposition of any Common Shares received pursuant to the exercise of an ISO (a “Disqualifying Disposition”). Disqualifying Disposition means any disposition (including any sale) of such stock on or before the later of (a) two years from the date the employee was granted the ISO under which he acquired such stock, or (b) one year after the employee acquired such stock by exercising such ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition will thereafter occur.

23.	GOVERNING LAW

The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of the Province of Ontario, Canada.

ANNEX 1.1

1997-2002 STOCK OPTION PLAN

This Annex 1.1 is not a summary of all of the terms of the 1997 Option Plan. It provides disclosure relating to the 1997 Option Plan as required by the TSX Company Manual.

The 1997 Option Plan expired on May 1, 2002, except as to 3,803,420 options outstanding as of the Record Date under that plan, representing 4.2% of Cognos’ issued and outstanding shares as of the Record Date. The Human Resources & Compensation Committee of the Board (the “Committee”) administers the 1997 Option Plan. The Committee determined participant eligibility, and prescribes the terms and conditions of the options granted. All employees, directors and consultants of Cognos and its subsidiaries were eligible to participate and receive options, with or without stock appreciation rights (“SARs”). No officer, director (whether or not an employee), employee or consultant of Cognos or any subsidiary could be granted options that, together with all of Cognos’ previously established or proposed share compensation arrangements, could result, at any time, in:

(a) the number of common shares reserved for issuance to such persons exceeding 10% of the number of common shares outstanding on a non-diluted basis at such time (“outstanding issue”);

(b) the issue to such persons, within a one (1) year period, of more than 10% of the outstanding issue of common shares; or

(c) the issue to any one of such persons, within a one (1) year period, of more than 5% of the outstanding issue of Common Shares.

Except for SARs, the exercise price for options cannot be less than 100% of the market price of the common shares on the TSX (or if that price is not available, the price on the Nasdaq Stock Market) on the trading day preceding the date of grant. The only exception is for participants who hold an incentive stock option (“ISO”) and at the time of grant own common shares controlling more than 10% of the combined voting power of Cognos or any subsidiary. In that case, the exercise price cannot be less than 110% of the market price. Payment of the exercise price must be payable by cash, cheque or by such other method as may be authorized by the Committee. The 1997 Option Plan limits the amount of ISOs that may become exercisable under the 1997 Option Plan in any year to US$100,000 for any single participant (based on the fair market value of the stock on the date of grant). Cognos designated any options granted in excess of that limitation as non-qualified options (“NQOs”). As of the Record Date, the closing market price of Cognos’ common shares on the TSX was CDN $46.16 and on the Nasdaq Stock Market was U.S. $41.03.

Under the 1997 Option Plan, SARS could be granted in connection with the grant of any option. A SAR is the right to surrender to Cognos all or a portion of an option in exchange for an amount equal to the excess of (i) the SAR fair market value, as of the date such option is transferred and surrendered, of the common shares subject to that option, and (ii) the SAR fair market value of those common shares as of the day the option was granted. Each SAR is subject to other terms and conditions as the Board determines. SARs are exercisable at the sole discretion of the Committee or otherwise only at the same time, by the same persons and to the same extent that the related option is exercisable. Upon exercise, the corresponding portion of the related option is deemed to be surrendered and canceled. A SAR is transferable only in the manner and to the extent that the related option is transferable. Amounts to which a participant is entitled upon SAR exercise are made in cash. “SAR fair market value” is the average of either, (a) the average of the high and low trading prices of the common shares on the TSX or, if not available then (b) the averages of the closing bid and asked prices on the Nasdaq Stock Market, on the five (5) trading days immediately prior to that day.

Option awards under the 1997 Option Plan will expire 10 years from the date of grant or any shorter period as may be determined by the Committee when granted. Options may either be fully exercisable on the date of grant or may be exercisable in such installments as the Committee may specify. ISOs will expire eight (8) years from the date of grant or any shorter period as may be determined by the Committee when granted. If a participant ceases to be employed by Cognos other than by reason of disability, death, or for cause (as defined in the 1997 Option Plan), the participant must exercise any exercisable installments of an option within 30 days of ceasing to be an employee. If the employment of a participant is terminated for cause (as defined in the 1997 Option Plan), the right to exercise any option terminates immediately upon discharge. If a participant dies, all options issued to the participant may be exercised by the participant’s estate or representative to the extent the participant could have exercised it on the date of death on the earlier of 180 days from the date of death and the specified expiration date of the option. If a participant ceases to be employed by reason of disability, that participant shall have the right to exercise any option to the extent otherwise exercisable on the date of termination of employment, at any time on or before the earlier of 180 days from the date of termination of employment and the specified expiration date of the option.

The 1997 Option Plan makes provisions for the disposition and adjustment of the number of options granted if there are changes in Cognos’ corporate or capital structure. Also, if there is an amalgamation, consolidation, or merger of Cognos with another entity or a sale of all or substantially all of Cognos’ assets, the Committee or the board of directors of any entity assuming the obligations of Cognos are to make appropriate provision for outstanding options to be maintained, exercised, or terminated. The 1997 Option Plan contains a provision to automatically accelerate the vesting of options if there is a change in control (as defined in the 1997 Option Plan) in Cognos. Options are not assignable or transferable except by a participant, during his or her lifetime, or by will or the laws of descent and distribution. Prior to the expiry of the 1997 Option Plan, shares reserved for options which expire unexercised or are cancelled could be reused for additional option grants. Cognos does not provide any financial assistance for the purchase of common shares under the 1997 Option Plan. The Board may terminate or amend the 1997 Option Plan at any time, but shareholder approval is required for fundamental amendments or actions specified in the 1997 Option Plan, including: (a) any change to the price of an Option, or (b) the adoption of any option exchange program involving options.

ANNEX 1.2

THE ADAYTUM 1999 STOCK OPTION PLAN

This Annex 1.3 is not a summary of all of the terms of the Adaytum Option Plan. It provides disclosure relating to the Adaytum Option Plan as required by the TSX Company Manual.

The Adaytum Option Plan expired on the closing of the Merger Agreement, except as to 69,479 options outstanding as of Record Date under that plan, representing 0.08% of Cognos’ issued and outstanding shares as of Record Date. Cognos assumed responsibility for options under the Adaytum Option Plan under the terms of the Merger Agreement. The purpose of the Adaytum Option Plan was to aid in maintaining and developing personnel capable of assuring the future success of Adaytum, to offer such personnel additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in Adaytum through stock options.

Options granted were either incentive stock options (“ISOs”) or options which do not qualify as ISOs (“NQOs”). Shares were either authorized but unissued common shares, or issued common shares which have been reacquired by the Company. The vesting of options, the term and the causes of cessation of entitlement for option exercises was determined by the Board on a case-by-case basis at the time of grant. Prior to the expiration of the Adaytum Plan, if an option expired or for any reason was terminated or expired unexercised with respect to any shares, such shares could again be available for options.

The board of directors, or a committee of board members appointed by the Board, (the “Board”) administers the Adaytum Plan. ISOs were only to be granted to any full or part-time employee (including officers and directors who are also employees) of Adaytum and of its subsidiaries. Full and part-time employees, members of the Board of Adaytum or one of its subsidiaries who are not also employees, and consultants or independent contractors providing valuable services who were not also employees were also eligible to receive options which do not qualify as ISOs (“NQOs”). A person granted an option could receive additional options provided that such options were to be treated as NQOs to the extent the aggregate fair market value (determined at the time the ISO is granted) of the common shares with respect to which all ISOs are exercisable for the first time by an employee during any calendar year exceeded $100,000.

The option price for all ISOs granted under the Adaytum Option Plan were determined by the Board but could not be less than 100% of the fair market value of the common shares at the date of granting of such option. Notwithstanding any other provision in the Adaytum Option Plan, if at the time of an option grant an optionee owned directly or indirectly 10% of the total combined voting power of all classes of stock, then the price of any ISO could not be less than 110% of the fair market value of the common shares and such option by its terms could not be exercisable after five (5) years from the grant date. The option price for NQOs was also determined by the Board. Fair market value of the common shares was determined by the Board. If on the date of grant of any option, the common shares were not publicly traded, the Board had to make a good faith attempt to satisfy the option price requirement and take such action as it deemed necessary or advisable. Each option and all rights and obligations expire on the date determined by the Board and specified in the option agreement. The Board had no duty to provide terms of like duration for options, but the term of an ISO could not extend more than 10 years from the date of granting and the term of NQOs could not extend more than 15 years from the date of granting.

The Board has full and complete authority to determine any restrictions on the transferability of shares acquired on the exercise of options. No option is transferable by an optionee, otherwise than by will or the laws of descent or distribution as provided in the option agreement. During the lifetime of an optionee, the option was exercisable only by such optionee.

The Adaytum Option Plan makes provisions for the disposition and adjustment of the number of options granted if there are changes in Cognos’ corporate or capital structure. Also, if there is a merger, consolidation or other transaction whereby the Corporate is not the surviving corporation, appropriate adjustments may include adjustments or substitutions in the types of shares that are subject to outstanding options. The Adaytum Option Plan permits the Committee to grant cash bonuses to participants in order to provide funds to pay all or a portion of taxes payable by the participant in connection with the option grants. No further options can be granted under the terminated Adaytum Option Plan, but termination will not, without the consent of the optionee, alter or impair any rights or obligations under any option already granted. The Adaytum Option Plan may be cancelled by the Board without shareholder approval, unless otherwise required by the rules or regulations of any securities commission applicable to Cognos. No amendment will adversely affect any outstanding option without the consent of the option holder.

ANNEX 1.3

COGNOS EMPLOYEE STOCK PURCHASE PLAN

This Annex 1.3 is not a summary of all of the terms of the ESPP. It provides disclosure relating to the ESPP as required by the TSX Company Manual.

During fiscal year 2006, the Human Resources & Compensation Committee of the Board of Directors approved 2 amendments to the ESPP which were both necessary to implement new stock administration software at Cognos. The first amendment changed the ESPP so that, while employees can enrol in the ESPP at anytime, their ESPP contributions can only commence upon the beginning of the fiscal quarter following their enrolment. The second amendment changed the manner in which the purchase price of shares under the ESPP is calculated, so that the ‘look back’ (as defined below) was calculated using the lesser of the TSX average high and low price on (a) the last four trading days of the immediately preceding Purchase Period and the first trading day of the Purchase Period or (b) the last 5 trading days of the Purchase Period rather than (a) the first 5 trading days of the purchase period or (b) the last 5 trading days of the Purchase Period. Without these amendments, the new software selected by Cognos could not properly fulfil Cognos’ administrative requirements unless costly and custom modifications to the software were undertaken. Cognos believes that (i) the amendments did not adversely impact the interests of ESPP participants, (ii) the costs of customization were not warranted in light of the nature of the changes required and (iii) the amendments were not material.

The ESPP has a term ending on November 30, 2008 and there are currently 3,000,000 shares reserved for issuance. The ESPP is open to all permanent employees of Cognos’ group of companies. While a participant can enrol in the ESPP at any time, deductions can only commence at the beginning of a fiscal quarter of Cognos. As of the Record Date, approximately 3,553 employees of Cognos were eligible to participate. A participant authorizes Cognos to deduct an amount per pay period that cannot exceed 5% of his or her annual target salary divided by the number of pay periods per year. Deductions are accumulated during each of Cognos’ fiscal quarters (“Purchase Periods”). On the first trading day following the end of any Purchase Period, these deductions are applied toward the purchase of Common Shares. The purchase price is 90% of the lesser of the TSX average high and low price on (a) the last four (4) trading days of the immediately preceding Purchase Period and the first trading day of the Purchase Period or (b) the last five (5) trading days of the Purchase Period (the “look-back” ). Accordingly, the purchase price will likely be below the market price at the time of purchase. As of the Record Date, the closing market price of Cognos’ common shares on the TSX was CDN $46.16 and on the Nasdaq was U.S. $41.03. Participants may withdraw from the ESPP at any time and will receive all deducted amounts not applied to the purchase of shares. No fractional or partial shares are issued. Termination of employment for whatever cause will constitute withdrawal from the ESPP. On termination, no further purchases may be made and all outstanding deductions which have not been applied to purchase shares will be returned to the participants. Purchase rights are not assignable. The ESPP does not contain an amendment provision.

ANNEX 2

CORPORATE GOVERNANCE DISCLOSURES (NI 58-101)

The table below sets out the corporate governance disclosure requirements of National Instrument 58-101 (which are substantially similar in nature to the reforms in the United States) with a brief description of the alignment of Cognos’ practices with those guidelines.

	Disclosure Requirements	Disclosure
1.	Board of Directors -

	(a) Disclose identity of independent directors.	Messrs. Caldwell, Damp, Ducros, Korthals, Rando, Russell, Tory and Ms. Perna are independent.

	(b) Disclose identity of Non-independent directors and basis for that determination	Messrs. Ashe and Zambonini are not independent because Mr. Ashe is the current CEO and Mr. Zambonini was CEO until June of 2004.

	(c) Disclose if majority of directors are independent.	8 of 10 directors are independent.

	(d) Disclose other board directorships.	See “ELECTION OF DIRECTORS AND DIRECTOR INFORMATION” of the Proxy Statement for the other directorships of the directors.

(e) Disclose if independent directors hold regularly scheduled meetings without non-independent directors and management.

The Board Mandate permits these meetings. At each regularly scheduled meeting of the Board (of which there were 19 in FY07), a portion of the meeting included a session at which management was not present. The independent members of the Board meet regularly during sessions of the Board meetings. However, in some sessions, members declined the opportunity to convene without the Chair as matters before the Board did not warrant his exclusion. The Lead Director always has the discretion to convene a session without the Board Chair present as provided in the Board Mandate. No such sessions were convened during the recently completed fiscal year.

(f) Disclose if Chair is independent or not.

While the Board Chair is not currently independent, Cognos’ Lead Director, Mr. Tory, is independent. The role and responsibilities of the Lead Director are set out in the Board Mandate in Annex 3 (“Board Mandate”) of this Proxy Statement and includes the primary role of maintaining the independent functioning of the Board and ensuring compliance with its governance policies.

	(g) Disclose attendance record for each director for board meetings in the most recent completed fiscal year.	See “ELECTION OF DIRECTORS AND DIRECTOR INFORMATION” of the Proxy Statement.

2.	Board Mandate -	See Annex 3 of the Proxy Statement.

3.	Position Descriptions -

(a) Disclose if Board has written position descriptions for Board and Committee Chairs.

The Board Mandate provides a description of the responsibilities of the Board Chair, Lead Director and Chief Executive Officer as well as individual directors and other members of management. The role of the Chair for each Board committee is set out in the relevant committee mandate and provides that the Chair of each committee is to act as chairperson at committee meetings and is entitled to exercise the powers of the committee between meetings, subject to a requirement to involve other committee members as appropriate and advise the committee of any decisions made. See also “THE BOARD, BOARD MEETINGS AND BOARD COMMITTEES” of the Proxy Statement.

	(b) Disclose if Board has CEO position description.	See above.

	Disclosure Requirements	Disclosure
4.	Orientation & Continuing Education -

(a) Describe what measures the Board takes to orient new directors regarding (i) the role of the Board, its committees and its directors, and (ii) the nature and operation of the issuer’s business.

The Corporate Governance & Nominating Committee is responsible for identifying and recommending new candidates to the Board, ensuring that adequate orientation regarding the operation of Cognos and the Board is provided to new and current members.

All new directors receive an orientation program, consisting of presentations and briefings by the Board Chair and senior management on the business and operations of Cognos.

(b) Briefly describe what measures the Board takes to provide continuing education for its directors.

In addition to being offered the opportunity to attend relevant courses sponsored by recognized institutions, Board members also receive presentations from internal and external advisors and are invited to attend corporate events to educate and keep the Board informed of changes in Cognos and the legal, regulatory and business framework within which it operates. Under the current Board Mandate, Directors are to seek to participate in a least one (1) director education program every twenty-four (24) months. The foregoing is provided at Cognos’ expense.

5.	Ethical Business Conduct -

(a) Disclose whether the Board has adopted a written code and if it has:

(i)     disclose how a person can obtain a copy

(ii)    describe how the Board monitors compliance

(iii)  provide a cross-reference to any filing regarding any departure by a director or officer from the code

Cognos has adopted a Code of Business Conduct and Ethics (“Code”) which is available at www.cognos.com. The Board, through its Human Resources & Compensation Committee, monitors compliance with the Code. The following measures have been implemented in an effort to monitor compliance: (i) approximately 800 key employees of Cognos are required to certify their compliance with the Code on an annual basis; (ii) all employees are reminded by management, on a quarterly basis, of their obligation to comply with the Code; and (iii) a confidential, anonymous, web-based reporting system is available to all employees so that they may file a report regarding, among other things, any suspected breach of the Code. Cognos did not make any filings regarding departures from the Code.

(b) Describe any steps the Board takes to ensure directors exercise independent judgment in considering transactions when a director or executive officer has a material interest in the transaction.

If a Board member has a material interest in a transaction/matter, the Board member will not participate in, nor be present for, any discussions or voting in respect of the transaction/matter. All directors are required to disclose interests in transactions material to

Cognos. All transactions between the directors (and related or connected entities or persons) are reported to the Audit Committee at each quarterly meeting.

(c) Describe any other steps the Board takes to encourage or promote a culture of ethical business conduct.

On a quarterly and annual basis, Cognos requires certain employees, primarily senior operating personnel and all key financial personnel involved in the process of preparing and reviewing its financial statements and regulatory filings with securities regulators, to execute detailed certifications in support of the certification obligations of the CEO and CFO pursuant to the Sarbanes-Oxley Act of 2002. This certification process is part of an extensive due diligence process conducted by Cognos in support of its reporting obligations under that legislation. Also, on an annual basis, and as part of the Business Practices Certification required by the Code, Cognos requires senior management and personnel involved in customer-facing activities to certify their compliance with the Foreign Corrupt Practices Act in the U.S. and the Corruption of Foreign Public Officials Act in Canada.

	Disclosure Requirements	Disclosure
6.	Nomination of Directors -

	(a) Describe process by which Board identifies new candidates for Board.	See “CORPORATE GOVERNANCE” of the Proxy Statement.

	(b) Disclose if Board has a nominating committee composed entirely of independent directors.	There is a Corporate Governance & Nominating Committee comprised entirely of independent directors.

	(c) If there is a nominating committee, describe responsibilities, powers and operation of committee.	See “THE BOARD, BOARD MEETINGS AND BOARD COMMITTEES” of the Proxy Statement.

7.	Compensation -

	(a) Describe the process the Board uses to determine issuer’s compensation for directors and officers.	See the “COMPENSATION DISCUSSION AND ANALYSIS” in this Proxy Statement.

	(b) Disclose if Board has a compensation committee composed entirely of independent directors.	The Human Resources and Compensation Committee is comprised entirely of independent directors.

	(c) Describe the responsibilities, powers and operation of the compensation committee.	See “THE BOARD, BOARD MEETINGS AND BOARD COMMITTEES” of the Proxy Statement.

(d) If a compensation consultant has been retained, disclose the identity and briefly summarize their mandate. Describe any other work performed by the consultant.

The Committee retains an independent compensation consultant to review and opine on (i) market data, trends and best practices in executive compensation and (ii) management’s compensation recommendations to the Committee. In fiscal year 2007, the Committee utilized Towers Perrin for this purpose, paying approximately $75,889 for such services. That firm has not been retained to perform any other work for Cognos.

8.	Other Board Committees -	There are no other standing Board committees.

9.	Assessments -

Disclose whether the Board, committees and individual directors are regularly assessed with respect to their effectiveness and contribution. If assessments are regularly conducted, describe the process used.

It is the responsibility of the Corporate Governance & Nominating Committee to establish procedures for effective Board meetings and to assess and provide recommendations on an annual basis to the Board on the effectiveness of the Committees and consider the contributions of the directors. A Standing Agenda for the Board has been established which enables the Board to annually address and discuss all matters within its purview. The Board implemented an ongoing Board effectiveness assessment process in April 2005 and the Audit Committee implemented a similar process in April 2007. These surveys solicit directors’ views on various elements of the Board or Committee’s operations, governance and effectiveness. Surveys are completed electronically and aggregated results are distributed to directors and senior management for discussion in open session. After due consideration, the Board has not implemented a peer assessment review process as directors were of the view that the small size of the Board did not warrant such a process and that the implementation of such a process would unnecessarily duplicate one of the key responsibilities of the Board Chair. This matter will be revisited on a regular basis in the future.

ANNEX 3

BOARD MANDATE & DIVISION OF RESPONSIBILITIES

BETWEEN THE BOARD OF DIRECTORS & MANAGEMENT

The purpose of this document is to clarify the respective governance and management roles and responsibilities of the Board of Directors of the Corporation (the “Board”) and management.

1.	THE BOARD OF DIRECTORS

a.

Accountability: The Board is accountable to the Corporation’s shareholders for the conduct of the business and affairs of the Corporation to establish policies and procedures directed at promoting and monitoring good corporate governance and effective corporate management.

b.

Roles of Board & Management: The role of the Board is to supervise the management of the Corporation by establishing policies and procedures directed at promoting and monitoring good corporate governance and effective corporate management. The role of Management is to conduct the day-to-day operations of the Corporation.

c.

Election & Composition: Members of the Board will be elected annually by shareholders. The Board will subsequently elect a Chairperson of the Board (the “Chairperson”) from among its members who is not the Chief Executive Officer. At all times a majority of the Board and its committees shall be comprised of directors who are ‘independent’.

d.	Responsibilities: In order to ensure that the Board fulfills its role and is in a position to be held to account by its shareholders, the Board will:

(i) Effective Communication with Shareholders: Establish and monitor policies and procedures that promote effective, timely and accurate communication between the Corporation’s shareholders, the public, and other interested parties.

(ii) Corporate Goals, Objectives & Management:

•	Establish and maintain a process determining corporate strategic goals and objectives and the appropriate criteria against which to evaluate corporate performance against those goals and objectives.

•	Review, approve and monitor Management’s operational plans to ensure they are consistent with strategic goals.

•

Establish and monitor appropriate strategic and operational policies and procedures within which Management will operate, including the development and monitoring of effective internal controls, financial reporting and management information systems.

•	Establish and monitor annual targets against which to measure corporate and executive performance.

•	Implement and evaluate executive compensation and related policies that are linked to corporate performance.

•	Establish and monitor policies and processes for the effective appointment, development, evaluation and succession of senior Management in particular and management in general.

(iii) Relationship with the Chief Executive Officer: Manage all essential aspects of the employment of the Chief Executive Officer, including selection, appointment, evaluation, compensation and, if necessary, termination.

(iv) Board Processes

•	Establish, monitor and maintain effective corporate governance policies and procedures for both the Board and Management.

•

Establish schedules and agendas providing for regular meetings of the Board to consider quarterly and annual financial performance, as well as providing for the consideration of matters within the purview of the Board and its committees.

•	Appoint Committees of the Board, delegate powers to them, establish their mandates, appoint their members, and receive their recommendations.

•	Appoint or engage experts as necessary and at the expense of the Corporation, with the approval of the Chairperson of the Board.

(v) Corporate Risks:

•	Assess and monitor on a regular basis the principal risks of the business of the Corporation.

•	Establish policies and procedures that address those corporate risks in an effective manner - balancing the risks incurred and the return to shareholders.

e.	Individual Member Responsibilities: In order to ensure that the Board fulfills its role and is in a position to be held to account by its shareholders, each Member of the Board will:

(i) Best Practices: Strive to perform his or her duties in keeping with current and emerging corporate governance best practices for directors of publicly traded corporations. The Board may from time to time provide Members with guidance in this regard, including with respect to best practices relating to the performance of Members’ duties; meeting participation, preparation and attendance; Member independence; committee work; and familiarity with the Corporation’s business and business environment. The Board, including by Board resolution or amendments to this or other mandates, may from time to time formalize any such guidance.

(ii) Continuing Education: Seek to participate in at least one director education program every twenty-four (24) months to remain current in, or expand upon, areas relevant to the duties of the Member on the Board. The frequency of director education should be reviewed from time to time to address changing standards in good corporate governance relating to continuing director education.

(iii) Change of Employment Notification: Promptly notify the Board of any change in the Member’s employer or employment status to ensure that the impact on the Board, and its ability to fulfill its role, can be evaluated by the Board.

(iv) Offer of Resignation (Age): Offer a letter of resignation to the Board upon attaining the age of seventy-five (75) years for consideration and acceptance or rejection by the Board. The resignation, if accepted, shall be effective as of the annual shareholders meeting immediately following such accepted resignation.

(v) Limit on Board Service: Refrain from serving concurrently on more than six (6) boards of directors, without the prior consideration and approval of the Board.

2.	THE BOARD CHAIR

a.

Accountability & Role: The Board Chair is accountable to the Board for the fulfillment of the responsibilities of the office of Board Chair as outlined in the Corporation’s by-laws and will lead the Board in establishing effective corporate governance processes and practices.

b.	Responsibilities: The responsibilities of the Board Chair will include the following:

•	Assume principal responsibility for the operation and functioning of the Board.

•	Provide overall leadership to the Board without limiting the ability of the Board to function as a unit.

•	Fulfill Board leadership responsibilities in such a manner that will ensure that the Board is able to function independently of Management.

•	Work with the Board and the Corporate Secretary to set Board agendas and Board calendars that are based on the responsibilities of the Board and reflect current priorities.

•

Act as Chair of Board meetings effectively, including ensuring that appropriate briefing materials are delivered in a timely fashion, encouraging full participation and discussion by individual Directors, stimulating debate, facilitating consensus, and ensuring that clarity regarding decisions is reached and duly recorded.

•	Oversee compliance with the governance policies of the Board regarding conduct of board meetings, managing and reporting information and other policies related to the conduct of the Board’s business.

•	Take a leadership role in maintaining effective communication and relationships between the Corporation, shareholders, stakeholders and the general public.

•	Such other activities as the Board Chair may agree to undertake, at the request of the CEO or the Board.

•

If a Lead Director is appointed, work in close cooperation with the Lead Director to fulfill their respective responsibilities, but if there is a conflict between their respective responsibilities, those of the Lead Director will prevail to the extent of any conflict.

3.	LEAD DIRECTOR

a.

Appointment: In circumstances in which (a) the Board Chair is a member of the management of the Corporation or (b) is not otherwise independent of Management, as defined by the Corporation’s principal regulator and applicable listing standards, or (c) the Board believes it would be appropriate, the Board will elect one of its independent members to be the Lead Director.

b.	Accountability & Role: The Lead Director will be accountable to the Board for the maintaining the independent functioning of the Board and ensuring compliance with its governance policies.

c.	Responsibilities: The responsibilities of the Lead Director will include the following:

•	Assume primary responsibility for the independent operation and functioning of the Board while maintaining a close working relationship with the Board Chair.

•	Ensure that the responsibilities of the Board are well understood by both the Board and Management and the boundaries between the Board and Management are clearly understood and respected.

•	Work in conjunction with the Chairperson to oversee compliance with the governance policies of the Board without limiting the ability of the Board to function as a unit.

•

Ensure procedures are in place to regularly assess the effectiveness of the Board, its committees and individual directors, and that it has sufficient resources to conduct its business independently in accordance with the principles set out in this Mandate.

•	Review and approve Board agendas, materials and any information sent to the Board and Board calendars.

•	Convene at any time, and act as chair of, meetings of independent Board members without Management present.

•	Act as liaison between independent Board members and the Chairperson.

•	Act as Chair of Board meetings in the absence of the Chairperson.

•	Be available for consultation and direct communication at the request of major shareholders.

4.	THE CHIEF EXECUTIVE OFFICER

a.

Accountability & Role: The Chief Executive Officer is accountable to the Board for achieving corporate objectives established by the Board. The CEO will have the authority to manage and supervise the business of the Corporation, including making of all decisions regarding the Corporation’s operations that are not specifically reserved to the Board by law, this mandate or under the terms of any delegation of authority from the Board.

b.	Responsibilities: The responsibilities of the Chief Executive Officer will include the following:

•	Develop and recommend corporate strategies, and business and financial plans for the approval of the Board.

•	Manage the operations of the business in accordance with the strategic direction and operational policies as determined by the Board.

•

Report Management information back to the Board in a timely manner so that the Board may effectively monitor and evaluate corporate performance against stated objectives and within executive limitations.

•

Ensure that the Board is aware of relevant business trends, anticipated adverse media and analyst coverage, material external or internal changes, and any changes in the assumptions upon which any Board decision or approval has previously been made.

•	Advise the Board if, in the Chief Executive Officer’s opinion, the Board is not in compliance with its own policies, or legal or regulatory requirements.

•	Provide the Board with information, both internal and external, that the Board may require in order to make fully-informed decisions regarding the operation of the business.

•	Report in a timely manner an actual or anticipated non-compliance with any Board approved policy or decision.

5.	THE CHIEF FINANCIAL OFFICER

The Chief Financial Officer of the Corporation will be responsible for the timeliness and integrity of the financial reporting and information presented to the Board. The Chief Financial Officer will also be responsible for acting as the chief advisor to the Audit Committee of the Board. In addition to reporting relationships within the structure of the corporation, the Chief Financial Officer will report to the Board on a regular basis on matters within his or her purview.

6.	THE CHIEF LEGAL OFFICER

The Chief Legal Officer of the Corporation will be responsible for the conduct and integrity of the legal affairs of the Corporation. In addition to reporting relationships within the structure of the Corporation, the Chief Legal Officer will report to the Board on a regular basis on matters within his or her purview.

7.	THE SECRETARY

The Secretary of the Corporation will be responsible for the timeliness of all notices to be delivered to shareholders, recording of minutes of meetings of shareholders, the Board and, if so requested, committees of the Board, and will be the custodian of all corporate records of the Corporation.

The Corporate Secretary will assist the Chairperson of the Board and the chairpersons of the Board’s committees in ensuring compliance with the Corporation’s corporate governance policies and ensuring the efficient administration and operation of the Board and its committees.

Security Class

Holder Account Number

Form of Proxy - Annual and Special Meeting to be held on June 21, 2007

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1.	Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).
2.	If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.
3.	This proxy should be signed in the exact manner as the name appears on the proxy.
4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.
5.	The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management, including any other business that may properly come before the meeting.
6.	This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting.
7.	This proxy should be read in conjunction with the accompanying Notice of Meeting and Proxy Statement.

PROXY INSTRUCTIONS SUBMITTED MUST BE RECEIVED BY 5:00 P.M., EASTERN TIME, ON JUNE 19, 2007.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

• Call the number listed BELOW from a touch tone telephone. 1-866-732-VOTE (8683) Toll Free	• Go to the following web site: www.investorvote.com	• You can enroll to receive future securityholder communications electronically, by visiting www.computershare.com - click “Enroll for e-delivery”
under the Shareholder Services menu.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the other two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER, HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below.

CONTROL NUMBER	HOLDER ACCOUNT NUMBER	ACCESS NUMBER

Appointment of Proxyholder
I/We, being securityholder(s) of Cognos Incorporated (the “Corporation”) hereby appoint: Renato Zambonini, Chairman of the Board or failing him Robert G. Ashe, President and Chief Executive Officer of the Corporation	OR	Print the name of the person you are appointing if this person is someone other than the Chairman of the Board or Chief Executive Officer.

as proxyholder of the undersigned, with full power of substitution and authorize each of them to represent and vote, as designated below, all of the Common Shares of the Corporation owned of record on April 24th, 2007, by the undersigned at the Annual and Special Meeting of Shareholders of the Corporation to be held on the 21st day of June, 2007 at 3:45 p.m. EDT at the Tudor Reception Hall, 3750 Bowesville Road, Ottawa, Ontario, Canada or at any adjournment thereof, in the same manner, to the same extent and with the same powers as the undersigned were present at that meeting or any adjournment.

VOTING RECOMMENDATIONS OF MANAGEMENT ARE INDICATED BY	HIGHLIGHTED TEXT	OVER THE BOXES.

1. Election of Directors
	For	Withhold		For	Withhold		For	Withhold

01. Robert G. Ashe	☐	☐	02. John E. Caldwell	☐	☐	03. Paul D. Damp	☐	☐

04. Pierre Y. Ducros	☐	☐	05. Robert W. Korthals	☐	☐	06. Janet R. Perna	☐	☐

07. John J. Rando	☐	☐	08. William V. Russell	☐	☐	09. James M. Tory	☐	☐

10. Renato Zambonini	☐	☐

	For	Withhold

2. Appointment of Auditors
Appointment of Ernst & Young LLP as Independent Public Registered Accounting Firm/Auditors and authorization of directors to fix their remuneration	☐	☐

	For	Against
3. RESOLUTION A
Approval of an ordinary resolution to amend the 2003-2016 Cognos Incorporated Stock Option Plan (the “2003 Option Plan”) to reserve an additional 1,000,000 common shares for awards under the 2003 Option Plan	☐	☐

	For	Against

4. RESOLUTION B
Approval of an ordinary resolution to amend the amendment provision (Section 17) of the 2003 Option Plan	☐	☐

Authorized Signature(s) - This section must be completed	Signature(s)	Date
for your instructions to be executed.
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.

Interim Financial Statements		Annual Financial Statements and MD&A
Mark this box if you would like to receive interim financial statements and accompanying Management’s Discussion and Analysis by mail.	☐	Mark this box if you do NOT want to receive the Annual Report and accompanying Management’s Discussion and Analysis by mail.		☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

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